UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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FirstEnergy Corp.
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FirstEnergy®
2016 PROXY STATEMENT
and Notice of
Annual Meeting of Shareholders
Meeting date:
May 17, 2016

76 South Main Street

Akron, Ohio 44308

Rhonda S. Ferguson

Vice President and Corporate Secretary

April [1], 2016

Dear Shareholder:

You are cordially invited to attend the 2016 FirstEnergy Corp. Annual Meeting of Shareholders on Tuesday, May 17, 2016, at 8:00 a.m., Eastern Time, at the John S. Knight Center, 77 E. Mill Street, Akron, Ohio. If you plan to attend this meeting, you must register in advance. For information on how to register, see “Attending the Annual Meeting” section of the Questions and Answers about the Annual Meeting in the accompanying proxy statement.

The notice and proxy statement contain important information about proxy voting and the business to be conducted at the meeting. We encourage you to read it carefully before voting. Then, whether or not you plan to attend the meeting in person, please vote by following the voting instructions described in the accompanying materials to ensure that your shares are represented at the meeting. We encourage you to take advantage of our Internet or telephone voting options. Your Board of Directors recommends that you vote “FOR” Items 1 through 5 and “AGAINST” each of the shareholder proposals, which are Items 6 through 9.

The proxy statement demonstrates our ongoing commitment to provide a clear and detailed discussion of matters that will be addressed at the meeting. It includes a proxy statement summary starting on page 1 which summarizes the matters to be voted on and provides a high level overview of some of the important corporate governance and executive compensation matters discussed in more detail in the proxy statement. We encourage you to read the proxy statement summary with the more detailed information elsewhere in the proxy statement.

We are pleased to again take advantage of the Securities and Exchange Commission’s “notice and access” rules that permit us to deliver proxy materials to some of our shareholders over the Internet. This delivery method provides our shareholders with the information they need and allows us to lower our printing and mailing costs, reduce the impact on the environment by decreasing the amount of paper needed to print the proxy statement and related materials, and reduce the resources required to deliver these materials.

The accompanying notice and proxy statement are being mailed to shareholders on or about April [1], 2016.

Your vote and support are important to us. Thank you in advance for voting promptly.

Sincerely,

Important Note Regarding Voter Participation

Pursuant to applicable rules, if your shares are held in a broker account, you must provide your broker with voting instructions for all matters to be voted on at the Annual Meeting of Shareholders except for the ratification of PricewaterhouseCoopers LLP as FirstEnergy Corp.’s independent registered public accounting firm. Your broker does not have the discretion to vote your shares on any other matters without the specific instruction from you to do so.

Please take time to vote your shares!

Notice of Annual Meeting of Shareholders

April [1], 2016

To the Holders of Shares of Common Stock:

The 2016 FirstEnergy Corp. Annual Meeting of Shareholders (later referred to as the Annual Meeting or the Meeting) will be held on Tuesday, May 17, 2016 at 8:00 a.m., Eastern Time, at the John S. Knight Center, 77 E. Mill Street, Akron, Ohio. The purpose of the Meeting will be to:

●	Elect the 14 nominees to the Board of Directors named in the attached proxy statement to hold office until the 2017 annual meeting of shareholders and until their successors shall have been elected;

●	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016;

●	Hold an advisory vote to approve named executive officer compensation;

●

Approve a management proposal to amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to replace existing supermajority voting requirements with a majority voting power threshold under certain circumstances;

●	Approve a management proposal to amend the Company’s Amended Code of Regulations to implement proxy access;

●	Vote on four shareholder proposals, if properly presented at the Meeting; and

●	Take action on other business that may come properly before the Meeting and any adjournment or postponement thereof.

Please carefully review this notice and the accompanying proxy statement and vote your shares by following the instructions on your proxy card/voting instruction form or Notice of Internet Availability of Proxy Materials to ensure your representation at the Meeting. Only shareholders of record as of the close of business on March 18, 2016, or their proxy holders, may vote at the Meeting.

If you plan to attend the Annual Meeting, you must register in advance. See the questions and answers “Attending the Annual Meeting” section of the accompanying proxy statement for instructions on how to register.

On behalf of the Board of Directors,

Rhonda S. Ferguson Vice President and Corporate Secretary Akron, Ohio

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 17, 2016. This proxy statement and the annual report are available at www.ReadMaterial.com/FE.

Proxy Summary		1
1 Information about the Meeting	Questions and Answers about the Annual Meeting	4
	Proxy Materials	4
	Voting Matters	6
	How You Can Vote	8
	Attending the Annual Meeting	9
	Shareholder Proposals for 2017	11
	Obtaining Additional Information	11
2 Corporate Governance and Board of Directors	Corporate Governance and Board of Directors Information	12
	Audit Committee Report	19
	Matters Relating to the Independent Registered Public Accounting Firm	20
	Director Compensation	21

3 Items to Be Voted On	Items to Be Voted On, including Management and Shareholder Proposals	24
	Review of Director Nominees	38
	Biographical Information and Qualifications of Nominees for Election as Directors	39

4 Executive Compensation	Executive Compensation	46
	Compensation Committee Report	46
	Compensation Discussion and Analysis	46
	Executive Summary	46
	Compensation Tables	74
5 Security Ownership & Other Important Matters	Security Ownership of Management	92
	Security Ownership of Certain Beneficial Owners	93
	Compensation Committee Interlocks and Insider Participation	94
	Section 16(a) Beneficial Ownership Reporting Compliance	94
	Certain Relationships and Related Person Transactions	94
	Equity Compensation Plan Information	95

Appendices
Utility and General Industry Peer Groups		A-1

     Proposed Amendments to Amended Articles of Incorporation and Amended Code of Regulations relating to the replacement of existing supermajority voting requirements with a majority voting power threshold under certain circumstances

		B-1
Proposed Amendment to Amended Code of Regulations to implement proxy access		C-1

Proxy Summary

2015 Annual Meeting of Shareholders

●	Time and Date: 8:00 a.m., Eastern Time, on Tuesday, May 17, 2016

●	Location: John S. Knight Center, 77 E. Mill Street, Akron, Ohio

●	Record Date: March 18, 2016

●

Voting: Shareholders of record of FirstEnergy Corp. common stock as of the Record Date are entitled to receive the Notice of Annual Meeting of Shareholders and they or their proxy holders may vote their shares at the Annual Meeting.

●

Admission: If you plan to attend the Annual Meeting, you must register in advance. For instructions on how to register, see the “Attending the Annual Meeting” section of the Questions and Answers about the Annual Meeting below.

Voting Matters

		Board Vote Recommendation		Page Reference (for more detail)
		FOR	AGAINST
Item 1	Election of 14 Director Nominees named in this proxy statement	✓		24
Item 2	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016	✓		24
Item 3	Advisory vote to approve named executive officer compensation	✓		25

Item 4	Approve a management proposal to amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to replace existing supermajority voting requirements with a majority voting power threshold under certain circumstances	✓		26

Item 5	Approve a management proposal to amend the Company’s Amended Code of Regulations to implement proxy access	✓		27
Items 6 to 9	Shareholder Proposals		✓	30

How to Cast Your Vote

Your vote is important! Even if you plan to attend our Annual Meeting in person, please cast your vote as soon as possible by:

Internet (or by scanning the QR Code if provided on your proxy card/voting instruction form)	Telephone	Mail by returning your proxy card/voting instruction form

Please follow the instructions provided on your proxy card/voting instruction form (later referred to as the proxy card), Notice of Internet Availability of Proxy Materials, or electronic or other communications included with your proxy materials. Also refer to the “How You Can Vote” section of the Questions and Answers about the Annual Meeting below for more details.

1    |    FirstEnergy Corp. 2016 Proxy Statement

— Proxy Summary (Continued) —

Board Nominees

Your Board of Directors (later referred to as your Board) has 14 members that will stand for re-election. Each member stands for re-election annually. The following table provides summary information about each director nominee standing for re-election to your Board.

Name	Age	Director Since	Independent	Committee Memberships	# of Other Public Company Boards [1]
Paul T. Addison	69	2003	Yes	Audit, Finance (Chair)	0
Michael J. Anderson	64	2007	Yes	Corporate Governance (Chair), Finance	1
William T. Cottle	70	2003	Yes	Corporate Governance, Nuclear (Chair)	0
Robert B. Heisler, Jr.	67	2006	Yes	Audit, Compensation	3
Julia L. Johnson	53	2011	Yes	Corporate Governance, Nuclear	3
Charles E. Jones	60	2015	No	N/A	0
Ted J. Kleisner	71	2011	Yes	Compensation (Chair), Nuclear	0
Donald T. Misheff	59	2012	Yes	Audit, Compensation	2
Thomas N. Mitchell [2]	60	2016	Yes	Nuclear	0
Ernest J. Novak, Jr.	71	2004	Yes	Audit (Chair), Finance	2
Christopher D. Pappas	60	2011	Yes	Compensation, Finance	2
Luis A. Reyes	64	2013	Yes	Corporate Governance, Nuclear	0
George M. Smart	70	1997	Yes	Audit, Corporate Governance	1
Dr. Jerry Sue Thornton	69	2015	Yes	Compensation, Finance	3

[1] As defined under New York Stock Exchange Listed Company Manual Section 303A Corporate Governance Standards Frequently Asked Questions.

[2] Mr. Thomas N. Mitchell was elected to your Board effective January 19, 2016 and is a nominee for election by shareholders at the Annual Meeting.

Ms. Catherine A. Rein and Mr. Wes M. Taylor retired from your Board, effective May 19, 2015. Additionally, Mr. Anthony J. Alexander concluded his services to your Board, effective April 30, 2015 and will not be standing for re-election.

Corporate Governance Highlights

Your Company is committed to good corporate governance, which we believe is important to the success of our business and in advancing shareholder interests. Highlights include:

✓	The positions of Chairman of the Board and Chief Executive Officer (later referred to as our CEO) are separated.
✓	Annual election of all directors
✓	All directors are independent, other than the CEO
✓	Board committees comprised entirely of independent directors
✓	Director Resignation Policy requiring any director nominee in an uncontested director election who receives a majority withheld votes to tender his or her resignation
✓	Diversity reflected in Board composition
✓	Independent directors meet without management present at every regular Board and committee meetings
✓	Corporate Governance Committee and Board engage in rigorous director succession planning
✓	Mandatory retirement age of 72 for our directors per our Corporate Governance Policies
✓	Directors attended at least 87 percent or more of Board and applicable committee meetings in 2015
✓	Our Corporate Governance Policies provide that your Board considers diversity, age, business or administrative experience and skills and other attributes when evaluating nominees for your Board
✓	Risk oversight by full Board and Committees
✓	Required annual Board and Committee assessments per our Corporate Governance Policies
✓	Active shareholder engagement and outreach
✓	Shareholders of 25 percent or more of our shares outstanding and entitled to be vote have the right to call a special meeting
✓	Robust stock ownership guidelines
✓	Policy prohibiting short sales, hedging, margin accounts and pledging by our directors and executive officers
✓	Robust director orientation and continuing education

Our corporate governance practices are described in greater detail in the “Corporate Governance and Board of Directors Information” section.

2    |    FirstEnergy Corp. 2016 Proxy Statement

— Proxy Summary (Continued) —

Executive Compensation Highlights

	What we do		What we DON’T do
✓	Pay-for-performance	✓	Do not allow repricing of stock options

✓	Consider peer groups in establishing compensation	✓	Do not allow hedging or pledging of Company stock by our directors and executive officers
✓	Review tally sheets	✓	Do not have excise tax gross-ups

✓	Robust stock ownership guidelines	✓	Do not pay tax gross-ups on our limited perquisites

✓	Clawback policy	✓	Do not provide excessive perquisites

✓	Retain an independent compensation consultant

✓	Annual advisory vote to approve named executive officer compensation

✓	Compensation Committee that is comprised entirely of independent directors

Our executive compensation practices are described in greater detail in the “Executive Compensation” section.

Note About Forward-Looking Statements: Certain of the matters discussed in this proxy statement are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. These statements include declarations regarding management’s intents, beliefs and current expectations, including regarding future financial and operational performance (whether associated with compensation arrangements or otherwise), and typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “forecast,” “goal,” “target,” “will,” “intend,” “believe,” “project,” “estimate,” “plan” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements are qualified by, and should be read together with, the risk factors included in (a) Item 1A Risk Factors and Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations in our most recent Annual Report on Form 10-K and (b) other factors discussed in our other filings with the Securities and Exchange Commission. We expressly disclaim any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

3    |    FirstEnergy Corp. 2016 Proxy Statement

Questions and Answers about the Annual Meeting

Proxy Materials

1	Q:	Why did I receive these proxy materials?

A:

You received these proxy materials because you were a holder or beneficial owner (as defined below) of shares of common stock of FirstEnergy Corp. (later referred to as FirstEnergy, the Company, we, us or our) as of the close of business on March 18, 2016, the record date (later referred to as the Record Date). Your Company’s Annual Meeting of Shareholders (later referred to as the Meeting) will be held on Tuesday, May 17, 2016. We began distributing these proxy materials to shareholders on or about April [1], 2016.

2	Q:	Can I view future FirstEnergy proxy materials and annual reports on the Internet instead of receiving paper copies?

A:

Yes. If you received paper copies of this proxy statement and the annual report and you are a shareholder of record, you can elect to view future proxy statements and annual reports on the Internet by marking the designated box on your proxy card or by following the instructions when voting by Internet or by telephone. If you choose this option, prior to the next annual meeting, you will be mailed a paper copy of the proxy card along with instructions on how to access the proxy statement and annual report using the Internet unless applicable regulations require delivery of printed proxy materials. Your choice will remain in effect until you notify us that you wish to resume mail delivery of these documents.

If you previously elected to access your proxy materials over the Internet, you will not receive a Notice of Internet Availability of Proxy Materials (later referred to as a Notice of Internet Availability) or paper copies of proxy materials in the mail unless applicable regulations require delivery of printed proxy materials. Instead, you will receive a paper copy of the proxy card along with instructions on how to access the proxy statement and annual report using the Internet.

If you received a Notice of Internet Availability, you may not receive printed copies of proxy statements and annual reports in the future unless applicable regulations require delivery of printed proxy materials. However, you may elect to be mailed a paper proxy card with instructions on how to access proxy statements and annual reports using the Internet for future meetings by following the instructions when voting by Internet. The Notice of Internet Availability also contains instructions on how you may request delivery of proxy materials in printed form for this Meeting or on an ongoing basis, if desired.

If you are a beneficial owner, refer to the information provided by your broker, bank or other nominee for instructions on how to elect to view future FirstEnergy proxy statements and annual reports on the Internet instead of receiving paper copies.

4    |    FirstEnergy Corp. 2016 Proxy Statement

3	Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of receiving a full set of printed proxy materials?

A:

To reduce the environmental impact and related costs of the Meeting, we are pleased to again furnish the proxy materials over the Internet. As a result, we are sending a number of our shareholders a Notice of Internet Availability instead of a printed copy of the proxy materials. All shareholders receiving the Notice of Internet Availability will have the ability to access the proxy materials and vote via the Internet and to request a printed copy of the proxy materials by mail, if desired. Instructions on how to access the proxy materials over the Internet, to vote online, and to request a printed copy may be found in the Notice of Internet Availability. In addition, the Notice of Internet Availability contains instructions on how you may request delivery of proxy materials in printed form for this Meeting or on an ongoing basis, if desired.

4	Q:	Can I vote my shares by filling out and returning the Notice of Internet Availability, if I received such notice?

A:

No. The Notice of Internet Availability identifies the items to be voted on at the Meeting, but you cannot vote by marking the Notice of Internet Availability and returning it. The Notice of Internet Availability provides instructions on how to vote via the Internet, how to request proxy materials in printed form so that you can vote by telephone or by returning a paper proxy card by mail, and how to submit a ballot in person at the Meeting.

5	Q:	Why did we receive just one copy of the proxy statement and annual report when we have more than one stock account in our household?

A:

Where applicable, we follow the Securities and Exchange Commission (later referred to as the SEC) rule that permits us to send one copy each of this proxy statement and the annual report to a household if shareholders provide written or implied consent. We previously mailed a notice to eligible registered shareholders stating our intent to use this rule unless a shareholder provided an objection. Using this rule reduces unnecessary publication and mailing costs. Shareholders continue to receive a separate proxy card or opportunity to vote via the Internet, as applicable, for each stock account. If you are a registered shareholder and received only one copy each of the proxy statement and the annual report in your household, you can request multiple copies of the proxy statement and the annual report for some or all accounts for this year or in the future, either by calling Shareholder Services at 1-800-736-3402 or by writing to FirstEnergy Corp., c/o American Stock Transfer & Trust Company, LLC, P.O. Box 2016, New York, NY 10272-2016, and we will promptly deliver the requested copies. You also may contact us in the same manner if you are receiving multiple copies of this proxy statement and/or the annual report in your household and desire to receive one copy. If you are not a registered shareholder and your shares are held by a bank, broker, or other nominee you will need to contact such bank, broker, or other nominee to revoke your election and receive multiple copies of these documents.

6	Q:	What is the difference between holding shares as a “shareholder of record” and holding shares in “street name” or as a “beneficial owner”?

A:

Shareholder of Record: If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (later referred to as AST), you are a shareholder of record of the shares. As the shareholder of record, you have the right to vote your shares directly or to grant a proxy to vote your shares to a representative of your Company or to another person. As a record holder you have received either a proxy card to use in voting your shares or a Notice of Internet Availability which instructs you how to vote.

5    |    FirstEnergy Corp. 2016 Proxy Statement

Beneficial Owner: If your shares are held through a bank, broker, or other nominee, it is likely that they are registered in the name of such bank, broker, or other nominee and you are the beneficial owner of shares, meaning that you hold shares in “street name.” You are also a beneficial owner if you own shares through the FirstEnergy Corp. Savings Plan.

As a beneficial owner of shares, you have the right to direct the registered holder to vote your shares, and you may attend the Meeting (please see the “Attending the Annual Meeting” section of the Questions and Answers about the Annual Meeting below for instructions on how to register in advance). Your bank, broker or other nominee has provided a voting instruction form for you to use in directing how your shares are to be voted. However, since a beneficial owner is not the shareholder of record, you may not vote your shares in person at the Meeting unless you obtain a legal proxy from the registered holder of the shares giving you the right to do so. If you are a FirstEnergy Corp. Savings Plan participant, because the Savings Plan’s Trustee is the only one who can vote your Savings Plan shares, you cannot vote your Savings Plan shares in person at the Meeting (although you may attend the Meeting by following the instructions on how to register in advance in the “Attending the Annual Meeting” section of the Questions and Answers about the Annual Meeting below).

7	Q:	Who is soliciting my vote, how are proxy cards being solicited, and what is the cost?

A:

Your Board is soliciting your vote. We have arranged for the services of Morrow & Co., LLC to solicit votes personally or by telephone, mail, or other electronic means for a fee not expected to exceed $19,250, plus reimbursement of expenses. Votes also may be solicited in a similar manner by officers and employees of your Company on an uncompensated basis. Your Company will pay all solicitation costs and will reimburse banks, brokers, or other nominees for postage and expenses incurred by them for sending proxy materials to beneficial owners.

Voting Matters
8	Q:	What items of business will be voted on at the Meeting?

	A:	The items of business scheduled to be voted on at the Meeting are:

•  Item 1 – Election of 14 Director Nominees named in this proxy statement

•  Item 2 – Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016

•  Item 3 – Advisory vote to approve named executive officer compensation

•  Item 4 – Approve a management proposal to amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to replace existing supermajority voting requirements with a majority voting power threshold under certain circumstances

•  Item 5 – Approve a management proposal to amend the Company’s Amended Code of Regulations to implement proxy access

•  Items 6 – 9 – Shareholder proposals

9	Q:	What is a quorum and what other voting information should I be aware of?

A:

As of the Record Date, [XXX] shares of our common stock were outstanding. A majority of these shares represented at the Meeting either in person or by proxy constitutes a quorum. A quorum is required to conduct business at the Meeting. All shares represented at the Meeting are counted for the purpose of determining a quorum, without regard to abstentions or broker non-votes. A broker non-vote occurs when an entity holding shares in street name, such as a bank or broker submits a proxy for your shares but does not indicate a vote for a particular “non-routine” proposal (such as Items 1 and 3 – 9) because your broker does not have the authority to vote on that proposal and has not received specific voting instructions. You are entitled to one vote for each share of common stock you owned on the Record Date.

6    |    FirstEnergy Corp. 2016 Proxy Statement

If you are a beneficial owner, we encourage you to provide instructions to your bank, broker, or other nominee by executing the voting form supplied to you by that entity. A broker will be permitted to vote your shares on Item 2 without your instructions because Item 2 is considered a routine matter under applicable New York Stock Exchange (later referred to as NYSE) rules; however, your broker cannot vote your shares on any other items unless you provide instructions because these are deemed to be non-routine matters under NYSE rules. Therefore, your failure to give voting instructions means that your shares will not be voted on these non-routine items and, as applicable, your unvoted shares will be broker non-votes. An item to be voted on may require a percentage of votes cast, rather than a percentage of shares outstanding, to determine passage or failure. Votes cast is defined to include both “For” and “Against” votes and excludes abstentions and broker non-votes. If your proxy card is not completed properly, such as marking more than one box for an item, your vote for that particular item will be treated as an abstention.

10	Q:	What is the vote required for each item to be voted on?

A:

For the election of directors named under Item 1, the 14 nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. As further described in Item 1 below, any nominee for director who receives a greater number of votes “Withheld” from his or her election than votes “For” his or her election will promptly tender his or her resignation to the Corporate Governance Committee following certification of the shareholder vote. Abstentions and broker non-votes will have no effect.

With respect to Item 2, ratification of the appointment of PricewaterhouseCoopers LLP as your Company’s independent registered public accounting firm for 2016 requires the affirmative vote of a majority of votes cast. Abstentions and broker non-votes will have no effect.

For Item 3, the affirmative vote of a majority of the votes cast is required to approve, by non-binding vote, named executive officer compensation. Abstentions and broker non-votes will have no effect.

With respect to Item 4, the management proposal requesting approval to amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations relating to the replacement of existing supermajority voting requirements with a majority voting power threshold under certain circumstances, and Item 5, the management proposal requesting approval to amend the Company’s Amended Code of Regulations to implement proxy access, each require the affirmative vote of 80 percent of the voting power of the Company (i.e., outstanding shares). Accordingly, abstentions and broker non-votes will be counted and have the same effect as a “no” vote on these items.

The non-binding shareholder proposals in Items 6 through 9, must receive the affirmative vote of a majority of votes cast. Abstentions and broker non-votes will have no effect. Notwithstanding the results of the shareholder vote, the ultimate adoption of any measures called for by these- shareholder proposals is at the discretion of your Board.

11	Q:	Will any other matters be voted on other than those described in this proxy statement?

A:

We do not know of any business that will be considered at the Meeting other than the matters described in this proxy statement. However, if other matters are presented properly, your executed appointment of a proxy will give authority to the appointed proxies to vote on those matters at their discretion, unless you indicate otherwise in writing.

12	Q:	Where can I find the voting results of the Meeting?

A:

We will announce preliminary voting results at the Meeting. Final voting results will be set forth in a Current Report on Form 8-K, which is required to be filed with the SEC within four business days after the date of the Meeting and will be posted on our website at www.firstenergycorp.com under the tab “Investors,” then by selecting “SEC Filings & Reports.” You may also automatically receive your Company’s SEC Alerts (which include alerts for the filing of Form 8-Ks by your Company with the SEC) via e-mail by visiting that same website and clicking on “Investors”, “SEC Filings & Reports” and then the E-mail Alert icon.

7    |    FirstEnergy Corp. 2016 Proxy Statement

How You Can Vote

13	Q:	Who is entitled to vote at the Meeting?

A:

Shareholders of record of FirstEnergy common stock as of the Record Date are entitled to receive notice of the Meeting and vote their shares. If you plan to attend the Meeting, please see the “Attending the Annual Meeting” section below of these Questions and Answers about the Annual Meeting for instructions on how to register in advance.

14	Q:	How does the Board recommend that I vote?

A:

Your Board recommends that you vote as follows:

•  “For” the 14 Nominees to your Board who are listed in this proxy statement (Item 1);

•  “For” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016 (Item 2);

•  “For” the advisory vote to approve named executive officer compensation (Item 3);

•  “For” the management proposal to amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to replace existing supermajority voting requirements with a majority voting power threshold under certain circumstances (Item 4);

•  “For” the management proposal to amend the Company’s Amended Code of Regulations to implement proxy access (Item 5); and

•  “Against” each of the shareholder proposals (Items 6 through 9).

15	Q:	How do I vote?

A:

As further described below, if you are voting by Internet, telephone or mail, your vote must be received by 7:00 a.m., Eastern time, on Tuesday, May 17, 2016, to be counted in the final tabulation except for shares held by participants in the FirstEnergy Corp. Savings Plan. If you are a participant in the FirstEnergy Corp. Savings Plan, your vote on shares held through the FirstEnergy Corp. Savings Plan must be received by 6:00 a.m., Eastern time, on Monday, May 16, 2016, to be counted in the final tabulation.

If you are a shareholder of record or an employee who holds unvested restricted stock, you can vote your shares using one of the following methods. Whether you plan to attend the Meeting or not, we encourage you to vote as soon as possible.

•   By Internet - Go to the website indicated on your proxy card or Notice of Internet Availability and follow the instructions.

•   By telephone - Call the toll-free number indicated on your proxy card using a touch-tone telephone and follow the instructions.

•   By mail

–    Complete, date and sign the proxy card that you received in the mail. If you properly sign your proxy card but do not mark your choices, your shares will be voted as recommended by your Board.

–    Mail your proxy card in the enclosed postage-paid envelope. If your envelope is misplaced, send your proxy card to Corporate Election Services, your Company’s independent proxy tabulator and Inspector of Election. The address is FirstEnergy Corp., c/o Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230.

•   At the Meeting - You may vote in person at the Meeting, even if you previously appointed a proxy by Internet, telephone, or mail.

If you received a Notice of Internet Availability and would like to vote by telephone or mail, please follow the instructions on your notice to request a paper copy of the proxy materials and proxy card.

8    |    FirstEnergy Corp. 2016 Proxy Statement

If you are a participant in the FirstEnergy Corp. Savings Plan, your proxy card will include the shares of common stock held for your account in the FirstEnergy Corp. Savings Plan and any other shares registered with our transfer agent, AST, as of the Record Date. You can vote shares allocated to your Savings Plan account by submitting your voting instructions by telephone or through the Internet as instructed on your proxy card or by completing, signing, and dating the proxy card and returning the form in the enclosed postage-prepaid envelope. Subject to the Employee Retirement Income Security Act of 1974, as amended, and pursuant to the Savings Plan provisions, the Savings Plan’s Trustee will vote all shares as instructed by Savings Plan participants and shares for which the Savings Plan’s Trustee does not receive timely voting instructions will be voted in the same proportion as the shares held under the Savings Plan for which the Savings Plan’s Trustee receives timely voting instructions. Because the Savings Plan Trustee is the only one who can vote your FirstEnergy Corp. Savings Plan shares, you may not vote such shares at the Meeting.

Beneficial owners (other than participants in the FirstEnergy Corp. Savings Plan) will receive instructions from the holder of record (the bank, broker or other nominee that holds your shares) that you must follow in order for your shares to be voted. Also, please note that if you wish to vote in person at the Meeting, you must request a legal proxy from your bank, broker, or other nominee that holds your shares and present that legal proxy identifying you as the beneficial owner of your shares of FirstEnergy common stock and authorizing you to vote those shares at the Meeting.

16	Q:	How may I revoke my proxy?

A:

You may revoke your appointment of a proxy or change your related voting instructions one or more times by:

•   Mailing a proxy card that revises your previous appointment and voting instructions;

•   Voting by Internet or telephone after the date of your previous appointment and voting instructions;

•   Voting in person at the Meeting (other than participants in the FirstEnergy Corp. Savings Plan); or

•   Notifying the Corporate Secretary of your Company in writing prior to the commencement of the Meeting.

The proxy tabulator will treat the last instructions it receives from you as final. For example, if a proxy card is received by the proxy tabulator after the date that a telephone or Internet appointment is made, the tabulator will treat the proxy card as your final instruction. For that reason, it is important to allow sufficient time for your voting instructions on a mailed proxy card to reach the proxy tabulator before changing them by telephone or Internet. Please note that unless you are voting in person at the Meeting, in order to be counted, the revocation or change must be received by the date and time discussed above in Question 15. Also refer to “How do I vote?” in Question 15 above for additional instructions.

If you are a beneficial owner of shares, you must follow the directions you receive from your bank, broker, or other nominee in order to change your vote.

Attending the Annual Meeting

17	Q:	Do I need to register in advance to attend the Meeting?

A:

Yes. In accordance with our security procedures, if you plan to attend the Meeting, you will need to register in advance by following the advance registration instructions below.

Attendance at the Meeting will be limited to your Company’s invited guests and to persons owning FirstEnergy Corp. shares as of the Record Date of March 18, 2016, who register in advance of the Meeting as described below and present:

(i)   an admission card (refer to further instructions below) and

(ii)  a valid form of government-issued photo identification.

The admission card admits only the named shareholder(s) and is not transferable. If you are a beneficial owner of shares (other than being a participant in the FirstEnergy Corp. Savings Plan), to attend the meeting you will also need an original copy of a letter or legal proxy from your bank, broker, or other nominee or your account statement showing proof that you own FirstEnergy shares as of the Record Date.

9    |    FirstEnergy Corp. 2016 Proxy Statement

Advance Registration

If you are a shareholder of record, participant in the FirstEnergy Corp. Savings Plan or an employee who holds unvested restricted stock and you are voting by Internet or telephone, or by mail: To register to attend the Meeting, please indicate that you will attend the Meeting when voting by Internet or telephone, or check the appropriate registration box on your proxy card if voting by mail.

All other shareholders: To register to attend the Meeting and, as applicable, have an admission card mailed to you, please send a request containing all of the following information by mail to: FirstEnergy Corp. Annual Meeting Registration — A-GO-16, 76 South Main Street, Akron, OH 44308-1890; by email to: Registration@FirstEnergyCorp.com or by fax: 330-777-6519:

1.	Your name, mailing address and telephone number; and

2.

If you are a beneficial owner (other than participants in the FirstEnergy Corp. Savings Plan), proof that you own FirstEnergy shares (such as a photocopy of a letter or legal proxy from your bank, broker, or other nominee or a photocopy of your account statement redacting certain information) as of the Record Date of March 18, 2016.

Admission Card

If you plan to attend the Meeting, please follow the advance registration instructions above and bring the admission card with you to the Meeting. If you are a shareholder of record, participant in the FirstEnergy Corp. Savings Plan or an employee who holds unvested restricted stock, the admission card portion of your proxy card or one-page Notice of Internet Availability that was included with your proxy material mailing will serve as your admission card. All other shareholders must follow the instructions above to receive an admission card.

Other Related Matters

If you desire to have one representative attend the Meeting on your behalf or one representative designated to present a shareholder proposal properly brought before the Meeting, please follow the process under “All other shareholders” above and include the name, mailing address and telephone number of that representative.

Cameras, recording equipment, computers, large bags and items such as briefcases, backpacks and packages will not be permitted in the Meeting room. No individual may use communication devices, take photographs, or use audio or video recording equipment in the Meeting facilities without the express written permission of your Company. No firearms or weapons will be allowed in the Meeting facilities. Signage and other inappropriate items are likewise prohibited.

18	Q:	What are the directions to the Meeting location?

A:

John S. Knight Center, 77 E. Mill Street, Akron, Ohio

•  From Ohio Turnpike Via Route 8: Take I-80 East to Exit 180 (Route 8 South). Follow Route 8 South to the Perkins Street exit. Exit right onto Perkins Street. Proceed on Perkins Street until reaching High Street. Turn left onto High Street. Proceed on High Street, passing over East Market Street. The John S. Knight Center is located on the left at the corner of High & Mill Streets.

•  From North Via I-77 & West Via I-76: Take I-77/I-76 (they run concurrently briefly) to Exit 22A. Merge with a one-way side street (South Street). Follow South Street to the 2nd light—At that point all traffic must turn left onto Broadway. Follow Broadway to Mill Street. The John S. Knight Center is located at the corner of Broadway & Mill Streets.

•  From North and South via I-71: Take I-71 to I-76 East to Exit 22A (Main/Broadway/Downtown) then follow directions above.

•  From South: Take I-77 to Exit 22A. Take Broadway and follow Broadway to Mill Street. The John S. Knight Center is located on the left at the corner of Broadway & Mill Streets.

Parking is available next to and near the John S. Knight Center.

10    |    FirstEnergy Corp. 2016 Proxy Statement

Shareholder Proposals For 2017

19	Q:	When are shareholder proposals due for the 2017 Annual Meeting?
A:

Under the rules of the SEC, a shareholder who wishes to offer a proposal for inclusion in your Company’s proxy statement and proxy card for the 2017 annual meeting of shareholders must submit the proposal and any supporting statement by December 2, 2016, to the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, OH 44308-1890. Any proposal received after that date will not be eligible for inclusion in the 2017 proxy statement and proxy card.

Under our Amended Code of Regulations, a shareholder who wishes to properly introduce an item of business before an annual meeting of shareholders must follow the applicable rules and procedures. The procedures provide that we must receive the notice of intention to introduce an item of business, including nominations of candidates for election to your Board, at an annual meeting not less than 30 nor more than 60 calendar days prior to the annual meeting. In the event public announcement of the date of the annual meeting is not made at least 70 calendar days prior to the date of the meeting, notice must be received not later than the close of business on the 10th calendar day following the day on which the public announcement is first made. Accordingly, if a public announcement of the date of the 2017 annual meeting of shareholders is made at least 70 calendar days prior to the date of the meeting and assuming that our 2017 annual meeting of shareholders is held on the third Tuesday of May, we must receive any notice of intention to introduce an item of business at that meeting no earlier than March 17, 2017 and no later than April 16, 2017; otherwise, we must receive any notice of intention to introduce an item of business at that meeting no later than the close of business on the 10th calendar day following the day on which the public announcement is first made. If we do not receive notice as set forth above or if certain other requirements of applicable law are met, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting. Our Amended Code of Regulations are available on the SEC website and upon written request to the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, OH 44308-1890.

Obtaining Additional Information

20	Q:	How can I learn more about FirstEnergy’s operations?
A:

If you received a paper copy of this proxy statement, you can learn more about our operations by reviewing the annual report to shareholders for the year ended December 31, 2015, that is included with the mailing of this proxy statement. If you did not receive a paper copy of this proxy statement, you can view the annual report and other information by visiting our website at www.firstenergycorp.com/financialreports or www.ReadMaterial.com/FE.

A copy of our latest Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC, including the financial statements and the financial statement schedules, will be sent to you, without charge, upon written request to Rhonda S. Ferguson, Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, Ohio 44308-1890. You also can view the Form 10-K by visiting your Company’s website at www.firstenergycorp.com/financialreports. Information contained on any of the Company or third-party websites referenced above or later in this proxy statement is not deemed to be part of this proxy statement.

11    |    FirstEnergy Corp. 2016 Proxy Statement

Corporate Governance and Board of Directors Information

Board Leadership Structure

Your Board separated the positions of CEO and Chairman of the Board in 2004 and such separation has continued except for a brief transition period from January 1, 2015 to April 30, 2015 in which our former CEO, Mr. Anthony J. Alexander, served as Executive Chairman. During this brief transition period, Mr. George M. Smart served as your Lead Independent Director. Effective May 1, 2015, Mr. Smart returned to his prior role as your independent Chairman when our former CEO concluded his service as Executive Chairman. Mr. Smart, whether in his role as Chairman or in his role as Lead Independent Director during the transition period, presided at all executive sessions of the independent directors.

Our Amended Code of Regulations and Corporate Governance Policies do not require that our Chairman of the Board of Directors and CEO positions be separate, and your Board has not adopted a specific policy or philosophy on whether the role of the CEO and Chairman of the Board of Directors should be separate. However, having a separate Chairman of the Board and CEO has typically allowed our CEO to focus more time on our day-to-day operations and is appropriate at this time.

As required by the NYSE listing standards, FirstEnergy schedules regular executive sessions for our independent directors to meet without management participation. Because an independent director is required to preside over each such executive session of independent directors, we believe it is more efficient to have our Lead Independent Director or independent Chairman preside over all such meetings as opposed to rotating that function among all of your Company’s independent directors.

Director Independence

Your Board annually reviews the independence of each of its members to make the affirmative determination of independence that is called for by our Corporate Governance Policies and required by the SEC and the listing standards of the NYSE, including certain independence requirements of Board members serving on the Audit Committee, the Compensation Committee and the Corporate Governance Committee.

Your Board adheres to the definition of an “independent” director as established by the NYSE and the SEC. The definition used by your Board to determine independence is included in our Corporate Governance Policies and can be viewed by visiting our website at www.firstenergycorp.com/charters.

Compliance with the definition of independence is reviewed annually by the Corporate Governance Committee. During this review, your Board recognizes that in the ordinary course of business, relationships and transactions may occur between your Company and its subsidiaries and entities with which some of our directors are or have been affiliated. Accordingly, our Corporate Governance Guidelines provide categorical standards to assist your Board in determining what constitutes a material relationship for purposes of determining a director’s independence. The following commercial and charitable relationships are not considered to be a material relationship that would impair a director’s independence: (i) if the director, an immediate family member or a person or organization with which the director has an affiliation purchases electricity or related products or services from the Company or its subsidiaries in the ordinary course of business and where the rates or charges involved in the transaction are fixed in conformity with law or governmental authority or otherwise meet the requirements of Instruction 7 to Item 404(a) of Regulation S-K; (ii) the aggregate charitable contributions made by the Company to an organization with which a director has an affiliation were less than $100,000 in each of the last three fiscal years; or (iii) the aggregate of other payments made by the Company to another entity with which a director has an affiliation, or received by the Company from that other entity, were less than $1 million in each of the last three fiscal years. Notwithstanding the foregoing, your Board will not treat a director’s relationship with the Company as categorically immaterial if the relationship otherwise conflicts with the NYSE corporate governance listing standards or is required to be disclosed by the Company pursuant to Item 404 of Regulation S-K.

Based on the February 2016 independence review, your Board affirmatively determined, with the exception of our CEO, Mr. Charles E. Jones, that all nominees (Paul T. Addison, Michael J. Anderson, William T. Cottle, Robert B. Heisler, Jr., Julia L. Johnson, Ted J. Kleisner, Donald T. Misheff, Thomas N. Mitchell, Ernest J. Novak, Jr., Christopher D. Pappas, Luis A. Reyes, George M. Smart and Dr. Jerry Sue Thornton) are independent, in each case under these independence standards. Mr. Jones is not considered an independent director because of his employment with your Company. Additionally, Ms. Catherine A. Rein and Mr. Wes M. Taylor who retired from your Board effective May 19, 2015, were considered independent directors and Mr. Anthony J. Alexander, who concluded his services to your Board effective April 30, 2015, was not considered an independent director because of his employment with your Company.

12    |    FirstEnergy Corp. 2016 Proxy Statement

In making such determinations, your Board considered the fact that certain directors are executive officers of companies with which we conducted business. In addition, many of our directors are or were directors, trustees, or similar advisors of entities with which we conducted business or of non-profit organizations with which we conducted business and/or made contributions.

Specifically, your Board considered the following relationships and transactions, which occurred in the ordinary course of business, between your Company and its subsidiaries and certain entities some of our directors have been affiliated with that existed or occurred during the preceding three years. Outside of their service as a Company director, none of your Company’s independent directors currently provide professional or other services to your Company, its affiliates or any officer of your Company and none of your Company’s directors are related to any executive officer of your Company.

•

Non-regulated electric services and related non-electric products and services purchased from your Company (related to company board’s in which Ms. Johnson, Dr. Thornton and Messrs. Anderson, Heisler, Misheff, Novak and Pappas serve as directors, a company’s safety review board in which Mr. Reyes serves as a director, and an organization in which Dr. Thornton and Messrs. Novak and Heisler serve as directors);

•	Purchases by your Company of electric power generation related products (related to a board in which Mr. Anderson serves as a director);
•	Purchases by your Company of public utility water services (related to a board in which Ms. Johnson serves as a director);
•	Purchases by your Company of temporary labor and mutual emergency assistance (related to a board in which Ms. Johnson serves as a director);
•	Purchases by your Company of paint and related coatings (related to a board in which Dr. Thornton serves as a director);
•	Payments by your Company relating to workers compensation (related to an organization in which Dr. Thornton and Messrs. Heisler and Novak serve as directors);
•	Purchases by your Company of non-audit related services (related to one of the big four accounting firms that is not our independent accountant in which a family member of Mr. Cottle is employed);
•

Payments by your Company relating to charitable contributions, membership fees/dues and related expenses (related to an organization in which Dr. Thornton and Messrs. Heisler and Novak serve as directors, and an organization’s training and accreditation board in which Mr. Reyes serves as a director).

In all cases, your Board determined that the nature of the business conducted and any interest of the applicable director in that business were immaterial both to your Company and to the director. Pursuant to your Company’s Corporate Governance Policies, your Board also determined that the amounts paid to or received from the other entity affiliated with the applicable director in connection with the applicable transactions in each of the last three years did not exceed the greater of $1 million or two percent of the consolidated gross revenue of that entity, which is the threshold set forth in the NYSE listing standards and our Corporate Governance Policies. The Corporate Governance Committee determined that none of the relationships described above constituted a related person transaction requiring disclosure under the heading “Certain Relationships and Related Person Transactions” in this proxy statement. Also, in each case where the director is an executive officer of another company, any transactions constituted less than one percent of your Company’s and the other company’s consolidated gross revenues in each of the last three completed fiscal years.

Board’s Function

Although your Board has the responsibility for establishing broad corporate policies and our overall performance, your Board is not involved in day-to-day operations of your Company. Management keeps the directors informed of our business and operations with various reports and documents that are sent to them each month. Management also makes operating and financial presentations at Board and committee meetings. Your Board established the committees described below to assist in performing its responsibilities.

Board Refreshment

Your Board is comprised of individuals who are highly-qualified, diverse, and independent (other than Mr. Jones, who is not considered independent because of his role as our CEO). Your Board’s succession planning takes into account the importance of Board refreshment and having an appropriate balance of experience and perspectives on your Board. We have regularly added directors to infuse new ideas and fresh perspectives into the boardroom and to maintain appropriate diversity. Since the beginning of 2011, your Board has added eight new Board members, including two former Allegheny Energy, Inc. (later referred to as AYE) directors that joined your Board at the completion of the merger with AYE in 2011 and an additional former AYE director that joined your Board later in 2011. The result is over 40 percent of your Board has less than 5 years tenure and nearly 60 percent of your Board has less than 6 years tenure. Also, in connection with our mandatory retirement age of 72 for outside directors described below, five of our current directors (including four of our longest tenured directors) are expected to retire within the next three years.

13    |    FirstEnergy Corp. 2016 Proxy Statement

Board’s Role in Risk Oversight

Your Company faces a variety of risks and recognizes that the effective management of those risks contributes to the overall success of your Company. Your Company has implemented a process to identify, prioritize, report, monitor, manage, and mitigate its significant risks. A Risk Policy Committee, consisting of the Chief Risk Officer and senior executive officers, provides oversight and monitoring to ensure that appropriate risk policies are established and carried out and processes are executed in accordance with selected limits and approval levels. Other Company committees exist to address topical risk issues. Timely reports on significant risk issues are provided as appropriate to employees, management, senior executive officers, respective Board committees, and the full Board. The Chief Risk Officer also prepares enterprise-wide risk management reports that are presented to the Audit Committee, the Finance Committee and your Board.

Your Board administers its risk oversight function through the full Board as well as through the various Board committees. Specifically, the full Board considers applicable risks of your Company at each meeting in connection with its consideration of significant business and financial developments of your Company. Also, the Audit Committee Charter requires the Audit Committee to oversee, assess, discuss, and generally review your Company’s policies with respect to the assessment and management of risks, including risks related to the financial statements and financial reporting process of the Company, credit risk, liquidity and commodity market risks, and risks related to cybersecurity. The Audit Committee also reviews and discusses with management the steps taken to monitor, control, and mitigate such exposures. Through this oversight process, your Board obtains an understanding of significant risk issues on a timely basis, including the risks inherent in your Company’s strategy. In addition, while your Company’s Chief Risk Officer administratively reports to the Chief Financial Officer (later referred to as your CFO), he also has full access to the Audit and Finance Committees and is scheduled to attend each of their Committee meetings.

In addition to the Audit Committee’s role in risk oversight, our other Board committees also play a role in risk oversight within each of their areas of responsibility. Specifically, the Compensation Committee reviews, discusses, and assesses risk related to compensation programs, including incentive compensation and equity-based plans, as well as the relationship between our risk management policies and practices and compensation. See also, “Risk Assessment of Compensation Programs” found in the Compensation Discussion and Analysis (later referred to as the CD&A) section in this proxy statement. The Corporate Governance Committee considers risk related to corporate governance, including Board and committee membership, Board effectiveness, and related party transactions. The Finance Committee evaluates risk relating to financial resources and strategies, including capital structure policies, financial forecasts, budgets and financial transactions, commitments, expenditures, long and short-term debt levels, dividend policy, issuance of securities, exposure to fluctuation in interest rates, share repurchase programs and other financial matters deemed appropriate by your Board. The Nuclear Committee considers the risks associated with the safety, reliability, and quality of our nuclear operations. Further, day-to-day risk oversight is conducted by our Corporate Risk department and our senior management and is shared with your Board or Board committees, as appropriate. We believe that your Board’s role in risk oversight is consistent with and complemented by your Board’s leadership structure. In addition, the section above in this proxy statement entitled “Board Leadership Structure” provides information relating to our historical separation of the Chairman of the Board and CEO positions.

Director Orientation and Continuing Education

Your Board recognizes the importance of its members keeping current on Company and industry issues and their responsibilities as directors. All new directors participate in orientation soon after being elected to your Board. Also, your Board makes available and encourages continuing education programs for Board members, which may include internal strategy meetings, third-party presentations, and externally offered programs.

Attendance at the Annual Meeting of Shareholders and Board and Committee Meetings

Our Corporate Governance Policies provide that directors are expected to attend all scheduled Board and committee meetings and your Company’s annual meetings of shareholders. All Board members who were nominees at that time attended your Company’s 2015 annual meeting of shareholders.

Your Board held 10 meetings during 2015. All directors attended at least 87 percent or more of the meetings of your Board and of the committees on which they served in 2015. Non-management directors, who are all independent directors, are required to meet as a group in executive sessions without the CEO or any other non-independent director, or management at least six times in each calendar year. George M. Smart, our independent Chairman of the Board, presides over all executive sessions. During 2015, the non-management directors met 10 times in executive sessions.

Members of the Nuclear Committee and other Board members also participate in regular site visits to your Company’s operating locations, including visits to all three nuclear sites annually.

14    |    FirstEnergy Corp. 2016 Proxy Statement

Shareholder Outreach & Engagement

We believe that it is important for us to communicate regularly with shareholders regarding areas of interest or concern so we maintain an active shareholder engagement program. As part of our commitment and in an effort to continue to understand our investors’ perspective, during the recent year we conducted outreach to a cross-section of shareholders owning approximately [XX] percent of our outstanding shares.

Our outreach meetings gave us the chance to highlight our good corporate governance and to make clear our commitment to the alignment of pay and performance. Shareholder feedback and suggestions that we received were reported to the Compensation Committee, Corporate Governance Committee and your entire Board for its consideration. For further insight on our executive compensation related outreach, see the “Shareholder Outreach and Consideration of Say-on-Pay Vote Results” section below in the CD&A.

In furtherance of the above, with the support from your Board, your Company’s CEO and management team also focused significant effort on introducing our new CEO to our major shareholders and the investment community. Feedback and suggestions that we received were reported to your Board for its consideration.

Corporate Governance Documents

Your Board believes that your Company’s policies and practices should enhance your Board’s ability to represent your interests as shareholders. Your Board established Corporate Governance Policies which, together with Board committee charters, serve as a framework for meeting your Board’s duties and responsibilities with respect to the governance of your Company. Our Corporate Governance Policies and Board committee charters can be viewed by visiting our website at www.firstenergycorp.com/charters. Any amendments to these documents will promptly be made available on our website.

15    |    FirstEnergy Corp. 2016 Proxy Statement

Committees of your Board of Directors

Your Board established the standing committees listed below. All committees are comprised solely of independent directors as determined by your Board in accordance with our Corporate Governance Policies, which incorporate the NYSE listing standards and applicable SEC rules. All members of the Audit Committee, Compensation Committee and the Corporate Governance Committee are independent based on the definition applicable to such committee in the NYSE listing standards and SEC rules. Mr. Jones, your only director who is not considered independent because of his employment with your Company, does not serve on any board committee.

Current Independent Committee Composition / Number of Committee Meetings Held
Director	Audit	Compensation	Corporate Governance	Finance	Nuclear
Paul T. Addison	M			C
Michael J. Anderson			C	M
William T. Cottle			M		C
Robert B. Heisler, Jr.	M	M
Julia L. Johnson			M		M
Ted J. Kleisner		C			M
Donald T. Misheff	M	M
Thomas N. Mitchell					M
Ernest J. Novak, Jr.	C / E			M
Christopher D. Pappas		M		M
Luis A. Reyes			M		M
George M. Smart	M		M
Dr. Jerry Sue Thornton		M		M
Number of meetings in fiscal year 2015	8	5	5	4	6
C = Chair M = Member E = Audit Committee Financial Expert

Audit Committee

The purpose of the Audit Committee is to assist your Board with oversight of: the integrity of your Company’s financial statements; your Company’s compliance with legal, risk management and oversight, and regulatory requirements; the independent auditor’s qualifications and independence; the performance of your Company’s internal audit function and independent auditor; and your Company’s systems of internal control with respect to the accuracy of financial records, adherence to Company policies, and compliance with legal and regulatory requirements. The Audit Committee prepares the report that SEC rules require be included in this proxy statement and performs such other duties and responsibilities enumerated in the Audit Committee Charter. The Audit Committee’s function is one of oversight, recognizing that your Company’s management is responsible for preparing your Company’s financial statements, and the independent auditor is responsible for auditing those statements. In adopting the Audit Committee Charter, your Board acknowledges that the Audit Committee members are not employees of your Company and are not providing any expert or special assurance as to your Company’s financial statements or any professional certification as to the independent auditor’s work or auditing standards. Each member of the Audit Committee shall be entitled to rely on the integrity of those persons and organizations within and outside your Company who provide information to the Audit Committee and the accuracy and completeness of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary. For a complete list of responsibilities and other information, refer to the Audit Committee Charter available on our website at www.firstenergycorp.com/charters.

All members of the Audit Committee are financially literate. Your Board appoints at least one member of the Audit Committee who, in your Board’s business judgment, is an “Audit Committee Financial Expert,” as such term is defined by the SEC. Your Board determined that independent Audit Committee and Board member Ernest J. Novak, Jr. meets this definition. If it would occur and as required by the applicable NYSE listing standards, your Company will disclose on its website (www.firstenergycorp.com under the tab “Investors”, “Corporate Governance”, “Board of Directors”) any Board determination that the service by a member of your Company’s Audit Committee on the audit committees of more than three public companies does or does not impair the ability of that individual to serve effectively on your Company’s Audit Committee. See the Audit Committee Report in this proxy statement for additional information regarding the Audit Committee.

Mr. Misheff joined the Audit Committee in May 2015. Ms. Catherine A. Rein served on the Audit Committee until she retired from your Board in May 2015 in accordance with the mandatory retirement age provisions of our Corporate Governance Policies. Also, our Corporate Governance Policies require that to facilitate transition, your Board shall not designate any director to serve as a Chair of a committee as of the date of the annual meeting that immediately precedes his or her 72nd birthday nor will your Board nominate for re-election at any annual meeting of shareholders a non-employee director following his or her 72nd birthday. Accordingly, Mr. Novak is to transition off as Chair of the Audit Committee in May 2016 and it is expected that the Board will appoint his replacement at its May 2016 meeting.

16    |    FirstEnergy Corp. 2016 Proxy Statement

Compensation Committee

The purpose of the Compensation Committee is to discharge the responsibilities of your Board as specified in the Compensation Committee Charter relating to the compensation of certain senior-level officers of your Company, including your CEO, your Company’s other non-CEO executive officers, the Chairman of the Board, if the Chairman of the Board is not an employee, and other individuals named in your Company’s annual proxy statement; to review, discuss, and endorse a compensation philosophy and objectives that support competitive pay-for-performance and are consistent with the corporate strategy; to assist your Board in establishing the appropriate incentive compensation and equity-based plans for your Company’s executive officers and other senior-level officers; to administer such plans in order to attract, retain, and motivate skilled and talented executives and to align such plans with Company and business unit performance, business strategies, and growth in shareholder value; to review and discuss with your Company’s management the disclosures in the CD&A required by applicable rules and regulations and, based upon such review and discussions, to recommend to your Board whether the CD&A should be included in your Company’s Annual Report on Form 10-K and proxy statement; to produce the Compensation Committee Report to be included in your Company’s Annual Report on Form 10-K and proxy statement, in accordance with applicable rules and regulations; and to perform such other duties and responsibilities enumerated in and consistent with the Compensation Committee Charter. The Compensation Committee, in accordance with applicable law, has delegated authority to your CEO to establish the compensation of senior-level officers other than our executive (i.e., Section 16) officers. Also, to the extent permitted under NYSE Listing Standards and applicable law, the Compensation Committee is authorized to delegate to one or more subcommittees. For a complete list of responsibilities and other information, refer to the Compensation Committee Charter available on our website at www.firstenergycorp.com/charters. In addition, refer to the CD&A that can be found later in this proxy statement.

Mr. Misheff and Dr. Thornton joined the Compensation Committee in May 2015. Ms. Rein and Mr. Wes M. Taylor served on the Compensation Committee until they retired from your Board in May 2015 in accordance with the mandatory retirement age provisions of our Corporate Governance Policies. Also, our Corporate Governance Policies require that to facilitate transition, your Board shall not designate any director to serve as a Chair of a committee as of the date of the annual meeting that immediately precedes his or her 72nd birthday. Accordingly, Mr. Kleisner is to transition off as Chair of the Compensation Committee in May 2016 and it is expected that the Board will appoint his replacement at its May 2016 meeting.

Corporate Governance Committee

The purpose of the Corporate Governance Committee is to develop, recommend to your Board, and periodically review the corporate governance principles applicable to your Company; to recommend Board candidates for all directorships by identifying individuals qualified to become Board members in a manner that is consistent with criteria approved by your Board; to recommend that your Board select the director nominees for the next annual meeting of shareholders and recommend to your Board nominees to fill any vacancies and/or newly created directorships on your Board; and to oversee the evaluation of your Board, each committee thereof, and management.

In consultation with the CEO, the Chairman of the Board and the full Board, the Corporate Governance Committee has primary responsibility to search for, recruit, screen, interview, and recommend prospective directors, as required, who will provide an appropriate balance of knowledge, experience, and capability on your Board. The process for board succession planning and identifying potential candidates for nomination by your Board is an ongoing one. The Corporate Governance Committee has actively engaged in director succession planning and regularly evaluates the addition of a director or directors with particular attributes described below along with an appropriate mix of long-, medium-, and short-term tenured directors in its succession planning. Your Board did not use a third party to assist with the identification and evaluation of potential nominees.

The Corporate Governance Committee is guided by its charter, the Corporate Governance Policies, and other applicable laws and regulations in recruiting and selecting director candidates. Any assessment of a prospective Board or committee candidate includes, at a minimum, issues of diversity, age, background and training; business or administrative experience and skills; dedication and commitment; business judgment; analytical skills; problem-solving abilities; and familiarity with the regulatory environment, in addition to such other attributes deemed appropriate by your Board or Corporate Governance Committee, all in the context of an assessment of the perceived needs of your Board at that point in time. The Corporate Governance Policies provide that your Board will not nominate for re-election at any annual meeting of shareholders a non-employee director following his or her 72nd birthday. In addition, the Corporate Governance Committee may consider such other attributes as it deems appropriate, all in the context of the perceived needs of your Board or applicable committee at that point in time. Such directors shall possess experience in one or more of the following: management or senior leadership position which demonstrates significant business or administrative experience and skills; accounting or finance; the electric utilities or nuclear power industry; or other significant and relevant areas deemed by the Corporate Governance Committee to be valuable to your Company.

17    |    FirstEnergy Corp. 2016 Proxy Statement

The Corporate Governance Committee investigates and considers suggestions for candidates for membership on your Board, including shareholder nominations for your Board. Provided that shareholders nominating director candidates have complied with the procedural requirements set forth in the Corporate Governance Committee Charter and Amended Code of Regulations, the Corporate Governance Committee applies the same criteria and employs substantially similar procedures for evaluating nominees suggested by shareholders for your Board as it would for evaluating any other Board nominee. The Corporate Governance Committee will give due consideration to all written shareholder nominations that are submitted in writing to the Corporate Governance Committee, in care of the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, Ohio 44308-1890, received at least 120 days before the publication of your Company’s annual proxy statement from a shareholder or group of shareholders owning one half of one percent (0.5 percent) or more of your Company’s voting stock for at least one year, and accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information, together with the written consent of the proposed nominee to be named in the proxy statement and to serve on your Board. For a complete list of responsibilities and other information, refer to the Corporate Governance Committee Charter available on our website at www.firstenergycorp.com/charters.

Finance Committee

The purpose of the Finance Committee is to monitor and oversee your Company’s financial resources and strategies, with emphasis on those issues that are long-term in nature. For a complete list of responsibilities and other information, refer to the Finance Committee Charter available on our website at www.firstenergycorp.com/charters.

Dr. Thornton joined the Finance Committee in May 2015, and Ms. Johnson and Mr. Misheff were members of the Finance Committee until May 2015.

Nuclear Committee

The purpose of the Nuclear Committee is to monitor and oversee your Company’s nuclear program and the operation of all nuclear units in which your Company or any of its subsidiaries has an ownership or leasehold interest. For a complete list of responsibilities and other information, refer to the Nuclear Committee Charter available on our website at www.firstenergycorp.com/charters.

Mr. Thomas N. Mitchell joined the Nuclear Committee in January 2016. Donald T. Misheff was a member of the Nuclear Committee until May 2015. Mr. Taylor served on the Nuclear Committee until he retired from your Board in May 2015 in accordance with the mandatory retirement age provisions of our Corporate Governance Policies.

Non-Affiliated Board Membership

Our Corporate Governance Policies provide that the expectation is that directors will not, without your Board’s approval, serve on the board of directors of more than three other non-affiliated companies having securities registered under the Securities Exchange Act of 1934, as amended (later referred to as the Exchange Act). All of our directors are in compliance with this provision of our Corporate Governance Policies.

Communications with your Board of Directors

Your Board provides a process for shareholders and interested parties to send communications to your Board and non-management directors, including our Chairman of the Board. As set forth in your Company’s Corporate Governance Policies, shareholders and interested parties may send written communications to your Board or a specified individual director by mailing any such communications to the FirstEnergy Board of Directors at your Company’s principal executive office, c/o Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, OH 44308-1890. Our Corporate Governance Policies can be viewed by visiting our website at www.firstenergycorp.com/charters.

The Corporate Secretary or a member of her staff reviews all such communications promptly and relays them directly to a Board member or a specified individual director, provided that such communications: (i) bear relevance to your Company and the interests of the shareholder, (ii) are capable of being implemented by your Board, (iii) do not contain any obscene or offensive remarks, (iv) are of a reasonable length, and (v) are not from a shareholder who already has sent two such communications to your Board in the last year. Your Board may modify procedures for sorting shareholders’ and interested parties’ communications or adopt any additional procedures, provided they are approved by a majority of the independent directors.

Codes of Business Conduct

Your Company’s Code of Business Conduct applies to all employees, including the CEO, CFO, and Chief Accounting Officer. In addition, your Board has a separate Director Code of Ethics and Business Conduct. Both codes can be viewed on our website at www.firstenergycorp.com/charters. Any substantive amendments to, or waivers of, the provisions of these documents will be disclosed and made available on our website. Both codes are available, without charge, upon written request to the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, Ohio 44308-1890 or may be viewed on our website at www.firstenergycorp.com/charters.

18    |    FirstEnergy Corp. 2016 Proxy Statement

Audit Committee Report

The Audit Committee (later referred to in this section as the Committee) of your Board is charged with assisting the full Board in fulfilling their oversight responsibility with respect to the quality and integrity of the accounting, auditing, and financial reporting practices of your Company. The Committee acts under a written charter that is reviewed annually, revised as necessary, and is approved by your Board. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements to be included in your Company’s Annual Report on Form 10-K for the year ended December 31, 2015. In performing its review, the Committee discussed the propriety of the application of accounting principles by your Company, the reasonableness of significant judgments and estimates used in the preparation of the financial statements, and the clarity of disclosures in the financial statements.

The Committee reviewed and discussed with your Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, their opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States. This discussion covered the matters required by Auditing Standard No. 16, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board, including its judgments as to the propriety of the application of accounting principles by your Company.

The Committee received the written disclosures and the letter from the independent registered public accounting firm regarding their independence from your Company as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and discussed with the independent registered public accounting firm such firm’s independence.

The Committee discussed with your Company’s internal auditors and independent registered public accounting firm the overall scope, plans, and results of their respective audits. The Committee met with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of your Company’s internal controls, and the overall quality of your Company’s financial reporting process.

Based on the above reviews and discussions conducted, the Committee recommended to your Board that the audited financial statements be included in your Company’s Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC.

Audit Committee Members: Ernest J. Novak, Jr. (Chair), Paul T. Addison, Robert B. Heisler, Jr., Donald T. Misheff and George M. Smart.

19    |    FirstEnergy Corp. 2016 Proxy Statement

Matters Relating to the Independent Registered Public Accounting Firm

Audit Fees

The following is a summary of the fees paid by your Company to its independent registered public accounting firm, PricewaterhouseCoopers LLP, for services provided to your Company and its reporting subsidiaries during the years 2015 and 2014:

PricewaterhouseCoopers LLP billed your Company an aggregate of $7,787,000 in 2015 and $7,823,000 in 2014 in fees for professional services rendered for the audit of your Company’s financial statements and the review of the financial statements included in each of your Company’s Quarterly Reports on Form 10-Q, services that are normally provided in connection with statutory and regulatory filings or engagements, audit-related services and non-audit-related services as noted below.

	Fees for Audit Year 2015	Fees for Audit Year 2014
Audit Fees(1)	$7,622,000	$7,701,000
Audit Related Fees(2)	150,000	117,000
Tax Fees	- 0 -	- 0 -
All Other Fees(3)	15,000	5,000
	$7,787,000	$7,823,000

(1)

Professional services rendered for the audits of your Company’s and certain of its subsidiaries’ annual financial statements and reviews of unaudited financial statements included in your Company’s and its SEC reporting subsidiary’s Quarterly Reports on Form 10-Q and for services in connection with statutory and regulatory filings or engagements, including comfort letters, agreed upon procedures and consents for financings and filings made with the SEC.

(2)

Professional services rendered in 2015 and 2014 related to SEC Regulation AB. Also, in 2014, professional services rendered related to additional agreed upon procedures for the audit of compliance with certain DOE grants.

(3)	Non-audit-related software subscription fees to PricewaterhouseCoopers LLP.

The Committee has considered whether any non-audit services rendered by the independent registered public accounting firm are compatible with maintaining its independence. The Committee, in accordance with its charter and in compliance with all applicable legal and regulatory requirements promulgated from time to time by the NYSE and SEC, has a policy under which the independent registered public accounting firm cannot be engaged to perform non-audit services that are prohibited by these requirements. The policy further states that any engagement of the independent registered public accounting firm to perform other audit-related or any non-audit services must have approval in advance by the Chair of the Committee upon the recommendation of the Vice President, Controller and Chief Accounting Officer. Such approved engagement is then presented to the Committee at its next regularly scheduled meeting. All services provided by PricewaterhouseCoopers LLP in 2015 and 2014 were pre-approved.

20    |    FirstEnergy Corp. 2016 Proxy Statement

Director Compensation in Fiscal Year 2015

Name (1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Change in Pension and Nonqualified Deferred Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Paul T. Addison	$110,000	$135,096	$4,367	$0	$249,463
Michael J. Anderson	$110,000	$135,096	$2,818	$5,500	$253,414
William T. Cottle	$116,000	$135,096	$11,883	$0	$262,979
Robert B. Heisler, Jr.	$96,500	$135,096	$1,390	$4,000	$236,986
Julia L. Johnson	$101,000	$135,096	$0	$0	$236,096
Ted J. Kleisner	$113,000	$135,096	$0	$2,200	$250,296
Donald T. Misheff	$95,000	$135,096	$0	$0	$230,096
Thomas N. Mitchell(6)	$0	$0	$0	$0	$0
Ernest J. Novak, Jr.	$121,000	$135,096	$3,415	$5,000	$264,511
Christopher D. Pappas	$95,000	$135,096	$0	$3,000	$233,096
Catherine A. Rein(7)	$36,538	$51,979	$38,248	$23,606	$150,371
Luis A. Reyes	$101,000	$135,096	$0	$0	$236,096
George M. Smart	$246,500	$135,096	$18,468	$12,146	$412,210
Wes M. Taylor(7)	$36,538	$51,979	$0	$0	$88,517
Dr. Jerry Sue Thornton	$75,208	$106,974	$0	$5,000	$187,182
(1)

Anthony J. Alexander, Executive Chairman, and Charles E. Jones, President and CEO, are not included in this table because during 2015 they were employees of your Company and therefore received no compensation for their service as directors. The compensation received by Messrs. Alexander and Jones are shown in the 2015 Summary Compensation Table (later referred to as SCT) below.

(2)

The amounts set forth in the Fees Earned or Paid in Cash column include fees earned in cash whether paid in cash or deferred into the FirstEnergy Corp. Deferred Compensation Plan for Outside Directors (later referred to as the Director’s Plan).

(3)

The amounts set forth in the Stock Awards column include the equity retainer received under the FirstEnergy Corp. 2007 Incentive Plan (later referred to as the 2007 Incentive Plan) and the FirstEnergy Corp. 2015 Incentive Compensation Plan (later referred to as the 2015 Incentive Plan) in the form of shares of common stock. Each amount constitutes the aggregate grant date fair value of stock awards for fiscal 2015 calculated in accordance with Financial Accounting Standards Board (FASB) ASC Topic 718. The equity retainer is typically paid in quarterly installments.

(4)

The amounts set forth in the Change in Pension Value and Nonqualified Deferred Compensation column reflect the aggregate increase in actuarial value to the director of all defined benefit and actuarial plans accrued during the year and above-market earnings on nonqualified deferred compensation. There was no change in present value of accumulated retirement benefits for Ms. Rein. The formula used to determine the above market earnings equals (2015 total interest multiplied by the difference between 120 percent of the Applicable Federal Rate for long-term rates (AFR) and the plan rate and divided by the plan rate).

(5)

The amounts set forth in the All Other Compensation column include compensation not required to be included in any other column. Charitable matching contributions made on behalf of our directors represent the entire amount in the column, other than for Ms. Rein and Mr. Smart. For Ms. Rein, $18,043 is included for pension benefits paid in 2015 (earned as a former GPU director), $5,000 for charitable matching contributions and $563 is included for Personal Excess Liability Insurance. For Mr. Smart, $5,000 is included for a charitable matching contribution, $7,105 for personal use of the aircraft, and $41 for gifts. The FirstEnergy Foundation supports the charitable matching contributions under the Matching Gifts Program.

(6)	Mr. Mitchell was elected to your Board effective January 19, 2016.
(7)	Ms. Rein and Mr. Taylor retired from your Board effective May 19, 2015.

Compensation of Directors

We use a combination of cash and equity-based incentive compensation in order to attract and retain qualified candidates to serve on your Board. Equity compensation is provided to promote our success by providing incentives to directors that will link their personal interests to our long-term financial success and to increase shareholder value. In setting director compensation, we take into consideration the significant amount of time that directors spend in fulfilling their duties to us as well as the skill level required of members of your Board. Effective January 1, 2015, Mr. Jones was elected to your Board. Only non-employee directors receive the compensation described below for their service on your Board. Since Mr. Alexander and Mr. Jones were employees, they were not eligible to receive any additional compensation for their service on your Board in 2015. Effective May 1, 2015, Mr. Smart returned to his role as our Non-Executive Chairman from his prior role as Lead Independent Director.

Fee Structure

In 2015, each non-employee director received a cash retainer of $95,000 and an equity retainer valued at $135,000 paid in the form of our common stock. The Corporate Governance, Compensation, Finance, and Nuclear Committee Chairs each received an additional $15,000 in 2015 for serving as a committee chairperson. The chair of the Audit Committee received an additional $20,000 in 2015. Directors are also paid meeting fees of $1,500 only for in-person committee meetings and/or site visits held off-cycle. Mr. Smart, the non-executive Chairman of the Board, received an additional $150,000 cash retainer in 2015 for serving in the capacities of Lead Independent Director from January 1, 2015 through April 30, 2015 and non-executive Chairman of the Board for the remainder of 2015, and continues to receive such compensation in 2016.

21    |    FirstEnergy Corp. 2016 Proxy Statement

Equity and cash retainers, and chairperson retainers were paid in quarterly installments. Any equity compensation and any compensation deferred into equity was granted from the 2007 Incentive Plan until July 2015 and thereafter, all equity was granted from the 2015 Incentive Plan. Directors are responsible for paying all taxes associated with cash and equity retainers and perquisites. We do not gross up equity grants to directors to cover tax obligations.

We believe it is critical that the interests of directors and shareholders be clearly aligned. As such, similar to the Named Executive Officers (later referred to as the NEOs), directors are also subject to share ownership guidelines. Within 90 days of their election to your Board, a director must own a minimum of 100 shares of our common stock. Within five years of joining your Board, each director is required to own shares of our common stock with an aggregate value of at least six times the annual cash retainer. Each director has either attained the required share ownership guideline or it is anticipated that the director will attain the required share ownership guideline within the allotted amount of time. The share ownership guidelines are reviewed by the Committee for competitiveness on an annual basis and were last reviewed at the Compensation Committee’s February 2016 meeting.

For 2015 and 2016, the following directly and indirectly held shares were and will be included in determining whether a non-employee director met his/her ownership guidelines:

•	Shares directly or jointly owned in certificate form or in a stock investment plan,
•	Shares held in brokerage accounts, and
•

Units held in the Director’s Plan, the Allegheny Energy, Inc. Non-Employee Director Stock Plan (later referred to as AYE Director’s Plan) or the Allegheny Energy Inc. Amended and Restated Plan for Deferral of Compensation of Directors (later referred to as the AYE DCD) which are payable in shares.

Director’s Plan

The Director’s Plan is a nonqualified deferred compensation plan that provides directors the opportunity to defer compensation. Directors may defer up to 100 percent of their cash retainer into either the cash or stock accounts or any combination thereof. Deferrals into the cash account can be invested in one of nine funds, similar to the investment funds available to all of our employees through the FirstEnergy Corp. Savings Plan, or in a Company-paid annually adjusted fixed income account. The Company paid interest at an annual rate of 7.54 percent on funds deferred into cash accounts prior to 2013 and 5.54 percent on funds deferred into cash accounts beginning in 2013. The interest rate received by the directors is the same rate received by the NEOs under the FirstEnergy Corp. Amended and Restated Executive Deferred Compensation Plan (later referred to as the EDCP).

For stock accounts, dividend equivalent units are accrued quarterly and applied to the directors’ accounts on each dividend payment date using the closing price of our common stock on that date. Payments made with respect to any dividend equivalent units that accrue after January 21, 2014, will be paid in cash.

Other Payments or Benefits Received by Directors

The corporate aircraft is available, when appropriate, for transportation to and from Board and committee meetings and training seminars. Mr. Smart had the use of an office and administrative support with respect to carrying out his duties as Lead Independent Director and non-executive Chairman of the Board in 2015, as applicable, and continues to receive such support in 2016. We pay all fees associated with director and officer insurance and business travel insurance for our directors. In 2015, our directors were eligible to receive perquisites including retirement gifts, annual meeting gifts, limited spa services for spouse, and limited personal use of the corporate aircraft, the value of which was less than $10,000 for most directors.

Based on programs in effect at GPU, Inc. at the time of our merger on November 7, 2001, directors who served on the GPU Board of Directors were eligible to receive benefits in the form of personal excess liability insurance, of which the Company paid a premium of $563 for Ms. Rein in 2015. As of November 7, 2001, no new participants could receive these benefits. In addition, in 1997 GPU discontinued a Board of Director’s pension program. Directors who served prior to the discontinuation are entitled to receive benefits under the program. Ms. Rein elected to defer receiving her pension until retirement from your Board and began receiving payments in 2015.

Directors are able to defer all or a portion of their fees through the Director’s Plan and can elect when to begin receiving their deferred compensation. Payments are made annually.

It is critically important to us and our shareholders, especially in these times of economic volatility and uncertainty, that we be able to attract and retain the most capable persons reasonably available to serve as our directors. As such, all directors have entered into written indemnification agreements, which are intended to secure the protection for our directors contemplated by our Amended Code of Regulations and Ohio law.

22    |    FirstEnergy Corp. 2016 Proxy Statement

Each indemnification agreement provides, among other things, that we will, subject to the agreement terms, indemnify a director if by reason of their corporate status as a director, the person incurs losses, liabilities, judgments, fines, penalties, or amounts paid in settlement in connection with any threatened, pending, or completed proceeding, whether of a civil, criminal, administrative, or investigative nature. In addition, each indemnification agreement provides for the advancement of expenses incurred by a director, subject to certain exceptions, in connection with proceedings covered by the indemnification agreement. As directors and officers, the agreements for Mr. Alexander and Mr. Jones address indemnity in both roles.

This description of the director indemnification agreements is qualified in its entirety by reference to the full text of the Form of Director Indemnification Agreement between us and each non-management director, filed as Exhibit 10.1 to our Form 10-Q filed on May 7, 2009 and the Form of Management Director Indemnification Agreement between us and each management director, filed as Exhibit 10.2 to our Form 10-Q filed on May 7, 2009.

23    |    FirstEnergy Corp. 2016 Proxy Statement

Items to Be Voted On

Item 1 — Election of Directors

You are being asked to vote for the following 14 nominees to serve on your Board for a term expiring at the annual meeting of shareholders in 2017 and until their successors shall have been elected: Paul T. Addison, Michael J. Anderson, William T. Cottle, Robert B. Heisler, Jr., Julia L. Johnson, Charles E. Jones, Ted J. Kleisner, Donald T. Misheff, Thomas N. Mitchell, Ernest J. Novak, Jr., Christopher D. Pappas, Luis A. Reyes, George M. Smart and Dr. Jerry Sue Thornton. Mr. Mitchell was elected to your Board effective January 19, 2016 and is a nominee for election by shareholders at the Annual Meeting. Mr. Mitchell was recommended as a director by the members of our Corporate Governance Committee.

The “Biographical Information and Qualifications of Nominees for Election as Directors” section of this proxy statement provides information for all nominees for election at the Meeting. Your Board has no reason to believe that the persons nominated will not be available to serve after being elected. If any of these nominees would not be available to serve for any reason, shares represented by the appointed proxies will be voted either for a lesser number of directors or for another person selected by your Board. However, if the inability to serve is believed to be temporary in nature, the shares represented by the appointed proxies will be voted for that person who, if elected, will serve when able to do so.

Pursuant to your Company’s Amended Code of Regulations, at any election of directors, the persons receiving the greatest number of votes are elected to the vacancies to be filled. Our Corporate Governance Policies also provide that in an uncontested election of directors (i.e., an election where the only nominees are those recommended by your Board), any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “For” his or her election will promptly tender his or her resignation to the Corporate Governance Committee following certification of the shareholder vote. The Corporate Governance Committee will promptly consider the tendered resignation and will recommend to your Board whether to accept or reject the tendered resignation no later than 60 days following the date of the shareholders’ meeting at which the election occurred. In considering whether to recommend acceptance or rejection of the tendered resignation, the Corporate Governance Committee will consider factors deemed relevant by the committee members, including the director’s length of service, the director’s particular qualifications and contributions to your Company, the reasons underlying the majority withheld vote, if known, and whether these reasons can be cured, and compliance with stock exchange listing standards and the Corporate Governance Policies. In considering the Corporate Governance Committee’s recommendation, your Board will consider the factors considered by the Corporate Governance Committee and any such additional information and factors your Board believes to be relevant. Your Board will act on the Corporate Governance Committee’s recommendation no later than at its next regularly scheduled board meeting.

This Item 1 asks that you vote “FOR” the 14 nominees named in this proxy statement to serve on your Board.

Your Board Recommends That You Vote “For” Item 1.

Item 2 — Ratification of the Appointment of the Independent Registered Public Accounting Firm

You are being asked to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as your Company’s independent registered public accounting firm to examine the books and accounts of your Company for the fiscal year ending December 31, 2016. While our Amended Code of Regulations do not require shareholders to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, we are submitting the proposal for ratification as a matter of good corporate governance. However, if shareholders do not ratify the appointment, the Audit Committee will reconsider retaining PricewaterhouseCoopers LLP. Even if the appointment is ratified, the Audit Committee, at its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of your Company and its shareholders. A representative of PricewaterhouseCoopers LLP is expected to attend the Meeting and will be available to respond to appropriate questions, and have an opportunity to make a statement if he or she wishes to do so. We refer you to the Matters Relating to the Independent Registered Public Accounting Firm section of this proxy statement for information regarding services performed by, and fees paid to, PricewaterhouseCoopers LLP during the years 2014 and 2015.

This Item 2 asks that you vote “FOR” the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as your Company’s independent registered public accounting firm for the 2016 fiscal year.

Your Board Recommends That You Vote “For” Item 2.

24    |    FirstEnergy Corp. 2016 Proxy Statement

Item 3 — Advisory Vote to Approve Named Executive Officer Compensation

The following proposal provides shareholders the opportunity to cast an advisory, non-binding vote on compensation for the NEOs, as further described in the CD&A, by voting for or against the following resolution. This resolution is required pursuant to Section 14A of the Exchange Act. The next advisory vote on NEO compensation is scheduled to occur at your Company’s 2017 annual meeting of shareholders, at which time we will also have our next vote to determine the frequency of these advisory votes going forward. Currently, the advisory vote is held every year. The Board strongly supports your Company’s executive pay practices and its executive compensation program through the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the FirstEnergy Corp. NEOs, as such compensation is disclosed pursuant to the compensation disclosure rules of the SEC, including the CD&A, the compensation tables, and the other related narrative executive compensation disclosure contained in this proxy statement.”

The primary objectives of your Company’s executive compensation program are to attract, motivate, retain, and reward the talented executives who we believe can provide the performance and leadership we need to achieve success in the highly complex energy industry. Our executive compensation program is centered on a pay-for-performance philosophy and is aligned with the long-term interests of our shareholders. In 2015, compensation adjustments were provided to some of our NEOs, positioning the total annual compensation opportunities provided to our NEOs, in the aggregate, at 3.9 percent above the revenue-regressed 50th percentile of our peer group.

The following are highlights of changes made to our compensation plans and programs in 2015:

•

Redesigned the Long-Term Incentive Plan (later referred to as LTIP) so that an executive’s LTIP opportunity is comprised of performance-adjusted RSU awards with 2/3 payable in stock and 1/3 payable in cash, and

•

Extended the benefits provided under the FirstEnergy Corp. Change in Control Severance Plan, dated February 25, 2011, as amended until December 31, 2016 (later referred to as the Existing CIC Plan) and adopted the FirstEnergy Corp. 2017 Change in Control Severance Plan (later referred to as the New CIC Plan) to align with leading market practices. In addition, Mr. Jones waived his right to receive any current and future change in control (later referred to as CIC) severance payments under the Existing CIC Plan or any future plans.

In deciding how to vote on this proposal, we encourage you to read the CD&A for a more detailed discussion of these changes.

Your Board strongly believes that these changes, in conjunction with continued shareholder outreach, are in the best interests of shareholders and address the financial and operational concerns raised in previous shareholders’ advisory vote results and ongoing shareholder outreach. Annual review of all compensation plans and programs will continue to ensure that your Company’s compensation programs are in alignment with market practice and in the best interest of our shareholders.

Your Board recommends that shareholders vote “FOR” approval of Item 3. Because your vote is advisory, it will not be binding upon your Board. However, your Board carefully considers shareholders’ opinions, and the Compensation Committee will take into account the outcome of the vote when considering future executive compensation practices.

Your Board Recommends That You Vote “For” Item 3.

25    |    FirstEnergy Corp. 2016 Proxy Statement

Item 4 — Approval to Amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to Replace Existing Supermajority Voting Requirements with a Majority Voting Power Threshold Under Certain Circumstances

We are asking shareholders to consider amendments to your Company’s Amended Articles and Amended Code of Regulations to implement a majority voting power threshold for shareholder voting. If the proposal is approved, all shareholder voting requirements in the Company’s Amended Articles and Amended Code of Regulations that are described below would allow for a majority voting power threshold.

Background and Governance Considerations

The proposal is a result of an ongoing review of corporate governance matters by your Board and its Corporate Governance Committee. In connection with these reviews, your Company initiated shareholder outreach discussions with shareholders owning a significant aggregate ownership interest in your Company to solicit input about possible amendments to its governing documents, including a majority voting power threshold for shareholder voting. In addition, your Board and its Corporate Governance Committee considered the response to a majority voting power shareholder proposal presented at our 2015 annual meeting of shareholders, which received a majority of votes cast. Your Board and the Corporate Governance Committee have also considered the advantages and disadvantages of a majority voting power threshold with respect to certain corporate governance issues and have consistently concluded that extraordinary transactions and fundamental changes to corporate governance should have the support of a broad consensus of your Company’s shareholders rather than just a simple majority. Additionally, supermajority vote requirements protect shareholders against the potentially self-interested actions of short-term investors or a small group of investors who have large combined holdings.

Your Board and the Corporate Governance Committee are also aware that a number of public companies have amended their governing documents to provide that simple majority voting power standards govern all actions that require shareholder approval. Accordingly, consistent with its strong commitment to monitoring evolutions in governance practices and in light of the benefits of broad shareholder consensus and input from our shareholder engagement efforts, your Board has elected to submit the proposal described below to a shareholder vote. Your Board cannot unilaterally adopt the following proposed amendments because a shareholder vote is necessary under our governing documents.

Proposed Amendments

Your Board is proposing that voting requirements in your Company’s Amended Articles and Amended Code of Regulations that require a supermajority vote to take certain actions be changed to a majority of the voting power of the Company, subject to your Board’s authority, in its discretion, to raise the voting requirement on these matters to two-thirds of the voting power of the Company.

A summary of the proposed amendments to your Company’s Amended Articles of Incorporation and Amended Code of Regulations are set forth below. The proposed amendments to the Amended Articles and Amended Code of Regulations are set forth in Appendix B, with deletions indicated by strike-outs and additions indicated by underlining. The summary below is qualified in its entirety by reference to the text of the proposed amendments in Appendix B.

Ohio corporate law establishes a two-thirds voting power requirement relating to the following provisions: amending the articles of incorporation; reducing or eliminating stated capital; applying capital surplus to dividend payments; authorizing share repurchases; authorizing sales of all or substantially all the Company’s assets; adopting a merger agreement or other merger-related actions; authorizing a combination or majority share acquisition; dissolving the Company; releasing pre-emptive rights; or authorizing a dividend to be paid in shares of another class. Article IX of the Amended Articles of Incorporation currently authorizes your Board to reduce this voting requirement to a majority of the voting power of the Company in its discretion. Your Board proposes to amend Article IX of the Amended Articles of Incorporation to provide for a majority of the voting power of the Company on these matters, subject to your Board’s authority, in its discretion, to raise the voting requirement on these matters to two-thirds of the voting power of the Company.

Article X of the Amended Articles of Incorporation establishes an 80 percent supermajority voting requirement to amend or repeal the following provisions of the Amended Articles of Incorporation: Article V — the fixing or changing of the terms of unissued or treasury shares; Article VI — the absence of cumulative voting rights in the election of directors; Article VII — the absence of preemptive rights to acquire unissued shares; and, Article VIII — the ability of the company to repurchase its shares. Given the proposed change to Article IX, which already governs amending the Amended Articles of Incorporation, Article X would be eliminated.

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Similarly, Regulation 36 of the Amended Code of Regulations establishes an 80 percent supermajority voting requirement to amend or repeal certain regulations: Regulation 1 — the time and place of shareholder meetings; Regulation 3(a) — the calling of special shareholder meetings; Regulation 9 — the order of business at shareholder meetings; Regulation 11 — the number, election and term of directors; Regulation 12 — the manner of filling vacancies on the board of directors; Regulation 13 — the removal of directors; Regulation 14 — the nomination of directors and elections; Regulation 31 — the indemnification of directors and officers; and Regulation 36 — amendments to the code of regulations. Regulation 36 would be amended to lower the vote requirement to a majority of the voting power of the Company, subject to your Board’s authority, in its discretion, to raise the voting requirement on these matters to two-thirds of the voting power of the Company.

In addition, your Board proposes to change the 80 percent supermajority voting requirement in Regulations 11 and 13 of the Amended Code of Regulations. Currently, Regulation 11 of the Amended Code of Regulations enables a change in the number of directors of the Company, and Regulation 13 provides that any director or the entire Board of Directors may be removed, in each case only by the affirmative vote of the holders of at least 80 percent of the voting power of the Company, voting together as a single class. Your Board proposes to reduce this 80 percent supermajority voting requirement in both cases to a majority of the voting power, subject to your Board’s authority, in its discretion, to raise the voting requirement on these matters to two-thirds of the voting power.

Effectiveness and Vote Required

If approved by shareholders at the Annual Meeting, your Board will adopt a resolution approving the amendments to the Amended Articles of Incorporation and Amended Code of Regulations reflected in Appendix B and authorizing the preparation and filing of any document necessary or advisable to implement such amendments which, if approved, would be expected to become effective prior to the next annual shareholder meeting. Approval of this proposal requires the affirmative vote of 80 percent of the voting power of the Company.

Board Recommendation

Your Board believes that retaining discretion to require a two-thirds vote for certain extraordinary matters enumerated in the authorizing requirements of Ohio corporate law as discussed above provides shareholders with meaningful protections against actions that may not be in their best interests. However, your Board recognizes that many constituencies favor governance practices in which a majority voting power threshold is required for any corporate action requiring shareholder approval and after careful consideration, your Board is recommending a vote to approve the proposed amendments.

Your Board Recommends That You Vote “For” Item 4.

Item 5 — Approval to Amend the Company’s Amended Code of Regulations to Implement Proxy Access

We are asking shareholders to consider an amendment to your Company’s Amended Code of Regulations to implement “proxy access.” Proxy access, as further described below, allows eligible shareholders to include their own nominee or nominees for election to the Board in our proxy materials, along with your Board-nominated candidates.

Background and Governance Considerations

The proposal is a result of an ongoing review of corporate governance matters by your Board and its Corporate Governance Committee and input from our shareholders, including the response to a proxy access shareholder proposal presented at our 2015 annual meeting of shareholders, which received a majority of the votes cast on the proposal.

Your Board and the Corporate Governance Committee have considered the advantages and disadvantages of providing proxy access rights to shareholders, including the view expressed by a number of our shareholders during our outreach that proxy access rights would increase the accountability of directors to shareholders and would allow shareholders to express preferences in director nominations more easily. Our outreach efforts included discussions with the proponent of the shareholder proposal presented at our 2015 annual meeting. In the course of this outreach, the proponent agreed to withdraw a similar proposal to be presented at the Annual Meeting this year after reviewing the terms of the following proposed amendment.

Your Board and the Corporate Governance Committee also considered the potential harm that unrestricted proxy access rights could have on your Board’s effectiveness and ability to fulfill its oversight responsibility to you as shareholders, including its potential to lead to an inexperienced, fragmented and less effective Board with directors who may pursue narrow or special interests. Accordingly, consistent with its strong commitment to responsiveness to shareholders and in light of the dangers of unqualified proxy access, your Board has decided to submit the proposal described below to a shareholder vote. Your Board cannot unilaterally adopt the following proposed amendment because a shareholder vote is necessary under our governing documents.

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Proposed Amendment

Your Board is proposing an amendment to your Company’s Amended Code of Regulations that permits certain shareholders to include a specified number of director nominees in our proxy materials for our annual meeting of shareholders.

A summary of the proposed amendment to your Company’s Amended Code of Regulations is set forth below. The proposed amendment to the Amended Code of Regulations is set forth in Appendix C, with deletions indicated by strike-outs and additions indicated by underlining. The summary below is qualified in its entirety by reference to the text of the proposed amendment in Appendix C.

The proposed amendment would permit a single shareholder, or group of up to 20 shareholders, that has maintained continuous ownership of at least 3 percent or more of the Company’s outstanding common stock for at least the previous three years to include a specified number of director nominees for election to the Board in the proxy statement for the Company’s annual meeting of shareholders. Shareholders who meet the share ownership criteria would be permitted to nominate up to 20 percent of the Board, rounding down to the nearest whole number of Board seats and in any event, not less than two shareholder-nominated candidates.

Number of Shareholder-Nominated Candidates

The maximum number of shareholder-nominated candidates would be equal to 20 percent of the directors in office as of the last day a shareholder nomination may be delivered or received or, if the 20 percent calculation does not result in a whole number, the closest whole number below 20 percent and in any event, not less than two shareholder nominated candidates. If your Board decides to reduce the size of the Board after the nomination deadline due to director retirement, resignation or otherwise, the 20 percent calculation will be applied to the reduced size of the Board, with the potential result that a shareholder-nominated candidate may be disqualified. Shareholder-nominated candidates that your Board determines to include in the proxy materials as Board-nominated candidates will be counted against the maximum.

Procedure for Selecting Candidates in the Event the Number of Nominees Exceeds the Maximum

Nominating shareholders are required to provide a list of their proposed nominees in rank order. If the number of shareholder-nominated candidates exceeds the maximum number of permitted shareholder candidates, the highest ranked nominee from the nominating shareholder or group of nominating shareholders, as the case may be, with the largest qualifying ownership will be selected for inclusion in the proxy materials first followed by the highest ranked nominee from the nominating shareholder or group of shareholders, as the case may be, with the next largest qualifying ownership, and continuing on in that manner, until the maximum number of nominees is reached.

Nominating Procedure

Requests to include shareholder-nominated candidates in your Company’s proxy materials must be received no earlier than 150 days and no later than 120 days before the anniversary of the date that your Company issued its proxy statement for the previous year’s annual meeting of shareholders. Each shareholder or shareholder group seeking to include a shareholder nominee in your Company’s proxy materials is required to provide certain information, including, but not limited to, the verification of share ownership, biographical information about the nominee and certain representations, as set forth in the proposed amendment attached hereto as Appendix C.

Independence and Other Qualifications of Shareholder Nominees

A shareholder nominee would not be eligible for inclusion if your Board determines that he or she is not independent under the listing standards of the principal U.S. exchange upon which the common stock of your Company is listed, any applicable rules of the SEC, or any publicly disclosed standards used by your Board in determining and disclosing the independence of your Company’s directors.

Furthermore, a shareholder nominee would not be qualified to be a director of your Company if: (i) his or her election would cause your Company to be in violation of its governing documents, the listing standards of the principal U.S. exchange upon which the common stock of your Company is listed, any applicable federal law, rule or regulation or your Company’s publicly disclosed policies and procedures; (ii) he or she has been an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, within the past three years; (iii) he or she is a named subject of a pending criminal proceeding or has been convicted in a

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criminal proceeding within the past 10 years (excluding traffic violations and other minor offenses); (iv) he or she is subject to certain enforcement orders related to the regulation of securities; or (v) he or she has provided, or his or her nominating shareholder or group of nominating shareholders has provided, information to us that is not accurate, truthful and complete in all material respects, or that otherwise contravenes certain specified agreements, representations or undertakings.

Effectiveness and Vote Required

If approved by shareholders at the Annual Meeting, your Board will adopt a resolution approving the amendment to the Amended Code of Regulations reflected in Appendix C and authorizing the preparation and filing of any documents necessary or advisable to implement such amendment, which, if approved, would be expected to become effective prior to the next annual shareholder meeting.

Approval of this proposal requires the affirmative vote of 80 percent of the voting power of the Company.

Board Recommendation

Your Board believes that implementing proxy access, subject to the reasonable requirements described above for the amount and time of ownership and limitations on the number of nominees any one shareholder or group of shareholders may propose, allows shareholders to express preferences with respect to director nominations more easily while also guarding against the risks of unfettered proxy access. These risks include the potential for individuals or groups to use your Company’s proxy statement, to seek self-serving goals by nominating directors focused on goals other than promoting the best long-term interests of your Company. After careful consideration, your Board is recommending shareholders vote to approve the proposed amendment.

Your Board Recommends That You Vote “For” Item 5.

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Shareholder Proposals

Four shareholder proposals have been submitted for consideration and action by the shareholders. The proponents’ names, addresses, and numbers of shares held will promptly be furnished by us to any shareholder upon written or oral request to your Company.

The shareholder resolutions and proposals, for which your Company and your Board accept no responsibility, are set forth below and are reproduced verbatim in accordance with the applicable rules and regulations*. These shareholder resolutions and proposals may contain assertions that we believe are factually incorrect. We have not attempted to refute all of the inaccuracies. However, after careful consideration, your Board recommends that you vote “AGAINST” these shareholder proposals in Items 6 through 9 for the reasons noted in your Company’s response following each shareholder proposal.

*

The inclusion of a hyperlink to any third-party Internet site is not and does not imply any endorsement, approval, investigation, verification or monitoring by FirstEnergy of any information contained in such a third-party site (other than information prepared by FirstEnergy). In no event shall FirstEnergy be responsible for the information (other than information prepared by FirstEnergy) contained on any such third-party site or your use of such third-party site.

Item 6 — Report - Lobbying Related

Whereas, we believe full disclosure of FirstEnergy’s direct and indirect lobbying activities and expenditures is required to assess whether FirstEnergy’s lobbying is consistent with its expressed goals and in the best interests of shareholders.

Resolved, the shareholders of FirstEnergy request the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.
2.	Payments by FirstEnergy used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.
3.	FirstEnergy’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.
4.	A description of the decision making process and oversight by management and the Board for making payments described in section 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which FirstEnergy is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committee and posted on FirstEnergy’s website.

Supporting Statement

As shareholders, we encourage transparency and accountability in the use of staff time and corporate funds to influence legislation and regulation, both directly and indirectly. According to OpenSecrets.org, FirstEnergy spent approximately $4.2 million in 2013 and 2014 on direct federal lobbying activities. These figures do not include lobbying expenditures to influence legislation in states, where FirstEnergy also lobbies but disclosure is uneven or absent. For example, according to an article in NJ Spotlight, FirstEnergy spent $525,051 on lobbying in New Jersey for 2014, making it the seventh biggest spender (“The List: AARP, New Jersey’s Top Lobbyist, Spent over $1.5 Million in 2014,” NJ Spotlight, April 13, 2015).

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FirstEnergy is listed as a member of the Edison Electric Institute, which spent over $18.4 million lobbying in 2013 and 2014. However, FirstEnergy does not disclose its memberships in, or payments to, trade associations, or the portions of such amounts used for lobbying, despite a 2007 agreement with shareholders to annually disclose non-deductible trade association payments (“More Firms to Make Political Disclosures,” CFO, April 4, 2007). Nor does FirstEnergy disclose membership in or contributions to tax-exempt organizations that write and endorse model legislation, such as the American Legislative Exchange Council.

Full and complete disclosure is important. Absent a system of accountability, company assets could be used for objectives contrary to FirstEnergy’s long-term interests.

Your Company’s Response — Report - Lobbying Related

Your Company believes that it has a responsibility to participate in the legislative, regulatory and political process. Sharing its views and educating officeholders, regulators, community and business leaders, and the public on key issues helps your Company promote effective government and the interests of key stakeholder groups including our shareholders, employees and the communities we serve. By engaging with elected officials, regulators, community and business leaders, and other decision makers, your Company strives to conduct its business as transparently as possible to serve customers effectively and help build public trust.

In addition to the existing extensive framework of laws and public disclosure, your Company adopted a Political Activity Policy, which was most recently updated and expanded in February 2015. The Political Activity Policy disclosure regarding your Company’s participation in the political process and political contributions and lobbying expenses. Such policy can be found at: https://www.firstenergycorp.com/investor/corporate_governance/policies_charters/corporate_political_activity_policy.html. The Political Activity Policy provides for links to access your Company’s federal lobbying reports. Your Company complies with all federal and state lobbying registration and disclosure requirements, which include filing all required reports with the U.S. Congress and applicable state agencies.

These reports detail information such as the particular bills and issues on which individual lobbyists had activity on behalf of your Company, as well as the total lobbying expenses for specific time periods. As set forth in the Political Activity Policy, your Company maintains and files Lobbying Disclosure Act Reports (Form LD-2) with the U.S. Congress. These reports detail the particular bills and issues on which individual lobbyists had activity on behalf of your Company, as well as the total lobbying expenses, including payments made to trade associations. These reports may be found at: http://www.senate.gov/legislative/Public_Disclosure/LDA_reports.htm. Additionally, as described in the Political Activity Policy, your Company and its registered federal lobbyists must also file semi-annual reports detailing, among other things, disbursements and personal and/or direct contributions to federal candidates and national party committees. These forms (LD-203) may be found at: http://www.senate.gov/legislative/Public_Disclosure/LDA_reports.htm. State reports disclosing activity at the state and local levels, if required, are also made publicly available for review on the applicable state agency Internet website.

Your Company is committed to providing appropriate information and disclosures to its investors concerning its lobbying activities. Additionally, your Company believes that its current procedures and policies promote transparency and compliance with law and addresses the concerns identified in the proposal. Preparation of reports beyond what is already produced would be a duplicative and onerous task that would divert important resources from alternate uses that your Company’s Board and management deem to be in the best interests of your Company and its shareholders.

Your Board recommends that you vote “AGAINST” this proposal (Item 6).

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Item 7 — Report - Climate Change Related

WHEREAS:

Global governments agree that to avoid the worst effects of climate change, global temperatures must not increase beyond 2 degrees Celsius. According to a recent study, meeting this 2 degree carbon limit would require 80% of coal reserves to remain unburned. (McGlade, Elkins; Nature 2015)

FirstEnergy is a coal intensive utility. In 2013, FirstEnergy was the 6th largest consumer of coal among all U.S. power producers; it created – on its own -- approximately 1.2% of total U.S. energy-related carbon dioxide emissions. (Ceres 2015, EIA 2015). While many utilities are reducing coal use, FirstEnergy’s coal use increased 22% between 2008 and 2013. In the same period, the nation as a whole reduced coal consumption by 18%. (Ceres, 2015 & 2010; EIA, 2015 & 2010).

Because coal is the source of 77% of energy-related carbon emissions in the U.S., laws designed to slow or mitigate climate change are likely to target coal. (EPA, Electricity Sector Emissions) Indeed, the U.S.’ first major climate regulation, the Clean Power Plan, is designed to reduce carbon emissions from coal- intensive utilities. HSBC noted that the Clean Power Plan’s clean air requirements could “increase the stranding risk for U.S. coal producers and coal heavy utilities.” In comments to the EPA opposing the Clean Power Plan, a group of utilities claimed that coal pollution regulation will “result in billions of dollars in stranded assets.” (Coalition for Innovative Climate Solutions).

FirstEnergy’s coal generation assets are already at risk of stranding. FirstEnergy has aggressively pursued a bail-out of its costly, aged, polluting coal plants in Ohio. Pending approval, the deal would permit FirstEnergy to pass unknown costs, estimated at nearly $4 billion by the Ohio Consumers’ Counsel, for its uneconomic coal plants on to customers at above-market power rates. FirstEnergy, whose stock (as of November 2015) is down over 60% from its 2008 high, informed the press that the Company needs the bail-out because its coal plants “just aren’t making money in the open market”. (Bloomberg, 2015) Despite this temporary fix, FirstEnergy’s investors remain exposed to significant risk from stranded assets. Rather than proposing long term solutions for reducing the Company’s climate risk, in recent years FirstEnergy has fought energy efficiency and renewable energy policies that could help displace coal power in states where it operates.

THEREFORE BE IT RESOLVED:

Shareholders request that FirstEnergy prepare a report by September 2016, omitting proprietary information and at reasonable cost, quantifying the potential financial losses to the company associated with stranding of its coal generation facilities under a range of climate change driven regulation scenarios that mandate greenhouse gas reductions beyond those required by the Clean Power Plan.

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Your Company’s Response — Report - Climate Change Related

This shareholder proposal requests that your Company prepare a report quantifying the potential financial losses to the Company associated with stranding of its coal generation facilities under a range of climate change driven regulation scenarios that mandate greenhouse gas reductions beyond those required by the Clean Power Plan.

The Board believes that preparing the report required by the proposal would largely duplicate your Company’s existing reporting efforts and therefore would not provide valuable information for shareholders. Based on our interpretation of the currently applicable laws and regulations, at this time we do not see a significant potential that such laws and regulations would result in any material stranded costs. In addition, the statement in the proposal that “FirstEnergy’s coal use increased 22% between 2008 and 2013” is misleading because this increase is a result of the Allegheny Energy merger in 2011. After carefully considering the proposal, your Board believes that your Company’s current environmental policies and thorough efforts to communicate those policies to regulators, shareholders and the public as generally described below accomplish the essential objectives of the proposal. Additionally, your Company publically discloses historical financial statements and other information on a quarterly and annual basis in compliance with SEC requirements that includes numerical and narrative disclosure and that typically provides certain forward-looking information.

Your Company has been forthcoming in our disclosures about environmental matters and has expanded our disclosure on how we are managing regulatory and environmental issues relating to electrical power generation operations, climate change, energy efficiency and renewable energy. Your Company is making significant changes in the switch to a cleaner energy future – changes that best fit the challenges and demands of our customers today. Through its AllGreen Energy offer, FirstEnergy Solutions Corp., a subsidiary of your Company, is giving its residential customers in Pennsylvania and Ohio the option to reduce their environmental impact by supporting clean, renewable energy resources. The AllGreen Energy offer is Green-e Certified by Green-e Energy, the nation’s leading independent certification and verification program for renewable energy and greenhouse gas emission reductions in the retail energy market. Your Company tirelessly pursues new sources of clean, renewable energy and other opportunities to meet customers’ needs in an environmentally sound way. And one of our top priorities is to minimize the environmental impact of our generating plants and other facilities. As a result, your Company has made significant progress in reducing pollutants and greenhouse gas emissions over the past two decades. Your Company also includes disclosure regarding distributed energy resources such as solar and wind systems and energy storage technologies in our Annual Report on Form 10-K.

In addition, your Company has made available on our Internet website the Sustainability Report (publicly available at www.firstenergycorp.com/environmental/sustainability) that describes the steps that have been taken by your Company to address the challenge of climate change. The Sustainability Report discloses how we are working to minimize the environmental impact of our operations while meeting our customers’ needs for safe, reliable electricity. The report, most recently updated in May 2015, states that your Company “expects to achieve a 25% reduction below 2005 levels in CO2 emissions this year.” The Sustainability Report further provides an update to shareholders regarding your Company’s efforts related to new sources of clean, renewable energy. As stated in the Sustainability Report, your Company is one of its region’s largest providers of renewable energy, currently with approximately 1,900 MW of pumped-storage hydro, and contracted wind and solar resources. In fact, FirstEnergy is one of the largest providers of wind energy in the region, with a portfolio of nearly 500 MW located in Illinois, Pennsylvania and Ohio, and sales of more than 1 million MWH per year of wind generation from capacity under contract. In this regard, the diversity of your Company’s renewable energy portfolio has grown significantly since 2003. To better inform shareholders of your Company’s efforts in connection with energy efficiency and renewable energy, the Sustainability Report provides updates on matters related to resources such as wind, solar and hydroelectric, as well as energy storage.

Further, in our Sustainability Report, your Company describes the energy efficiency and smart grid technology mandates in the states where our generating companies operate and provides a discussion regarding research and development within the electric industry. Such research and development discussions address the actions that your Company expects to take to reduce risk in the future. For example, your Company reports on the long history of supporting research and demonstration projects through the Electric Power Research Institute and other industry organizations in the areas of fuel cells, solar and wind generation and energy storage technologies.

Your Company believes it has already taken appropriate steps to report on actions it is taking relating to environmental matters and regularly discloses financial statements and related narrative disclosure. Due to the nature of your Company’s business, preparation of reports beyond what is already produced would be a duplicative and onerous task and would divert important resources from alternate uses that your Company’s Board and management deem to be in the best interests of your Company and its shareholders.

The Board and management will continue to share information on your Company’s environmental efforts and financial performance and results, accomplishing the fundamental objectives of the proposal without undertaking duplicative efforts and needlessly increasing expenses.

Your Board recommends that you vote “AGAINST” this proposal (Item 7).

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Item 8 — Director Election Majority Vote Standard

Director Election Majority Vote Standard Proposal

Resolved: That the shareholders of FirstEnergy Corporation (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s articles of incorporation to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

Supporting Statement: FirstEnergy’s Board of Directors should establish a majority vote standard in director elections in order to provide shareholders a meaningful role in these important elections. The proposed majority vote standard requires that a director nominee receive a majority of the votes cast in an election in order to be formally elected. The Company’s current plurality standard is not well-suited for the typical director election that involves only a management slate of nominees running unopposed. Under these election circumstances, a board nominee is elected with as little as a single affirmative vote, even if a substantial majority of the “withhold” votes are cast against the nominee. So-called “withhold” votes simply have no legal consequence in uncontested director elections. We believe that a majority vote standard in board elections establishes a challenging vote standard for board nominees, enhances board accountability, and improves the performance of boards and individual directors.

Over the past ten years, nearly 90% of the companies in the S&P 500 Index, including numerous companies incorporated in Ohio, have adopted a majority vote standard in company bylaws, articles of incorporation, or charters. Further, these companies have also adopted a director resignation policy that establishes a board-centered post-election process to determine the status of any director nominee that is not elected. This dramatic move to a majority vote standard is in direct response to strong shareholder demand for a meaningful role in director elections. FirstEnergy’s Board of Directors continues to oppose the adoption of a majority vote standard.

FirstEnergy has not established a majority vote standard, retaining its plurality vote standard, despite the fact that most of its self-identified peer companies including Exelon Corporation, NiSource, Inc., Ameren Corporation, American Electric Power Company, CenterPoint Energy, Consolidated Edison, Dominion Resources, and DTE Energy have adopted majority voting. A majority vote standard combined with the Company’s current post-election director resignation policy would establish a meaningful right for shareholders to elect directors at FirstEnergy, while reserving for the Board an important post-election role. It is well past time for the FirstEnergy Board to join the mainstream of major U.S. companies and establish a majority vote standard for uncontested director elections.

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Your Company’s Response — Director Election Majority Vote Standard

As discussed below, your Board adopted a Director Resignation Policy in 2011, which provides that any director nominee in an uncontested director election who receives a greater number of “withheld” votes than votes “for” is required to tender his or her resignation to the Corporate Governance Committee. In 2011, 2013 and 2014, shareholder support for substantially similar shareholder proposals decreased significantly year-over-year and none of the three shareholder proposals received a majority of the votes cast. Moreover, in 2015, your Company did not even receive a proposal on this subject.

This shareholder proposal requests that your Board take measures necessary to amend your Company’s Amended Articles of Incorporation to provide that director nominees be elected by the affirmative vote of the majority of the votes cast at an annual meeting of shareholders. Your Board has carefully considered several factors with respect to majority voting over the past years, including the merits of the majority vote standard, the responsibilities of your Board’s Corporate Governance Committee and the best interests of our shareholders. After completing its review of the proposal, your Board believes that the existing Director Resignation Policy, which is described in greater detail above under “Corporate Governance Highlights,” “Questions and Answers About the Annual Meeting” and “Item 1 – Election of Directors,” already accomplishes the primary objective of the proposal and the proposal does not serve the best interests of your Company and its shareholders.

Your Board adopted the Director Resignation Policy in 2011 in response to a substantially similar shareholder proposal, shareholder outreach, our ongoing review of our corporate governance policies and to reflect developments in market practice with respect to majority voting in contested director elections. Under the Director Resignation Policy, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “For” his or her election is required to promptly tender his or her resignation to the Corporate Governance Committee following certification of the shareholder vote. The Corporate Governance Committee will then consider a director resignation submitted pursuant to the Director Resignation Policy and recommend to your Board whether it should be accepted. The directors on your Board (excluding any director who tendered his or her resignation) will then make a decision regarding the resignation. Your Board believes that the Director Resignation Policy promotes a good balance between providing shareholders a meaningful and significant role in the process of electing directors and allowing your Board flexibility to exercise its independent judgment on a case-by-case basis. By acknowledging shareholders’ positions regarding director nominees, the Director Resignation Policy accomplishes the primary objective of the proposal at issue without the potential negative consequences of the proposal described below, and as a result, your Board believes that the adoption of a majority vote standard is unnecessary.

The plurality voting standard is the default standard under Ohio law, and our Amended Code of Regulations expressly provides for a plurality vote in the election of directors. A majority voting threshold for the election of directors could cause a number of difficulties, including the practical problems relating to a “failed election,” or one in which one or more directors standing for election is not seated on your Board. For example, the failure to elect Board candidates could affect adversely our ability to comply with the NYSE Listing Standards or SEC requirements for independent or non-employee directors or directors who have particular qualifications that are essential for a member of your Board, such as a financial expert to serve on your Board’s Audit Committee.

Additionally, with a majority vote standard, where a failed election occurs, because one or more directors standing for election is not seated on your Board, it will be up to your Board to fill the vacancy without any further shareholder vote. Shareholders would have no greater assurance that the person selected to fill the Board seat would be any more satisfactory than the nominee who failed to receive the majority vote. Also, taking into account the important role of directors in setting strategic direction and making important business decisions, it could be expected that your Board would still view the election of its original nominee as in the best interests of your Company and our shareholders notwithstanding the number of votes withheld. Nevertheless, addressing failed elections undoubtedly would be distracting to your Board and may require your Board and/or the Corporate Governance Committee to divert its attention from other important matters and repeat much of the process it went through prior to the shareholder meeting in order to select nominees.

Lastly, your Board does not believe that adoption of this proposal is likely to create any meaningfully greater enfranchisement of our shareholders, in light of the adoption of the Director Resignation Policy, which already provides shareholders with the primary benefit of majority voting while allowing your Board the flexibility to make decisions that it determines to be in the best interests of your Company. For the reasons stated above and in light of the lack of majority shareholder support at our 2011, 2013 and 2014 Annual Meetings for substantially similar proposals, your Board recommends a vote against this majority vote proposal.

Your Board recommends that you vote “AGAINST” this proposal (Item 8).

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Item 9 — Simple Majority Vote

Simple Majority Vote

RESOLVED, Shareholders request that our board take the steps necessary so that each voting requirement in our charter and bylaws that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. This proposal includes that our board fully support this proposal topic and commit to spend up to $10,000 or more on means, such as special solicitations, as needed to obtain the super-high vote required for passage as a binding company proposal.

This proposal topic won our impressive shareholder support, based on yes and no votes, at our previous annual meetings:

2005 - 71%

2006 - 73%

2007 - 76%

2008 - 78%

2015 -69%

Our board failed to address shareholder votes by not fully supporting this proposal topic as a binding company proposal after such consistently strong shareholder support over a decade. Michael Anderson was the chairman of our corporate governance committee.

This proposal topic also won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy’s. The proponents of these proposals included Ray T. Chevedden and William Steiner. Currently a 1%-minority can frustrate the will of our 79%-shareholder majority.

Shareowners are willing to pay a premium for shares of corporations that have excellent corporate governance. Supermajority voting requirements have been found to be one of six entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are arguably most often used to block initiatives supported by most shareowners but opposed by a status quo management.

Please vote to protect shareholder value:

Simple Majority Vote-Proposal 9

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Your Company’s Response — Simple Majority Vote

This non-binding shareholder proposal requests that your Board take the steps necessary so that each shareholder voting requirement in your Company’s Amended Articles and Amended Code of Regulations that “calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws.”

We encourage you to refer to your Company’s proposal (Item 4 above), which is a binding proposal to implement a majority voting power threshold for shareholder voting under certain circumstances. Your board believes that the amendment proposed by the Company under Item 4 above provides for better protections against actions that may not be in our shareholders’ best interests while taking into account the input from your Company’s engagement efforts with shareholders, as well as broad shareholder support regarding this topic. Furthermore, the amendment proposed by the Company in Item 4 accounts for certain applicable provisions of Ohio law that this shareholder proposal does not. As described in Item 4 above, Ohio law provides that certain voting requirements can be changed to a majority of the voting power of your Company, not a majority of votes cast as stated in the shareholder proposal. Because the Company’s proposal (Item 4 above) is binding, if approved by shareholders, the Company would be required to implement the proposal. However, if this non-binding proposal is approved by shareholders, there is no obligation for the Company to implement it. In sum, your Board believes the proposal put forth by your Company in Item 4 above more appropriately and effectively serves the best interests of our shareholders.

Your Board recommends that you vote “AGAINST” this proposal (Item 9).

37    |    FirstEnergy Corp. 2016 Proxy Statement

Review of Director Nominees

The Corporate Governance Committee, comprised entirely of independent directors, recommends Board candidates by identifying qualified individuals in a manner that is consistent with criteria approved by your Board. In consultation with the CEO, the Chairman of the Board and the full Board, the Corporate Governance Committee searches for, recruits, screens, interviews, and recommends prospective directors to provide an appropriate balance of knowledge, experience, and capability on your Board. Assessment of a prospective Board candidate includes, at a minimum, consideration of diversity; age; background and training; business or administrative experience and skills; dedication and commitment; business judgment; analytical skills; problem-solving abilities; and familiarity with the regulatory environment. In addition, the Corporate Governance Committee may consider such other attributes as it deems appropriate, all in the context of the perceived needs of your Board or applicable committee at that point in time.

At least annually the Corporate Governance Committee assesses the size and composition of your Board in light of the operating requirements of your Company and the current makeup of your Board in the context of the needs of your Board at a particular point in time. Each of the nominees brings a strong and unique background and skill set to your Board, giving your Board as a whole competence and experience in a wide variety of areas necessary to oversee the operations of your Company. In accordance with the Corporate Governance Committee charter, each current director contributes and each future director shall contribute knowledge, experience, or skill in at least one domain that is important to your Company. For example, our directors possess experience in one or more of the following: management or senior leadership position that demonstrates significant business or administrative experience and skills; accounting or finance; the electric utilities or nuclear power industry; or other significant and relevant areas deemed by the Corporate Governance Committee to be valuable to your Company.

The Corporate Governance Committee believes that well-assembled Boards consist of a diverse group of individuals who possess a variety of complementary skills and experiences. It considers this variety of complementary skills in the broader context of your Board’s overall composition with a view toward constituting a Board that, as a body, possesses the appropriate skills, experience, attributes, and qualities required to successfully oversee your Company’s operations. Your Board did not use a third party to assist with the identification and evaluation of potential nominees.

Neither the Corporate Governance Committee nor your Board has an established policy regarding the consideration of diversity in identifying director nominees. However, the Corporate Governance Committee recognizes that the racial, ethnic and gender diversity of your Board are an important part of its analysis as to whether your Board possesses a variety of complementary skills and experiences. The Corporate Governance Committee also considers differences in point of view, professional experience, education, and other individual skills, qualities, and attributes that contribute to the optimal functioning of your Board as a whole.

38    |    FirstEnergy Corp. 2016 Proxy Statement

Biographical Information and

Qualifications of Nominees for Election as Directors

The following provides information about each director nominee, as of the date of this proxy statement. The information presented below includes each nominee’s specific experiences, qualifications, attributes, and skills that led the Corporate Governance Committee and your Board to the conclusion that he/she should serve as a director of your Company.

Paul T. Addison Age 69 Director of your Company since 2003	Michael J. Anderson Age 64 Director of your Company since 2007

Position, Principal Occupation and Business Experience: Retired in 2002 as managing director in the Utilities Department of Salomon Smith Barney (Citigroup), an investment banking and financial services firm.

Key Attributes, Experience and Skills: Mr. Addison received an M.B.A. in Finance and General Business Administration from the Harvard University Graduate School of Business. His career included positions of increasing responsibility in the investment banking and financial services sector, culminating as a managing director of the Utilities Department at Salomon Smith Barney (Citigroup). This wealth of experience in the utilities department in the financial services sector makes Mr. Addison a strong contributor to your Board, specifically and your Company generally.

Committees: Audit, Finance (Chair)

Position, Principal Occupation and Business Experience: Chairman of the board of directors since 2009 of The Andersons, Inc., a diversified public company with interests in the grain, ethanol, and plant nutrient sectors of U.S. agriculture, as well as in railcar leasing and repair, turf products production, and general merchandise retailing. He also served as chief executive officer of The Andersons, Inc. from 1999 to 2015.

Key Attributes, Experience and Skills: Mr. Anderson received an M.B.A. in Finance and Accounting from the Northwestern University Kellogg Graduate School of Management and was a Certified Public Accountant. He participated in the Harvard Advanced Management Program. Mr. Anderson was an auditor for Arthur Young & Co. In 1996, he became president and chief operating officer of The Andersons, Inc., and he is currently that company’s chairman. The skills and attributes related to Mr. Anderson’s experience in the accounting and executive management areas are invaluable assets for your Board.

Committees: Corporate Governance (Chair), Finance

39    |    FirstEnergy Corp. 2016 Proxy Statement

— Election of Directors (Continued) —

William T. Cottle Age 70 Director of your Company since 2003	Robert B. Heisler, Jr. Age 67 Director of your Company since 2006 and from 1998 to 2004

Position, Principal Occupation and Business Experience: Retired in 2003 as chairman of the board, president, and chief executive officer of STP Nuclear Operating Company, a nuclear operating company for the South Texas Project.

Key Attributes, Experience and Skills: Mr. Cottle has served as a consultant in the nuclear industry. He has extensive experience in the nuclear field and has held leadership positions at Entergy and Houston Lighting and Power, as well as with the Nuclear Regulatory Commission and the Tennessee Valley Authority. In addition, he previously served as chairman, president, and chief executive officer of STP Nuclear Operating Company. This nuclear industry experience is essential to your Board.

Committees: Corporate Governance, Nuclear (Chair)

Position, Principal Occupation and Business Experience: Retired in 2011 as Dean of the College of Business Administration and Graduate School of Management (a position held since 2008) of Kent State University. Special assistant for Community and Business Strategies to the president of Kent State University from September 2008 to October 2008 and from 2007 to June 2008. Interim vice president for Finance and Administration of Kent State University from June 2008 to September 2008. Retired in 2007 as chairman of the board (a position held since 2001) of KeyBank N.A., the flagship banking entity within KeyCorp. Chief executive officer of the McDonald Financial Group from 2004 to 2007 and executive vice president of KeyCorp from 1994 to 2007. He serves as a director of the following three other companies with publicly traded equity securities: TFS Financial Corporation, The J. M. Smucker Company and Myers Industries, Inc. (Board Chairman).

Key Attributes, Experience and Skills: Mr. Heisler graduated Cum Laude from Harvard University and received an M.B.A. from Kent State University. He has extensive experience in the investment management and financial services sector, culminating in high-level positions at KeyBank N.A., including chairman of the board and chief executive officer. In addition, he brings administrative skills to your Board through his former role as Dean of the College of Business Administration and Graduate School of Management of Kent State University. Further, he has experience serving on other public company boards. This expertise in financial services and administrative skills makes him a valuable member of your Board.

Committees: Audit, Compensation

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— Election of Directors (Continued) —

Julia L. Johnson Age 53 Director of your Company since 2011	Charles E. Jones Age 60 Director of your Company since 2015

Position, Principal Occupation and Business Experience: President of NetCommunications, LLC, a national regulatory and public affairs firm focusing primarily on energy, telecommunications, and broadcast regulation, since 2000. She serves as a director of the following three other companies with publicly traded equity securities: American Water Works Company, Inc., MasTec, Inc., and NorthWestern Corporation. She also served as a director of Allegheny Energy, Inc. (merged with your Company in 2011) from 2003 to 2011.

Key Attributes, Experience and Skills: Ms. Johnson received her law degree from the University of Florida College of Law after graduating from the University of Florida with a Bachelor of Science in business administration. She is a former chairman and commissioner of the Florida Public Service Commission, which provided her with valuable insight into the electric utility industry. In her current position as president of NetCommunications, LLC, she develops strategies for achieving objectives through advocacy directed at critical decision makers. She previously served as senior vice president of Communications and Marketing at Milcom Technologies and also has additional public company board experience. Ms. Johnson’s extensive regulatory background, legal experience, and additional board experience qualify her to serve as a member of your Board.

Committees: Corporate Governance, Nuclear

Position, Principal Occupation and Business Experience: President, CEO and director of your Company since January 1, 2015. He was Executive Vice President and President, FirstEnergy Utilities from 2014 to 2015 and Senior Vice President and President, FirstEnergy Utilities from 2010 to 2011, and also served as President of your Company’s utility subsidiaries from 2010 to 2015. He was also Senior Vice President of your Company’s utility subsidiaries from 2009 to 2010. He also serves as a director of many other subsidiaries of your Company, including FirstEnergy Solutions Corp.

Key Attributes, Experience and Skills: Mr. Jones received an undergraduate degree in electrical engineering from The University of Akron. He also attended the United States Naval Academy and was a member of the Institute of Electrical and Electronics Engineers. He completed the Reactor Technology Course for Utility Executives at the Massachusetts Institute of Technology and the Public Utility Executive Program at the University of Michigan. He has had an extensive, nearly forty-year career, at Ohio Edison Company and later FirstEnergy Corp., and has held various executive leadership positions, most recently Executive Vice President and President of FirstEnergy Utilities, and currently President and CEO. With this vast experience, Mr. Jones brings to your Board an extraordinary understanding of the inner workings of the public utilities industry in general, and FirstEnergy, in particular.

41    |    FirstEnergy Corp. 2016 Proxy Statement

— Election of Directors (Continued) —

Ted J. Kleisner Age 71 Director of your Company since 2011	Donald T. Misheff Age 59 Director of your Company since 2012

Position, Principal Occupation and Business Experience: Retired in 2013 as chairman (a position held since 2012) of Hershey Entertainment & Resorts Company, an entertainment and hospitality company. Chairman and chief executive officer in 2012, president and chief executive officer from 2007 to 2012 and director from 1996 to 2013 of Hershey Entertainment & Resorts Company. President of CSX Hotels, Inc. (d/b/a The Greenbrier) from 1988 to 2006 and president and chief executive officer of The Greenbrier Resort & Club Management Company from 1988 to 2006. He also served as a director of Allegheny Energy, Inc. (merged with your Company in 2011) from 2001 to 2011.

Key Attributes, Experience and Skills: Mr. Kleisner graduated from the University of Denver with a Bachelor of Science in business administration. Mr. Kleisner has over 40 years of experience in management and executive leadership positions, including over 20 years of chief executive officer experience having served as president and chief executive officer of Hershey Entertainment & Resorts Company and The Greenbrier Resort & Club Management Company. He has more than 30 years of experience in the areas of labor relations, collective bargaining, and union contract negotiations, both in the U.S. and abroad. Additionally, he has participated in numerous business and real estate developments in the U.S., Europe, and Asia. His prior leadership and senior executive positions provide him with significant experience, both domestic and international, in developing and implementing corporate strategy and setting executive compensation benefits. Mr. Kleisner’s executive leadership positions and additional board experience have prepared him to respond to a multitude of financial and operational challenges. Mr. Kleisner’s vast business background and leadership skills make him well qualified to serve on your Board.

Committees: Compensation (Chair), Nuclear

Position, Principal Occupation and Business Experience: Retired in 2011 as managing partner (a position held since 2003) of the Northeast Ohio offices of Ernst & Young LLP, a public accounting firm. He serves as a director of the following two other companies with publicly traded equity securities: TimkenSteel Corp. and Trinseo S.A. He is also a director of Aleris Corporation, whose common stock is privately held.

Key Attributes, Experience and Skills: Mr. Misheff graduated from The University of Akron with a major in accounting and is a Certified Public Accountant. As the managing partner of the Northeast Ohio offices of Ernst & Young LLP until his retirement in 2011, he advised many of the region’s largest companies on financial and corporate governance issues. He began his career with Ernst & Young LLP in 1978 as part of the audit staff and later joined the tax practice, specializing in accounting/financial reporting for income taxes, purchase accounting, and mergers and acquisitions. He has more than 30 years of experience performing, reviewing, and overseeing the audits of financial statements of a wide range of public companies. He also has served on numerous non-profit boards. Mr. Misheff’s vast financial and corporate governance experience, together with his extensive service to community organizations and business development groups, make him a strong member of your Board.

Committees: Audit, Compensation

42    |    FirstEnergy Corp. 2016 Proxy Statement

— Election of Directors (Continued) —

Thomas N. Mitchell Age 60 Director of your Company since 2016	Ernest J. Novak, Jr. Age 71 Director of your Company since 2004

Position, Principal Occupation and Business Experience: Retired in 2015 as the president, chief executive officer and director (positions held since 2009) of Ontario Power Generation Inc. (OPG), an Ontario-based electricity generation company. He is also a former director and member of the leadership and compensation committee of the Electric Power Research Institute.

Key Attributes, Experience and Skills: Mr. Mitchell received his undergraduate degree in Engineering (Nuclear and Thermal Sciences) from Cornell University, his Master of Science degree in Mechanical Engineering from George Washington University and his LLD (Hon) from University of Ontario Institute of Technology, which is an honorary degree.

He has extensive experience in the nuclear industry and as a senior executive. Prior to his most recent executive position at OPG, he held progressively more responsible leadership roles before being named the site vice president at the Peach Bottom Atomic Power Station, where he directed the day-to-day operations of the station. He also served as a vice president for the Institute of Nuclear Power Operations and as a Lieutenant (Naval Reactors) in the US Navy. Mr. Mitchell’s nuclear industry experience and along with his broad leadership and business skills is essential to your Board.

Committee: Nuclear

Position, Principal Occupation and Business Experience: Retired in 2003 as managing partner (a position held since 1998) of the Cleveland office of Ernst & Young LLP, a public accounting firm. He serves as a director of the following two other companies with publicly traded equity securities: BorgWarner, Inc. and A. Schulman, Inc.

Key Attributes, Experience and Skills: Mr. Novak graduated from John Carroll University with a major in accounting. He received his Masters in Accountancy from Bowling Green State University and is a Certified Public Accountant. During his long and distinguished career at Ernst & Young LLP, he held various positions including coordinating partner and Area Industry Leader, before retiring after 17 years as the managing partner of various Ernst & Young LLP offices, most recently managing partner of the Cleveland Office. He has over 30 years of experience performing, reviewing, and overseeing the audits of financial statements of a wide range of public companies. Mr. Novak currently serves as chair of the audit committee of two other public companies. As a result of this extensive experience in the field of accounting and his broad financial expertise, Mr. Novak is your Company’s “Audit Committee Financial Expert” and is a valuable member of your Board.

Committees: Audit (Chair), Finance

43    |    FirstEnergy Corp. 2016 Proxy Statement

— Election of Directors (Continued) —

Christopher D. Pappas Age 60 Director of your Company since 2011	Luis A. Reyes Age 64 Director of your Company since 2013

Position, Principal Occupation and Business Experience: President, chief executive officer and director of Trinseo S.A., a producer of plastics, latex and rubber, since 2010. President and chief executive officer of NOVA Chemicals Corporation (Nova Chemicals), a producer of plastics and chemicals, in 2009. President and chief operating officer from 2008 to 2009, chief operating officer from 2006 to 2008, and senior vice president & president, Styrenics from 2000 to 2006 for Nova Chemicals. He serves as a director of one other company with publicly traded equity securities: Univar Inc. Within the past five years, he also served as a director of Allegheny Energy, Inc. (merged with your Company in 2011) from 2008 to 2011.

Key Attributes, Experience and Skills: Mr. Pappas received an M.B.A. from the Wharton School, University of Pennsylvania and an undergraduate degree in Civil Engineering from the Georgia Institute of Technology. He served in various leadership capacities at NOVA Chemicals, Dow Chemical, and DuPont Dow Elastomers and has also served on other public company boards. His executive and board experience has equipped him with leadership skills and the knowledge of board processes and functions. Additionally, Mr. Pappas’s general corporate decision-making and senior executive experience with a commodity-based business provides a useful background for understanding the operations of your Company. This experience qualifies him to serve as a member of your Board.

Committees: Compensation, Finance

Position, Principal Occupation and Business Experience: Retired in 2011 as a Regional Administrator (a position held since 2008) of the U. S. Nuclear Regulatory Commission (NRC). Executive Director of Operations of the NRC from 2004 to 2008 and has held various other positions with the NRC since 1978.

Key Attributes, Experience and Skills: Mr. Reyes received his undergraduate degree in Electrical Engineering and his Master of Science degree in Nuclear Engineering from the University of Puerto Rico. He has extensive experience in the nuclear field and has held senior leadership positions with the NRC. He joined the NRC in 1978 where he held progressively more responsible leadership roles before being named executive director of operations in 2004, where he managed the day-to-day operations of the agency. He also served as regional administrator for NRC Region II, overseeing all new commercial nuclear power plant construction in the country as well as operating plant inspections in the southeast United States. Mr. Reyes retired from the NRC in 2011 with 33 years of service. This nuclear industry experience is essential to your Board.

Committees: Corporate Governance, Nuclear

44    |    FirstEnergy Corp. 2016 Proxy Statement

— Election of Directors (Continued) —

George M. Smart Age 70 Director of your Company since 1997	Dr. Jerry Sue Thornton Age 69 Director of your Company since 2015

Position, Principal Occupation and Business Experience: Non-executive Chairman of the FirstEnergy Board of Directors since 2004, except for a brief transition period from January 1, 2015 to April 30, 2015 where he was the Lead Independent Director of the FirstEnergy Board of Directors. Retired in 2004 as president (a position held since 2001) of Sonoco-Phoenix, Inc., a manufacturer of easy opening lids. He serves as a director of one other company with publicly traded equity securities: Ball Corporation. Director of Ohio Edison Company from 1988 to 1997.

Key Attributes, Experience and Skills: Mr. Smart received an M.B.A. from the Wharton School, University of Pennsylvania, with a major in Marketing. He served as the president and chief executive officer of Central States Can Co. from 1978 until 1993 and as chairman of the board and president of the Phoenix Packaging Corporation from 1993 until 2001. He retired as president of Sonoco Phoenix, Inc. in 2004. Over the past 25 years, Mr. Smart has been a director of and has served on various board committees of six public companies. This extensive corporate and CEO-level experience provides an excellent background for his current position as our independent Chairman of the Board.

Committees: Audit, Corporate Governance

Position, Principal Occupation and Business Experience: Chief executive officer of Dream Catcher Educational Consulting, a consulting firm that provides coaching and professional development for newly selected college and university presidents. Retired President (a position held from 1992 to 2013) of Cuyahoga Community College. Upon her retirement, Cuyahoga Community College honored Dr. Thornton with the title of President Emeritus. She serves as a director of the following three other companies with publicly traded equity securities: Applied Industrial Technologies, Inc., Barnes & Noble Education, Inc. and RPM, Inc. She also served as a director of American Greetings Corporation from 2000 to 2013.

Key Attributes, Experience and Skills: Dr. Thornton received her Ph.D. degree from the University of Texas at Austin and her M.A. and B.A. degrees from Murray State University. She has extensive executive management and board experience, including her board service for other public companies and her participation on numerous key board committees. She is a recognized leader in the Northeast Ohio community. Dr. Thornton’s broad leadership and business skills, together with her extensive board service for public companies and community organizations, make her well qualified to serve on your Board.

Committees: Compensation, Finance

45    |    FirstEnergy Corp. 2016 Proxy Statement

Executive Compensation

Compensation Committee Report

The Compensation Committee (referred to in this Executive Compensation section as the Committee) reviewed and discussed the CD&A with management and, based on such review and discussions, the Committee recommended to your Board that the CD&A be included (or incorporated by reference, as applicable) in your Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and proxy statement.

Compensation Committee: Ted J. Kleisner (Chair), Robert B. Heisler, Jr., Donald T. Misheff, Christopher D. Pappas, and Dr. Jerry Sue Thornton.

Compensation Discussion and Analysis

Executive Summary

NEOs

In this CD&A we describe our pay-for-performance executive compensation program and philosophy in the context of the 2015 compensation decisions related to the CEO and each of the other NEOs included in the 2015 SCT. For 2015, our NEOs and their respective titles were as follows:

•	Charles E. Jones, President and CEO
•	James F. Pearson, Executive Vice President and CFO
•	Anthony J. Alexander, Executive Chairman (concluded service on April 30, 2015)
•	Leila L. Vespoli, Executive Vice President, Markets and Chief Legal Officer
•	James H. Lash, Executive Vice President and President, FirstEnergy Generation
•	Donald R. Schneider, President FirstEnergy Solutions

Messrs. Jones and Pearson are NEOs as a result of their positions as CEO and CFO, respectively, throughout 2015. Mr. Alexander was succeeded as President and CEO of your Company by Mr. Jones, effective January 1, 2015, and was appointed as Executive Chairman of your Company until he concluded his service on April 30, 2015. Ms. Vespoli and Messrs. Lash and Schneider were our three most highly compensated executive officers (other than our CEO and CFO) throughout 2015. Messrs. Pearson and Lash were appointed as Executive Vice Presidents effective September 6, 2015.

Guiding Principles

Our vision is to be a leading regional energy provider, recognized for operational excellence, customer service and our commitment to safety; the choice for long-term growth, investment value and financial strength; and a Company driven by the leadership, skills, diversity, and character of our employees. The primary objectives of our executive compensation program are to attract, retain, and reward talented executives who we believe drive our success in the highly complex energy industry. Our executive compensation program is centered on a pay-for-performance philosophy that aligns executives’ interests with your interests as shareholders. We believe it is important to maintain consistency in our compensation philosophy and approach.

Shareholder Outreach and Consideration of Say-on-Pay Vote Results

After a significant engagement effort with our top shareholders beginning in 2013, we made substantial changes to our compensation plans and programs in 2014 and 2015. We continue the engagement effort with our shareholders to, among other things, gain their insight and support on our compensation programs and practices. As a result, we have seen significant improvements in the results to our advisory vote to approve NEO compensation (Say-on-Pay Vote) in 2014 and 2015, including 85 percent support from our shareholders for our Say-on-Pay Vote at our annual meeting in 2015. During 2015, we continued to benchmark our plans and programs to support direct alignment between pay and performance and your Company’s shareholders’ interests.

The Committee believes that the positive results indicate that shareholders are largely supportive of our approach toward executive compensation, particularly taking into account the revisions to our executive compensation program made in 2013 and 2014, and are evidence that our pay-for-performance practices are effective. The Committee approved additional changes to our executive compensation program in 2015 which includes changes to the Existing CIC Plan, the adoption of the New CIC Plan effective January 1, 2017, and the LTIP as outlined in more detail below. Although Mr. Jones received an increase in base salary, Short-Term Incentive Program (later referred

46    |    FirstEnergy Corp. 2016 Proxy Statement

to as the STIP) target increase and LTIP target increase in connection with his promotion to President and CEO in 2015, he did not receive any special awards for his promotion and his total compensation remains less than the Revenue-Regressed 50th Percentile of our peer group of utility and general industry companies (later referred to as the Blended Median). Mr. Jones also waived his participation in the Existing CIC Plan and the New CIC Plan in 2015 as discussed in more detail below. The Committee values and appreciates the input of our shareholders in making future compensation decisions for the NEOs.

Key Changes To Your Company’s Executive Compensation Program

We made a number of changes to our compensation plans and programs in 2013 and 2014 that continue to influence our compensation plans and programs in 2015, including:

•

Created an entirely at-risk LTIP by eliminating the time-based portion of the performance-adjusted restricted stock units (later referred to as RSUs) from the LTIP and increased the range from zero percent payout to a 200 percent maximum payout;

•	Revised the payout schedule of the RSUs to provide interpolation between levels of performance, rather than having only three levels of payout at 50 percent, 100 percent, or 200 percent;
•

Adopted two different financial performance measures for the RSUs awarded under the LTIP that focus management on debt management and capital efficiency, while eliminating overlapping financial performance measures between the STIP and LTIP to align with shareholders’ interests;

•	Reduced the stretch[1] potential payout of the financial performance measures in the STIP from 200 percent to 150 percent of target;
•

Continued to maintain a pool of funds for the STIP payout based on Operating earnings per share (later referred to as Operating EPS), a non-GAAP financial measure, achieved in the plan year, which formulaically reduces the operational payouts, excluding Safety, if the payout as achieved is not supported by Operating EPS;

•	Adopted a clawback policy;
•	Formally closed the Supplemental Executive Retirement Plan (later referred to as the SERP) to new entrants; and
•	Eliminated unvested performance-adjusted RSUs as eligible shares for executives to meet their share ownership requirements as set forth in our share ownership guidelines.

The changes to our compensation plans and programs beginning in 2013 reflect our commitment and flexibility in responding to changing market conditions, our business strategy and financial performance, and executive compensation standards. While the Committee and our management team understand the impact that economic conditions, and our operating performance may have on our stock price, it is important to us that the elements of our compensation plans and program continue to incentivize management toward the proper short- and long-term goals, which are intended to translate ultimately into value for our shareholders. In 2015, based on a desire to create Company–wide focus on specific performance measures and to further align executive pay with Company objectives, your Committee approved additional changes as outlined below.

1 The term “stretch” is used internally and by management to reflect the performance levels associated with maximum achievement of a Key Performance Indicator (later referred to as KPI). The term “maximum” is used later in the “Executive Compensation” portion of this proxy statement to refer to such performance levels.

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2015 Executive Compensation Program Key Changes
Pay Program	Change	Impact
CIC Severance Plan

Amended the Existing CIC Plan, effective January 1, 2016, to (i) provide that restrictions on the disclosure of confidential information and trade secrets by participants will run indefinitely; (ii) revise the definition of “Good Reason” to align more closely with market practice; (iii) limit continued health insurance coverage to two years, eliminate life insurance benefit enhancements and subsidized retiree health coverage; and (iv) implement other administrative revisions.

In addition, adopted the New CIC Plan which will become effective January 1, 2017 and will (i) eliminate the tier structure so that all participants are eligible for the same level of benefits, (ii) reduce the cash severance multiple to 2.00 times the sum of base salary and target bonus for all participants, (iii) eliminate additional years of age and service credits, (iv) eliminate legal coverage, and (v) add outplacement services for a one-year period, capped at $30,000.

Aligns CIC benefits more closely with current or leading market practices. Your Company believes that the CIC benefits incent executives to remain through a CIC and act in the best interest of shareholders, but does not provide egregious payments or benefits (e.g., reduced cash severance multiple, no excise tax gross-up provisions or excessive perquisites).
CEO CIC	Mr. Jones waived his right to participate in the Existing CIC Plan and any future CIC severance plan. The Company maintained a non-compete agreement for Mr. Jones in the event of a CIC that is similar to the existing provisions in the Existing CIC Plan.	It was Mr. Jones’ preference not to participate in the Existing CIC Plan or any successor or future plan.
LTIP	Redesigned the LTIP so that an executive’s LTIP opportunity is comprised of performance-adjusted RSU awards with 2/3 payable in stock and 1/3 payable in cash. Both the stock-based and cash-based RSU awards maintain the 2014 RSU performance measures, and remain completely at risk, with a minimum payout of zero percent and a maximum payout of 200 percent based on performance results at the end of the three-year performance cycle.	Provides goals for executives based upon current Company objectives that drive shareholder value. Refer to the section titled “RSU Index Performance Measures” later in this CD&A. This design aligns our executives’ interests with our long-term success through an entirely performance-based LTIP and encourages share ownership among our executives.

Your Board strongly believes that these compensation program changes, in conjunction with the previous changes to our executive compensation program and continued shareholder outreach, are in the best interests of shareholders and address the financial and operational concerns raised in previous shareholders’ advisory vote results and ongoing shareholder outreach.

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2015 Performance Payouts at a Glance

STIP

The STIP provides annual cash awards to executives whose contributions support the achievement of our identified financial and operational KPIs. For 2015, your Company exceeded our stretch goal level of $2.70, representing the upper end of our Operating EPS guidance reported to the financial community, by achieving $2.71 for Operating EPS. Our Corporate Safety performance result was 0.83, which was between the target goal (0.96) and stretch goal (0.64) levels, which represents the strongest safety performance company-wide since 1992. In contrast to the other KPIs, with respect to safety, the lower the result, the better the performance. As a result, the NEOs, excluding Mr. Alexander (as discussed below), received a STIP payout on average at 138 percent of target.

LTIP

It is important to note that payouts under our LTIP during 2015 were based on a three-year performance cycle which included awards granted under the executive compensation program that was in place at the beginning of 2013, and does not include the recent changes to our pay practices outlined above, which became effective in 2014 and 2015.

2013-2015 Cycle of Performance-Adjusted RSUs

In 2013, executives were granted awards of performance-adjusted RSUs at the beginning of the performance period. Performance-adjusted RSUs could be adjusted up or down by 50 percent at the end of the three-year performance cycle depending upon the Company’s average annual performance on three key metrics: Operating EPS, Safety and the Operational Linkage Index.

Actual performance results for each of the three years were averaged and compared to the average of the target level set for each performance metric to determine if a 50 percent adjustment is applicable. If FirstEnergy’s average annual performance met or exceeded the target on all three measures, 50 percent more shares were earned at the end of the three-year performance cycle. If FirstEnergy’s average annual performance were below target on all three measures, 50 percent fewer shares were earned at the end of the three-year performance cycle. If FirstEnergy’s average annual performance met or exceeded target on one or more of the measures but fell short of target on one or more of the others, then the number of shares originally granted were earned at the end of the three-year performance cycle. The following table summarizes the results for the three performance metrics for the 2013 grant:

	2013			2014		2015		Average		Result
	Target	Result		Target	Result	Target	Result	Target	Result
Operating EPS(1)	$3.00	$3.03	(3)	$2.65	$2.56	$2.55	$2.71	$2.73	$2.77	Above Target

Safety(2)	0.99	0.97		0.96	0.97	0.96	0.83	0.97	0.92	Above Target

Operational Linkage	6.00	8.05		6.00	6.69	7.00	7.43	6.33	7.39	Above Target

(1)	Operating EPS is a non-GAAP financial measure. Operating EPS is calculated using GAAP earnings per share and adjusting for the per share impact of certain items, which for 2013, 2014 and 2015 included mark-to-market adjustments, regulatory charges, trust securities impairment, the impact of non-core asset sales/ impairments, merger accounting—commodity contracts, and plant deactivation costs. In addition, for 2013 and 2014, adjustments also included loss on debt redemptions and restructuring costs; for 2014, adjustments also included litigation resolution; and for 2014 and 2015, adjustments also included retail repositioning charges.
(2)	In contrast to the other KPIs, with respect to Safety, the lower the result, the better the performance.
(3)	Reflects Operating EPS of $3.04 as announced on February 25, 2014 less the $0.01 reduction for KPI purposes.

As a result, the RSUs paid out at 150 percent of target.

2013-2015 Cycle of Performance Shares

Also, in 2013 under the LTIP, executives were granted awards of performance shares at the beginning of the three-year performance period. Award payments were calculated based on the Total Shareholder Return (later referred to as TSR) of FirstEnergy versus the Edison Electric Institute (later referred to as EEI) Index of Shareholder Owned Electric Companies. If the FirstEnergy TSR performance fell below the 25th percentile of the peer group, all of the performance shares were subject to forfeiture. However, in that scenario, if the three-year average Operating EPS result was at or above target, as provided in the table above, participants would receive a 25 percent payout of the performance shares. As a result of changes to our executive compensation program in 2014, the LTIP granted in 2013 was the last cycle to include a 25 percent payout for the Operating EPS adjustment to performance shares. For the 2013-2015 cycle, although our TSR was below the 25th percentile, the three-year average Operating EPS was above target.

As a result, the performance shares paid out at 25 percent of target.

49    |    FirstEnergy Corp. 2016 Proxy Statement

Looking Ahead

2016 NEO Compensation

In February 2016, the Committee reviewed the compensation for the NEOs in conjunction with the revenue-regressed market data for our peer groups provided by the Committee’s independent compensation consultant Meridian Compensation Partners, LLC (later referred to as Meridian). The Committee also considered the utility peer group proxy data (as defined in Appendix A), ISS’s peer group data, and ISS’s pay-for-performance analytics. Following this review, and based on the Committee’s recommendation, your Board approved modest increases to base salaries of certain of the NEOs effective March 1, 2016, as follows: Mr. Jones from $1,100,000 to $1,133,000 (3%); Mr. Pearson – from $635,000 to $660,400 (4%); and Ms. Vespoli from $730,000 to $759,200 (4%). The base salary increase for Mr. Jones was based on merit and sustained exceptional individual performance, and is also designed to continue to move his salary towards the Blended Median. The base salary increases for Mr. Pearson and Ms. Vespoli were based on merit, benchmark data, and sustained exceptional individual performance. Although Messrs. Lash and Schneider sustained strong individual performance, they did not receive base salary increases, as their base salaries are well positioned to the Blended Median.

Based on the Committee’s recommendation, your Board also approved an increase in the STIP and LTIP target opportunities for Mr. Jones from 115 percent to 120 percent of his base salary and from 545 percent to 600 percent of his base salary, respectively, effective January 1, 2016. The increased target opportunities are designed to move Mr. Jones’ incentive levels towards the Blended Median, while increasing the percentage of his target opportunities levels that relate to performance-based compensation. These changes move Mr. Jones to a 20 percent below-market total pay position compared to the Blended Median. No other NEO received an increase to either STIP or LTIP target opportunities for 2016.

2016 STIP

In February 2016, upon recommendation of the Committee, the Board adopted the terms of the Executive Short-Term Incentive Program for your Company’s executive officers, including the NEOs, for annual bonuses granted beginning in 2016. The Executive Short-Term Incentive Program is a component of the 2015 Incentive Plan and provides annual cash awards granted pursuant to the terms and conditions of the 2015 Incentive Plan. Payment is based on the successful achievement of corporate financial and operational KPIs which are developed in accordance with the performance measures approved by shareholders in the 2015 Incentive Plan.

Under the Executive Short-Term Incentive Program, the Committee annually establishes the KPIs that must be satisfied in order for a NEO to receive an award for such performance period, and your Board approves the relative weightings for each KPI with respect to each NEO, and the threshold, target and maximum award opportunity for each NEO, which are expressed as a percentage of the NEO’s base salary. However, the Executive Short-Term Incentive Program payout will be zero if your Company’s performance is below threshold. The Committee may use negative discretion to make downward adjustments to amounts paid to the NEOs, either on a formula or discretionary basis or a combination of the two, under the Executive Short-Term Incentive Program. The new Executive Short-Term Incentive Program replaces a similar program under the 2007 Incentive Plan. For ease of reference, STIP, as used throughout, refers to the new Executive Short-Term Incentive Program or its predecessor, as applicable.

50    |    FirstEnergy Corp. 2016 Proxy Statement

A New Energy

Leadership

Charles E. Jones became the new CEO of your Company on January 1, 2015, succeeding Mr. Alexander. Mr. Jones is a 37-year veteran of the Company with a strong background in FirstEnergy’s energy delivery business, which complements the Company’s customer-focused regulated growth platform. Mr. Jones continues to lead your Company’s strong management team, comprised of our NEOs, and he also added a few new members to your Company’s Executive Council to focus on strategy, marketing and branding.

Strategy

Under Mr. Jones’ leadership, your Company continued to implement its regulated growth strategies and de-risk the competitive business. In connection with this strategy, your Company has undertaken several key initiatives. The success of these initiatives has shaped, and will continue to shape, the performance of your Company and ultimately impact the compensation decisions and pay outcomes relating to your Company’s executive officers, including the NEOs.

The centerpiece of your Company’s growth strategy is a $4.2 billion investment in the Energizing the Future program that began in 2014 and will continue through 2017 to upgrade and expand your Company’s transmission system. This program is focused on a number of projects within your Company’s 24,000 mile service territory that will enhance service to customers. The projects within the program are either regulatory required or support reliability enhancement. Consistent with the plan, your Company spent $2.4 billion over the 2014 and 2015 timeframe, including on projects to address service reliability, grid modernization, and growth.

Additionally, over the past two years, your Company has advocated for PJM Capacity Market reforms that would better recognize the role of baseload generation to ensure grid stability and reliability. In 2015, new capacity performance rules were approved by the Federal Energy Regulatory Commission (later referred to as FERC). This new performance model was adopted for the base residual and transitional auctions held in August and September 2015, producing clearing prices that come closer to reflecting the true operating costs of our generating plants; although the markets continue to fall short in covering all of the costs to own and operate generation plants. All of our uncommitted generation cleared the transitional auctions for the 2016/2017 and 2017/2018 delivery years. Most of our generation also cleared in the 2018/2019 base residual auction, with a remaining hedge position of 885 megawatts.

The five-state service territory served by your Company’s Regulated Distribution segment also offers substantial opportunities for future investments to improve service to customers. In particular, in 2015 your Company completed major rate cases in West Virginia, Pennsylvania and New Jersey and in 2016 received approval of infrastructure improvement plans in Pennsylvania. Additionally, your Company has remained very engaged in efforts to help protect our Ohio utility customers from future retail electricity price increases and market volatility, while preserving vital baseload power plants. In December, our Ohio utilities filed a comprehensive settlement in support of our Powering Ohio’s Progress Electric Security Plan IV (later referred to as the ESP IV) at the Public Utilities Commission of Ohio (later referred to as PUCO). The settlement outlines ambitious steps to safeguard customers against retail price increases in future years, deploy new energy efficiency programs, and provide a clear path to a cleaner energy future. Included in the settlement is a retail rate stability provision, which recovers the costs of an eight-year FERC-jurisdictional power purchase agreement with certain of our Ohio baseload power plants. We expect a ruling by the PUCO on the settlement in March. The outcome of the ESP IV will allow us to better assess your Company’s 2016 Operating earnings, regulated growth and cash flow over the next several years. There is currently a complaint filed at FERC requesting a review of the purchase power agreement. In addition, parties have expressed an intention to challenge in the courts and/or before FERC, the purchase power agreement or PUCO approval of the ESP IV, if approved. Your Company intends to vigorously defend against such challenges and your Company continues to believe in the many benefits of the purchase power agreement and the ESP IV.

Finally, in April, your Company launched a Cash Flow Improvement Project to identify immediate and long-term savings opportunities to help make your Company stronger and more flexible. With a focus on reductions to operating expenses, capital expenditures, and inventory and supply chain costs, your Company identified $240 million of annual savings opportunities expected to be achieved by 2017.

2015 CEO and Executive Chairman Compensation

Effective with his election to President and CEO on January 1, 2015, Mr. Jones was provided a base salary increase from $625,000 to $1,100,000, a STIP target increase from 70% to 115% of base salary, and a LTIP target increase from 71% to 180% of base salary, with respect to cash-based RSUs, and 143% to 365% of base salary, with respect to stock-based RSUs, which is consistent with the LTIP changes in 2015.

As a result of Mr. Alexander’s departure as Executive Chairman in connection with his conclusion of service on April 30, 2015, Mr. Alexander received the benefits provided for under his existing employment agreement with your Company, dated March 20, 2012, including the vesting of the remaining portion of the restricted stock award granted pursuant to the agreement. Mr. Alexander

51    |    FirstEnergy Corp. 2016 Proxy Statement

also received a pro rata portion of his outstanding performance-adjusted RSU awards and performance share awards under the LTIP for the 2013-2015 cycle and is entitled to receive a pro rata portion of the award under the 2014-2016 cycle, subject to the achievement of the performance measures. In addition, as provided in the award agreements, Mr. Alexander executed a general release of claims in favor of the Company. Mr. Alexander received his base salary through April 30, 2015 and is entitled to a pro rata portion of the STIP for 2015. In lieu of Mr. Alexander’s customary LTIP grant for the 2015-2017 cycle, your Board granted Mr. Alexander a mix of cash-based performance-adjusted RSUs (1/3) and stock-based performance-adjusted RSUs (2/3), representing a small fraction (1/18th) of his customary LTIP award, which reflected the time he remained with your Company during the awards’ performance period (i.e., until April 30, 2015). These awards remain entirely at risk (and subject to upward/downward adjustment or forfeiture) based on the achievement of the performance measures tracked over the applicable three-year performance cycle.

Compensation Philosophy

We believe that the quality, skills, and dedication of our executive officers, including our NEOs, are critical elements in our ongoing ability to deliver positive operating results and enhance shareholder value. We generally target each of our NEOs’ compensation opportunity at or near the Blended Median of the competitive data and utilize a range of 80 to 120 percent of that Blended Median in order to foster retention of our NEOs and reflect each NEO’s:

•	Individual performance;

•	Experience; and

•	Future potential to play an increased leadership role in your Company.

These factors are not weighted or part of a formula, but rather provide your Board with the latitude to make adjustments to compensation based on a combination of any or all of these factors.

Our incentive plans also provide the opportunity for our NEOs to achieve above-50th percentile compensation for strong corporate performance. However, if financial or operational performance does not meet specific targets, our NEOs earn below-50th percentile compensation. As further described in this CD&A, a significant portion of our NEOs’ actual compensation is based on corporate and business unit performance as defined by financial and operational KPI’s directly linked to short-term and long-term results for key stakeholders, including shareholders and customers. The relevant business units utilized by your Board and the Committee for the purpose of determining KPIs in the context of NEO compensation correspond to our reportable segments: Regulated Distribution, Regulated Transmission, and Competitive Energy Services. Falling short, meeting, or exceeding our goals in these key areas is directly reflected in the actual compensation paid to our NEOs and other executives.

Compensation Committee Role and Responsibility

The Committee is responsible for overseeing compensation and making recommendations to your Board for establishing appropriate base salary and incentive compensation for our executive officers, including our NEOs, in accordance with our compensation philosophy, while also aligning our executives’ interests with Company and business unit performance, business strategies, and growth in shareholder value. The Committee is further responsible for administering our compensation plans in a manner consistent with these objectives. In this process, the Committee evaluates information provided by Meridian, its independent compensation consultant, and our CEO, as discussed below. The Committee reviews the mix and level of compensation by component individually and in the aggregate. The Committee, using tally sheets and accumulated wealth summaries (as discussed later in the CD&A) also reviews current and previously awarded but unvested compensation.

With respect to our CEO’s compensation, the Committee also annually:

●	Reviews, determines, and recommends to the Board your Company’s goals and objectives with respect to CEO compensation; and
●

Makes compensation recommendations to your Board for its approval based upon the CEO’s performance evaluation, competitive compensation benchmarking data (provided by Meridian), and desire to retain the CEO.

Consultant

As noted above, the Committee employed Meridian, who reported directly to the Committee. The Committee obtained and considered representations from Meridian that they were independent consultants and there were no conflicts of interest. In the representations provided to the Committee, Meridian affirmed the following:

●

Meridian (including its affiliates) does not provide other consulting services to your Company. Meridian’s services are limited to providing advice and information solely on executive and director compensation and related corporate governance matters;

52    |    FirstEnergy Corp. 2016 Proxy Statement

●	The amount of fees paid by your Company during the 12-month period ending on December 31, 2015, represents less than 1 percent of Meridian’s total annual revenues for calendar year 2015;

●

Meridian maintains a Code of Business Conduct and Ethics Policy and Insider Trading and Stock Ownership Policy designed to prevent conflicts of interest. Annually, each partner and employee of Meridian is required to certify his or her compliance with each of the foregoing policies;

●

No Meridian partner or employee who serves the Committee has any business or personal relationship with any member of the Committee or executive officer of your Company. Meridian policies expressly prohibit a Meridian partner or employee from serving the Committee if such relationships exist; and

●

No Meridian partner or employee who serves the Committee or any immediate family member of such partner, consultant or employee owns any shares of stock of your Company. Meridian policies expressly prohibit such share ownership.

Consistent with NYSE rules, the Committee has the sole authority to retain and dismiss the consultant and to approve the consultant’s fees. Meridian provides advice, independent of management, to the Committee with respect to executive and director compensation and general corporate governance matters. The Committee relies on Meridian’s expertise in benchmarking and familiarity with competitive compensation practices in the utility and general industry sectors. In 2015, the Committee met with Meridian without management, including the CEO, present in an executive session after each regularly scheduled Committee meeting. The Committee engages the consultant to provide an annual review of executive compensation practices of companies in our peer group, including a benchmarking analysis of base salary and short- and long-term incentive targets of the companies with which we compete for executive talent. In addition, the Committee may, from time to time, request advice from Meridian concerning the design, communication, and implementation of our incentive compensation plans and other programs. The services provided by Meridian to the Committee in 2015 and as of the date of this proxy statement in 2016 include:

●

Reviewing our compensation philosophy, including the alignment of our executive compensation practices with our compensation philosophy and assessing potential changes to address trends in market practice and shareholder expectations;

●	Benchmarking and analysis of competitive compensation practices for executives and directors within our industry and peer group;

●	Reviewing the description of our executive compensation practices in our annual proxy statement in light of SEC requirements and apprising the Committee of its recommendations and necessary changes;

●	Reviewing share ownership guidelines;

●	Reviewing LTIP plan design;

●	Reviewing CIC benefits to ensure alignment with our compensation philosophy and competitive practice;

●

Calculating quarterly TSR relative to the companies in the EEI Index described in the Performance Share section of this proxy statement. This group of companies is used to measure our performance over a three-year performance cycle for the performance share component of the LTIP only. There is only one outstanding cycle of performance shares, the 2014-2016 cycle; and

●	Informing the Committee of legislative and regulatory changes, market trends, and current issues with respect to executive compensation.

Benchmarking

The Committee uses competitive benchmarking data to evaluate compensation practices and develop compensation recommendations for each of the NEOs. With the exception of annual merger and acquisition activity, our utility peer group has remained consistent and generally unchanged over the last 10 years. The general industry peer group was originally established in July 2010 in anticipation of our merger with Allegheny Energy, Inc. and consisted of 77 companies. The decision to include general industry companies was driven by several factors:

1)	Our Company’s increased revenue scope after the completion of the merger with Allegheny Energy, Inc. leading to our position as the second largest utility in the utility peer group at that time;
2)	The competitive nature of our business;
3)	The industries in which we compete for talent; and
4)	To align the peer group utilized for executive compensation with the peer group used for bench-marking broad-based benefits.

53    |    FirstEnergy Corp. 2016 Proxy Statement

We included companies with revenues between $8 and $30 billion (a range of approximately 0.5 to 2.0 times our revenue) that our Company competes with for talent and excluded companies and industries whose compensation or business models vastly differ from utilities, such as financial services, health care, retail, franchise, media, and companies that are internationally headquartered. Also, a few select companies outside of the revenue scope were included based on their close geographic proximity to our Company.

Between July 2010 and 2013, some of our general industry peer group companies were removed due to merger and acquisition activity. In 2013, based on Meridian’s detailed review and recommendations to the Committee, we removed twenty general industry companies that were outside our revenue scope range or were no longer publicly traded. The Committee replaced these general industry peer companies with six publicly traded companies that fall within $8 to $30 billion in annual revenue, positioning our Company at approximately the 50th percentile of the general industry peer group consisting of 57 companies for fiscal 2015.

In February 2015, at the Committee’s request and consistent with past practices, Meridian accumulated benchmark compensation data from our peer group, an equally weighted blend of 21 U.S.-based publicly traded utility companies and 57 U.S.-based publicly traded general industry companies.

Although there were no changes to the blended peer group for our competitive benchmarking analysis for fiscal year 2015 compensation, some of our peer companies were involved in merger/acquisition activity in 2015. Integrys Energy Group, SAIC, Inc. and TRW Automotive were removed from our blended peer group due to acquisitions in 2015 and will no longer be included in our competitive benchmarking analysis beginning for fiscal year 2016 compensation.

Your Company has been and remains positioned at approximately the 50th percentile of the blended peer group by revenue. The 50th percentile annual revenue of the utility and general industry peer groups were $11.4 billion and $17.1 billion, respectively. The current utility and general industry peer company lists, including the changes made in 2015, are included in Appendix A.

Accumulated benchmark data was based on compensation levels as of January 1, 2015. Meridian prepares a study for the Committee using AonHewitt’s Compensation Survey database, which uses size-adjusted benchmark data and regression analysis to determine market values of compensation that relate more closely to our revenue size and complexity. Regression analysis is used to develop a mathematical equation showing how certain variables are related. In regression terminology, the variable which is being predicted by the mathematical equation is called the “dependent” variable. The variable or variables being used to predict the value of the dependent variable are called the “independent” variables. For our Company’s study, the dependent variable was compensation; either base salary, total cash compensation (base plus short-term incentives), or total direct compensation (total cash plus long-term incentives). For the corporate level positions, the independent variable was fiscal 2015 projected revenue to predict the levels of compensation. AonHewitt’s Compensation Survey database commonly uses what is called logarithmic transformations of the data for regression analysis. Logarithms allow a vast range of data to be easily displayed, but more importantly, it minimizes the impact of extreme cases and “fit” the data better, thereby improving the quality of the prediction. Also, a constant percent increase in revenue will not result in a constant percent increase in predicted compensation. Therefore, the statistical measures presented are based on logarithmic regression analysis.

The Committee evaluated base salary, short- and long-term target incentive opportunities and total target compensation for each NEO against the 50th percentile compensation levels provided to similar executives at our peer companies. Based on the competitive data provided by the consultant and based on the approved changes to compensation from the Committee and Board, total compensation for our NEOs, in the aggregate was approximately 3.9 percent above the Blended Median in our competitive benchmarking analysis for fiscal year 2015.

Compensation decisions made by the Committee regarding the individual components of compensation are considered in the aggregate and adjustments to the amounts of base salary, STIP, and LTIP incentive targets are made concurrently to achieve the target total compensation level. The percentage of total compensation allocated to each component in 2015 (base salary, STIP, and LTIP) is determined by the Committee and consistent with the compensation mix used by the companies in our blended peer group, although our long-term incentive mix is 100 percent performance-based. The 50th percentile of our blended peer group long-term incentive mix is 52 percent performance-based and 48 percent time-based. The mix of compensation components is used to provide the NEOs with opportunities to earn compensation through a variety of vehicles, both fixed and performance-based. The mix is designed to facilitate the retention of talented executives, recognize the achievement of short-term goals, reward long-term results, and align executive compensation with shareholder interests.

As we noted in our guiding principles in the Executive Summary, we believe it is important to maintain consistency in our approach, including benchmarking as outlined above. Benchmarking provides a point of reference for measurement and is not intended to supplant our other analyses of internal pay equity, accumulated wealth, tally sheets, and the individual performance of the executive officers that we consider when making compensation decisions.

54    |    FirstEnergy Corp. 2016 Proxy Statement

Given the ever-changing landscape in our industry and our focus on a regulated growth strategy, the Committee, with the assistance of its independent compensation consultant, will be conducting a review of the utility and general industry peer group in 2016. The Committee will also review the use of AonHewitt’s Compensation Survey database which uses size-adjusted benchmark data and regression analysis. While the Committee has historically used the Blended Median in our competitive benchmarking analysis the Committee also looks at our utility peers’ proxy data for the NEOs as a secondary benchmark and additional point of reference for measurement. Based on raw proxy data, even though your Company is near the 75th percentile of our utility peer group with respect to revenue size, Mr. Jones is currently positioned near the median of the CEOs in our utility peer group.

Role of Executive Officers, including the CEO, in Determining Compensation

The CEO typically makes recommendations to the Committee with respect to the compensation of the NEOs (other than himself) and other executives including those identified as “insiders” under Section 16 of the Exchange Act. The CEO possesses insight regarding individual performance, degree of experience, future promotion potential, and our intentions in retaining particular senior executives. In all cases, the CEO’s recommendations are presented to the Committee for review based on the competitive benchmarking data provided by Meridian. The Committee may, however, elect to modify or disregard the CEO’s recommendations, and the Committee and Board are responsible for establishing the compensation of the NEOs and certain other senior executives.

In 2015, after review and discussion with the CEO, the Committee recommended and your Board approved increases to the base salaries of the NEOs. The Committee also recommended and your Board approved an increase to Ms. Vespoli’s STIP target opportunity and to Ms. Vespoli, and Messrs. Pearson’s, Lash’s and Schneider’s LTIP target opportunity to align better with the competitive Blended Median. No incentive compensation opportunity increases were provided to Mr. Alexander in 2015.

Neither the CEO nor any other NEO makes recommendations for setting his or her own compensation. The recommendation of the CEO’s compensation is determined in Committee meetings during an executive session with only Meridian and the Committee members present and presented to the independent members of your Board for approval.

The CEO, the other NEOs, and our other senior executives review and evaluate recommended revisions to our compensation programs, policies, and KPIs for your Company. Because of their extensive familiarity with our business and corporate culture, these executives are in the best position to consider programs and policies, and create KPIs that will engage and challenge employees and provide effective incentives to produce outstanding financial and operating results for your Company and our shareholders. Additionally, these executives are the most appropriate individuals to recommend KPIs to the Committee and Board for approval based on their experience and knowledge of our business financial and operational objectives.

Tally Sheets and Accumulated Wealth

In the first quarter of each year, the Committee is provided with a comprehensive analysis and summary of all components of total compensation for the NEOs, including base salary, health and welfare benefits, current year STIP and LTIP grants, earnings on deferred compensation, Company matching contributions to the FirstEnergy Corp. Savings Plan, financial and tax planning benefits, if applicable, limited personal use of your Company’s aircraft, if applicable, and STIP and LTIP payouts (actual and projected, as appropriate) for the current year as well as under several termination scenarios (i.e., voluntary resignation, retirement, involuntary separation, termination following a CIC, death, and termination for cause). The primary purpose of these tally sheets is to summarize the individual elements of each NEO’s compensation and the estimated value of compensation that would be received by the NEO in the event of a termination of employment to enable the Committee to determine whether total compensation provided to each NEO and potential termination payouts are appropriate.

The Committee also reviews a report that provides a historical summary of accumulated wealth for each NEO. The report shows granted and realized compensation by component: base salary, STIP and LTIP payouts and unvested grants, realized values of exercised options, and the value of discretionary awards.

Based on its review of the tally sheets and summary of accumulated wealth report, the Committee determined that the total compensation provided (and, in the case of termination scenarios, the potential payouts) is appropriate and consistent with our compensation philosophy. Accordingly, in 2015, the Committee did not make any adjustments to our executive compensation programs in light of the review of these reports.

55    |    FirstEnergy Corp. 2016 Proxy Statement

Compensation Mix

Our NEOs’ total compensation package is comprised of the following elements:

●	Base salary: The base salary represents a fixed element of cash compensation payable throughout the year;
●

STIP: The 2015 STIP component of compensation is completely at-risk, with payout of cash based entirely on Company performance. The KPIs measured under the 2015 STIP focus on Safety, Operating EPS, and additional business-unit specific goals related to operational reliability and efficiency, controlling operating and maintenance costs, and environmental responsibility. These awards are designed to reward the achievement of current corporate and business-unit objectives. The STIP awards are prorated based upon employment service during the calendar year. The STIP KPIs are described in more detail below;

●

LTIP: The 2015 LTIP component of compensation is completely at-risk and consists of performance-adjusted RSUs that are designed to reward the achievement of longer-term goals. We award a portion of our performance-adjusted RSUs in stock (2/3) and a portion in cash (1/3). Performance-adjusted RSUs are earned based on the achievement of KPIs with a minimum payout of zero percent and a maximum payout of 200 percent of target based on performance results at the end of the three-year performance cycle. The KPIs are Safety, Capital Effectiveness Index, and Funds from Operations (later referred to as FFO) to Adjusted Debt Index; see the section below titled “RSU Index Performance Measures” for more information regarding these KPIs. Capital Effectiveness Index and FFO to Adjusted Debt Index are not utilized in any other incentive calculation, including the STIP. The LTIP awards are prorated based upon employment service during the applicable three-year cycle for performance-adjusted RSUs;

●	Retirement benefits and limited perquisites;

●	Severance and CIC benefits; and

●	Discretionary awards: The Company may grant awards from time to time for purposes of recruitment, retention, and special recognition.

With the transition to your new CEO at the beginning of 2015, your Company believed it was critical that Mr. Jones’ executive team remain in place to maintain business continuity and ensure that the business strategy initiatives outlined in 2015 were led by experienced executives. As a result, in August 2015, Messrs. Pearson and Lash each received a one-time performance-based award to incentivize them to remain with your organization and drive the achievement of the Cash Flow Improvement Project goals for fiscal years 2016 and 2017. Neither award has additional upward potential, but each award has a performance hurdle that must be achieved for the award to potentially vest.

As previously discussed, the Cash Flow Improvement Project was one of several important steps in 2015 intended to improve certain financial metrics. This initiative set a goal to capture meaningful and sustainable savings opportunities and process improvements across your Company. Furthermore, Cash Flow Improvement Project results are expected to have a direct impact on two of our LTIP performance metrics, FFO to Adjusted Debt Index and Capital Effectiveness Index, which are aligned to create meaningful financial and shareholder value. Mr. Pearson’s one-time award is designed to incent him in leading efforts to capture sustainable overall corporate improvements annually by 2017. Mr. Lash leads the generation business and certain savings from the Cash Flow Improvement Project are intended to help de-risk this business.

On August 10, 2015, Mr. Pearson was granted a performance-based restricted stock grant of 30,000 common shares of the Company (later referred to as Mr. Pearson’s Award). Mr. Pearson’s Award is subject to the achievement of $240 million enterprise-wide cash flow improvements by December 31, 2017, as determined through the Cash Flow Improvement Project. If the performance goal is achieved by December 31, 2017, then Mr. Pearson’s Award becomes entirely service-based thereafter, and requires Mr. Pearson’s continued employment with your Company until October 30, 2019. If the performance goal is not achieved, or if Mr. Pearson does not remain employed with your Company until October 30, 2019, other than in the case of death, disability or an involuntary separation from your Company, Mr. Pearson will forfeit his Award in its entirety.

On August 10, 2015, Mr. Lash was awarded a performance-based cash award in the amount of $580,000 (later referred to as Mr. Lash’s Award), which is equal to Mr. Lash’s annual base salary. Mr. Lash’s continued leadership of our generation business remains critical to your Company. Mr. Lash’s Award is subject to the achievement of $73 million in FE Generation cash flow improvements through December 31, 2016, as determined through the Cash Flow Improvement Project. If the performance goal is achieved by December 31, 2016, then Mr. Lash’s Award becomes entirely service-based thereafter, and requires Mr. Lash’s continued employment with your Company until July 1, 2017. If the performance goal is not achieved or if Mr. Lash does not remain employed with the Company until July 1, 2017, other than in the case of death, disability or an involuntary separation from your Company, Mr. Lash will forfeit his Award in its entirety.

56    |    FirstEnergy Corp. 2016 Proxy Statement

All cash flow improvements must be sustainable and directly related to the initiatives identified through the Cash Flow Improvement Project. Achievement of the goals will be determined by a Cash Flow Improvement Project tracking team and certified by the Committee at the end of 2016 for Mr. Lash and the end of 2017 for Mr. Pearson. See the SCT for more details on these awards.

We review our compensation philosophy annually to ensure it continues to align with our goals and shareholder interests, as reflected in the results of our annual advisory vote on NEO compensation and our ongoing shareholder outreach efforts, and offers competitive levels of compensation. We also evaluate the vehicles we utilize to deliver compensation, including the percentage of compensation provided through performance-based components and the effectiveness of our compensation design and programs in the achievement of our business objectives. Additionally, we annually review and establish the KPIs tied to the performance-based components of compensation to support achievement of the strategic business objectives established in support of our vision.

We believe that shareholder value is impacted not only by financial measures but also by operational measures. Under our compensation design, the percentage of pay that is based on performance increases as executives’ responsibilities increase. Thus, executives with greater responsibilities for the achievement of corporate performance targets are impacted more negatively if those goals are not achieved, and conversely receive a greater reward if those goals are met or exceeded. All of the 2015 financial and operational KPIs for our NEOs are described below.

The compensation plan changes discussed in the Executive Summary of this CD&A are reflected in the 2015 executive compensation program and create a pay mix that is significantly performance-based for all NEOs. The following chart highlights the 2015 target pay opportunity mix for Mr. Jones, which other than base salary, is entirely performance-based. Consistent with our compensation philosophy and weighting on performance-based components, a large portion of Mr. Jones’ compensation is comprised of performance-adjusted RSUs. This reflects our commitment to align CEO pay with Company objectives and increase shareholder value. The following chart represents the target annual compensation opportunity mix provided to our CEO under our compensation plans in 2015:

The following chart represents the target annual compensation opportunity mix provided to our NEOs, other than our CEO and Mr. Alexander, in the aggregate, under our annual compensation plans in 2015:

57    |    FirstEnergy Corp. 2016 Proxy Statement

The following chart illustrates the total target compensation mix, by percentage, for each of our NEOs, other than Mr. Alexander, under our annual compensation plans in 2015:

Total Compensation Opportunity at Target

The following table represents the total target compensation opportunities provided to our NEOs through their base salaries and under our STIP and LTIP in 2015. Mr. Alexander’s opportunity reflects his base salary until his departure on April 30, 2015 and the STIP and LTIP awards have been pro-rated based on his service through such date. Each NEO’s total compensation opportunity represents target amounts that may be earned over one- and three-year performance cycles. The STIP target represents the target opportunity that an NEO would earn if target performance was achieved during the 2015 plan year. Similarly, the LTIP target for performance shares and performance-adjusted RSUs represents that target opportunity that an NEO would earn if target performance was achieved over the three-year performance cycle beginning on January 1, 2015. For purposes of this illustration, LTIP target amounts are based on the target opportunity percentage of base salary. Actual amounts earned by each NEO under the STIP may be adjusted downward to zero percent or upward to 150 percent of target opportunities for strong corporate performance. Similarly, actual amounts earned by each NEO under the LTIP may be adjusted downward to zero percent or upward to 200 percent of target opportunities for strong corporate performance.

			LTIP Targets
	Base Salary	STIP Target	Performance- Adjusted RSUs – Paid in Stock	Performance- Adjusted RSUs – Paid in Cash	Total Compensation Opportunity at Target

Charles E. Jones	$1,100,000	$1,265,000	$4,015,000	$1,980,000	$8,360,000
James F. Pearson	$635,000	$571,500	$1,352,550	$679,450	$3,238,500
Anthony J. Alexander	$446,677	$572,712	$286,599	$140,680	$1,446,668
Leila L. Vespoli	$730,000	$620,500	$1,241,000	$620,500	$3,212,000
James H. Lash	$580,000	$406,000	$713,400	$359,600	$2,059,000
Donald R. Schneider	$535,000	$374,500	$658,050	$331,700	$1,899,250

58    |    FirstEnergy Corp. 2016 Proxy Statement

Realized Compensation

We provide this alternative view of compensation paid to the NEOs as a supplement to, not as a substitute for, the SCT, because this realized compensation view illustrates the actual compensation earned or received by our NEOs in 2015 under our STIP and the 2013-2015 cycles of our LTIP. In 2015 our NEOs were generally paid above target under our STIP, at the minimum for the Performance Shares under our LTIP, and at stretch for the Performance-Adjusted RSUs under our LTIP. The LTIP payouts in 2015 are based on performance during 2013 through 2015. The table below summarizes realized compensation in 2015 for our NEOs:

	Salary	STIP (Earned in 2015, Paid in 2016)	Performance Shares (Earned in 2015, Paid in 2016)	Performance- Adjusted RSUs (Earned in 2015, Paid in 2016)	Total Compensation

Charles E. Jones	$1,118,558	$1,807,812	$94,629	$1,217,702	$4,238,701
James F. Pearson	$636,154	$793,174	$65,629	$633,356	$2,128,213
Anthony J. Alexander	$510,231	$818,464	$437,559	$5,287,871	$7,054,125
Leila L. Vespoli	$752,789	$860,125	$98,905	$1,292,974	$3,004,793
James H. Lash	$599,176	$535,434	$72,082	$928,860	$2,135,552
Donald R. Schneider	$552,404	$518,488	$68,151	$878,229	$2,017,272

On March 1, 2015, Mr. Jones and Ms. Vespoli each received approximately 39,068 shares (including dividends of reinvested stock) related to the vesting of previously made restricted stock awards. The restricted stock grants were awarded to Mr. Jones and Ms. Vespoli in 2005 as a retention incentive. In addition, in connection with the Mr. Alexander’s employment agreement entered into in March 2012 (later referred to as the Alexander Agreement) and his conclusion of service to your Company, approximately 116,007 shares (including dividends) of a restricted stock award vested. The restricted stock awards are not reflected in the charts above or below. The following chart represents our CEO’s realized compensation by component: base salary, STIP, and LTIP for the past three years. The data for 2013 and 2014 is for Mr. Alexander, while the data for 2015 is for Mr. Jones.

Base Salary

The NEOs are each paid a base salary to provide a fixed amount of cash compensation. Competitive data is used as the foundation for setting compensation levels and in determining any base salary adjustment. Consideration is given to individual performance and experience, historical compensation adjustments, and the tenure of the NEO. The Committee and your Board annually review the CEO’s base salary. The CEO, the Committee, and your Board annually review each of the other NEO’s base salaries. Meridian provides the Committee with the competitive benchmarking data at the Blended Median for each NEO’s position in January of each year. Following that review, and the Committee’s recommendation, your Board approved increases to base salaries effective March 1, 2015 as follows: Mr. Jones from $625,000 to $1,100,000; Mr. Pearson – from $525,000 to $635,000; Ms. Vespoli from $705,000 to $730,000; Mr. Lash from $565,000 to $580,000; and Mr. Schneider from $520,000 to $535,000. No compensation adjustments were provided to Mr. Alexander in connection with his appointment to Executive Chairman. The 2015 base salary compensation adjustments in the aggregate for our NEOs, excluding Mr. Alexander, were slightly above the 50th percentile at 102.5 percent of the Blended Median consistent with our compensation philosophy. While the competitive data is used as a foundation for setting compensation levels, consideration in determining the base salary adjustments was given to individual performance and experience, historical compensation adjustments and the tenure of the NEO.

The increases for Mr. Jones and Mr. Pearson were designed to move their base salaries toward the Blended Median of the competitive base salary data.

Incentive Compensation Plan

Shareholders approved the 2015 Incentive Plan at the 2015 annual meeting. Similar to the 2007 Incentive Plan in many respects, the purpose of the 2015 Incentive Plan is to promote the success of your Company by providing incentives to certain employees and directors that will link their personal interests to the long-term financial success of your Company and to increase shareholder value, providing for various types of awards including, among other things, equity and equity-based awards and cash-based awards.

STIP

The STIP provides annual cash awards to executives whose contributions support the achievement of your Company’s identified financial and operational KPIs. STIP awards are cash awards pursuant to the terms and conditions of our 2007 Incentive Plan. The STIP KPIs are developed in accordance with the performance measures identified in the 2007 Incentive Plan which was approved by shareholders. The STIP supports our compensation philosophy by linking KPIs to business strategy and objectives. As such, executive awards are directly connected to KPIs associated with Company and business unit success. Future STIP awards will be granted under the 2015 Incentive Plan.

The Committee administers the STIP with respect to the NEOs and annually reviews their STIP target opportunity levels, which are expressed as a percentage of base salary. In February of each year, the Committee reviews and based on competitive market data recommends to your Board STIP target opportunity levels for our NEOs. The STIP opportunity levels are set at or near the Blended Median target opportunity of our peer group. NEOs have the potential to achieve STIP payouts above the target opportunity for strong corporate performance. However, the STIP payout will be zero if Company performance is below threshold. As an executive’s responsibility increases, a greater percentage of his or her annual incentive is linked to our Company’s financial performance, rather than operational business unit performance. Executives are evaluated based on KPIs applicable to your Company and their responsibilities within our organization.

59    |    FirstEnergy Corp. 2016 Proxy Statement

In 2015, we maintained the overall STIP design changes we made in 2014. Operating EPS continues to be the only Company-wide financial performance measure in the STIP to help increase the focus broadly throughout your Company. The weighting for Operating EPS at maximum is 150 percent, the same as the maximum weighting for operational goals.

A pool of funds available for the STIP payout is based upon the Operating EPS result (after accounting for the cost of the STIP payout) as follows:

Operating EPS(1) Achievement Level	STIP Pool of Funds

Less than $2.40	No STIP payout
$2.40 - $2.44	Up to $80 million
$2.45 - $2.49	$100 million
$2.50 - $2.54	$115 million
$2.55 - $2.59	$130 million
$2.60 or greater	No Pool Limit; Paid as Earned

(1)	Operating EPS is a non-GAAP financial measure. A description of the method of calculating Operating EPS is provided on page 49.

The STIP pool of funds is always a fixed value and applies to all of our employees in the aggregate and not just NEOs. If the achievement level results in a pool of funds that is less than the STIP pool of funds available, as outlined in the scale provided above, then the pool of funds is reduced to the level to pay the STIP as earned and not interpolated or rounded up. If the STIP pool of funds available, determined in accordance with the scale provided above, is not sufficient to pay the full STIP as earned, the operational KPIs, excluding Safety, are reduced as follows:

1)

For operational KPIs meeting threshold but less than target, the payout amount is reduced to meet the funding level identified above. The maximum reduction for these KPIs is 25 percent; however, if the reduction is not sufficient to reduce the total STIP payout to equal the available pool of funds; then,

2)

For operational KPIs at or above target, the payout is reduced to meet the funding level identified above. The maximum reduction for these KPIs is 10 percent; however, if this reduction is not sufficient to reduce the total STIP payout to equal the available pool of funds; then,

3)	A uniform proration is applied to the operational KPIs earned under the STIP, excluding Safety, to an amount equal to the available pool of funds.

As previously disclosed, effective with his promotion to President and CEO, Mr. Jones was provided a STIP target increase from 70 percent to 115 percent of base salary. In February 2015, the Committee reviewed the market data and at the Committee’s recommendation, your Board approved an increase to Ms. Vespoli’s STIP target from 80 percent to 85 percent of her base salary effective January 1, 2015, in order to better align Ms. Vespoli’s target with the Blended Median opportunity for the first highest paid executive, other than the CEO and CFO, within our peer group. Your Board did not make any changes to the STIP target incentive opportunities for any other NEO in 2015. The STIP target opportunity for the remaining NEOs are as follows: Mr. Alexander at 130 percent, Mr. Pearson at 90 percent, Mr. Lash at 70 percent, and Mr. Schneider at 70 percent, each of which is at or near the Blended Median for their respective positions. Also, Mr. Alexander’s STIP payout for 2015 was prorated based on his service as Executive Chairman.

As described in more detail in the section titled 2015 KPI Weightings below, the NEOs may earn payments that are below their target opportunities for levels of achievement that are below the target performance goals, but exceed threshold performance goals, as well as payments that are higher than their target opportunities for levels of achievement that exceed the target performance goals. The Committee may use negative discretion to make downward adjustments to amounts paid to the NEOs, either individually or collectively, under the STIP. The Committee may not, however, make upward adjustments that would result in payments that are higher than those the Committee had originally approved. Based upon the 2015 year-end Operating EPS result of $2.71, the pool of funds available for the STIP payout was approximately $170 million. Since the pool of funds available was sufficient to pay the full STIP as earned, the STIP payout was not reduced. The average payout for the NEOs, excluding Mr. Alexander, was 138 percent of target.

60    |    FirstEnergy Corp. 2016 Proxy Statement

2015 Key Performance Indicator (KPI) Weightings

The weightings of financial and operational KPIs are determined by the Committee and approved by your Board at the February meeting each year. The weightings for each NEO are specifically determined to correspond to the responsibility of each NEO for the particular KPIs based on his or her role within the organization. As previously disclosed, the STIP is designed to focus on driving Operating EPS performance. The range for the total STIP award is from 50 percent of target for performance at threshold to 150 percent of target for performance at maximum. In 2015, the KPI weightings for the NEOs were:

	Jones	Pearson	Alexander	Vespoli	Lash	Schneider

Financial Target – Operating EPS(1)	80%	70%	80%	70%	60%	60%
Safety/Operational Targets	20%	30%	20%	30%	40%	40%
Safety(2)	10%	10%	10%	10%		10%
Operational Linkage(3)	10%	20%	10%	10%
CES Commodity Margin(4)				10%	15%	20%
FEU Safety(2)
T&D Reliability Index(5)
FEU/FET Operating Earnings(6)
FEG Operations and Maintenance(7)					10%
FES Operations and Maintenance(8)						10%
INPO Index(9)					5%
Nuclear Safety(2)					5%
Fossil Safety(2)					5%

(1)	Operating EPS is a non-GAAP financial measure. A description of the method of calculating Operating EPS is provided on page 49.
(2)	Performance as measured by the Occupational Safety and Health Administration (later referred to as OSHA) Incident Rate; for FEU, see note (6) below.
(3)

Seven key operating metrics: CES Commodity Margin, a non-GAAP financial measure (see note (4) below); FEU/FET Operating Earnings, a non-GAAP financial measure (see note (6) below); System Average Interruption Duration Index (later referred to as SAIDI); Transmission Outage Frequency (later referred to as TOF); Peak Period Base and Intermediate Load Equivalent Availability, where peak periods are assumed to be January-February and May-September (later referred to as EA); the Institute of Nuclear Power Operations (later referred to as INPO) Index; and Environmental Excursions. Metrics are measured by points awarded for attaining a specified level of performance for each component based on year-to-date performance. All components are weighted equally.

(4)

CES Commodity Margin is a non-GAAP financial measure. For KPI purposes, CES Commodity Margin reflects the net of total CES sales and revenues less total CES variable costs, including Fossil/Nuclear Fuel, Purchased Power, Delivery/Regional Transmission Organization (RTO), Capacity and other Non-MWh based variable expenses excluding the impact of certain special items, which for 2015 included plant deactivation costs and merger accounting-commodity contracts. CES refers to your Company’s Competitive Energy Services reportable segment.

(5)

Measured by points awarded for attaining a specified level of performance for transmission and distribution reliability based on year-to-date performance. The two measures are SAIDI and TOF. The components are weighted equally.

(6)

FEU/FET Operating Earnings is a non-GAAP financial measure. FEU/FET is used here to refer to your Company’s Regulated Distribution and Regulated Transmission reportable segments. For KPI purposes, the aggregate net income of those reporting segments is adjusted for the impact of certain special items, which for 2015 included pension and OPEB mark-to-market adjustments, regulatory charges and trust securities impairment.

(7)

This metric measures FEG controllable costs of Labor and Other-than-Labor based upon budgeted Operating EPS guidance. The term “FEG” refers collectively to FirstEnergy Generation, LLC, Allegheny Energy Supply Company, LLC, FirstEnergy Nuclear Operating Company, Bay Shore Power Company, Warrenton River Terminal, Ltd., Allegheny Pittsburgh Coal Company, Green Valley Hydro, LLC, and GPU Nuclear, Inc.

(8)	This metric measures FES controllable costs of Labor and Other-than-Labor based upon budgeted Operating EPS guidance. The term “FES” means FirstEnergy Solutions Corp.
(9)

Performance indicators used by INPO including unit capability factor, forced loss rate, forced loss event, unplanned manual and automatic scrams, safety system performance, collective radiation exposure, chemistry effectiveness indicator, loss of shutdown cooling or decay heat removal events, fuel sustainability, and total industrial safety accident rate.

Financial Measures

Financial performance is the most heavily weighted measure in determining STIP payouts for our NEOs as illustrated in the table above. The Committee selected Company-wide Operating EPS as the only financial KPI for 2015 because it impacts shareholder value and aligns executive compensation with shareholder interests. Operating EPS is used as a measure because increases in Operating EPS indicate growth of the business and a corresponding increase in the value of our shareholders’ investment. Additionally, Operating EPS provides a consistent and comparable measure of performance of your Company’s business to help shareholders understand performance trends. Operating EPS excludes special items as described in note (1) above and is a non-GAAP financial measure. The use of only one financial KPI also increases the focus broadly throughout your Company on Operating EPS and eliminates the potential for overlapping goals between the STIP and LTIP.

Safety

Safety performance for your Company and each business unit is measured by the OSHA incident rate and is a KPI for all of our employees. Safety is a core value and is tied to our STIP and LTIP because of its importance and potential to impact our employees and other stakeholders, as described below in the section titled “RSU Index Performance Measures.” The Safety KPI tracks the number of OSHA reportable incidents in 2015 per 100 employees. Performance at maximum level is established at top-decile performance based on the 2013 EEI Health & Safety Survey. Corporate and Business Unit Safety performance at target is established at the midpoint of the top-quartile performance based on the EEI 2013 Health & Safety Survey and the 2014 KPI target. Threshold is the equivalent of the industry average OSHA rate for all EEI companies participating in the survey that are relevant to each of our business units. In the event of a fatality (other than certain no-fault fatalities) of an employee within the business unit of an NEO, neither the NEO nor the CEO will be paid a Safety award for the applicable year regardless of the OSHA incident rate.

Operational Measures

Operational Linkage is based on the seven key operating metrics referred to in note (3) in the table above and each component is weighted equally. Peak period base and intermediate load equivalent availability (EA) refers to the amount of supercritical fossil

61  |  FirstEnergy Corp. 2016 Proxy Statement

generation that was not available from January through February and May through September versus the amount of time a generation unit was requested to be operating. The environmental excursions KPI measures fossil and nuclear environmental issues, related to air emissions, water discharges, and unauthorized releases.

Other operational KPIs include CES Commodity Margin (see note (4) in the table above), FEU/FET Operating earnings (see note (6) in the table above), FEG and FES Operations and Maintenance (see notes (7) and (8) in the table above). To continue to meet reliability standards, the Transmission & Distribution (later referred to as T&D) Reliability Index was first established in 2010. The T&D Reliability Index includes the average total duration of distribution outage minutes (SAIDI) and average number of transmission outages (TOF). The INPO Index measures nuclear performance based on twelve nuclear performance indicators as designated by INPO.

Threshold, target, and maximum levels are established for KPIs based on earnings growth aspirations and achieving continuous improvement in operational performance. STIP awards are not paid if threshold Operating EPS performance is not achieved. Awards for specific goals are not paid unless threshold performance is achieved. Maximum performance levels are designed to encourage strong corporate performance. In 2015, the threshold, target, maximum, and actual KPI results for the NEOs were:

	Threshold	Target	Stretch	Actual Result	Result
Financial
Operating EPS(1)	$2.40	$2.55	$2.70	$2.71	Exceeds Stretch
Safety/Operational
Safety	1.48	0.96	0.64	0.83	Meets Target
Operational Linkage	3.50	7.00	9.45	7.43	Meets Target
CES Commodity Margin(2)	$2,016	$2,123	$2,229	$2,138	Meets Target
FEU Safety	1.93	1.35	0.71	1.13	Meets Target
T&D Reliability Index	1.00	2.00	2.70	2.80	Exceeds Stretch
FEU/FET Operating Earnings(3) ($ millions)	$1,000	$1,042	$1,085	$1,066	Meets Target
FEG Operations and Maintenance	$1,052	$1,002	$951	$996	Meets Target
FES Operations and Maintenance	$64	$61	$58	$47	Exceeds Stretch
INPO Index	84.4	86.9	89.4	88.1	Meets Target
Nuclear Safety	0.22	0.18	0.06	0.17	Meets Target
Fossil Safety	1.36	0.66	0.52	0.99	Meets Threshold

(1)	Operating EPS is a non-GAAP financial measure. A description of the method of calculating Operating EPS is provided on page 49 above.
(2)	CES Commodity Margin is a non-GAAP financial measure. A description of the method of calculating CES Commodity Margin is provided on page 61.
(3)	FEU/FET Operating Earnings is a non-GAAP financial measure. A description of the method of calculating FEU/FET Operating Earnings is provided on page 61 above.

In February 2016, based on actual 2015 KPI results, the Committee recommended and the independent members of your Board approved the following 2015 STIP award payouts for the NEOs as presented in the table below:

	2015 STIP Target Award	2015 STIP Actual Award	Payout as a % of Target

Charles E. Jones	$1,265,000	$1,807,812	143%
James F. Pearson	$571,500	$793,174	139%
Anthony J. Alexander	$572,712	$818,464	143%
Leila L. Vespoli	$620,500	$860,125	139%
James H. Lash	$406,000	$535,434	132%
Donald R. Schneider	$374,500	$518,488	138%

As discussed previously, based on the 2015 year-end Operating EPS of $2.71, the pool of funds for the STIP payout was approximately $170 million. In aggregate, the average payout for the NEOs, excluding Mr. Alexander, was 138 percent of their target awards. The maximum payout was 150 percent of target.

62    |    FirstEnergy Corp. 2016 Proxy Statement

LTIP

As disclosed previously, your Company redesigned the LTIP in 2015 so that an executive’s LTIP opportunity is comprised solely of performance-adjusted RSU awards with 2/3 payable in stock and 1/3 payable in cash. Both the stock-based and cash-based RSU awards otherwise maintain the 2014 RSU design and performance measures, with a minimum payout of zero percent and a maximum payout of 200 percent based on performance results at the end of the three-year performance cycle.

Under our LTIP, the Committee granted to our NEOs equity-based compensation in the form of performance-adjusted RSUs pursuant to our 2007 Incentive Plan. Future LTIP awards will be granted under the 2015 Incentive Plan. LTIP grants were designed to reward executives for the achievement of Company goals that are linked to increasing long-term shareholder value over a three-year period. The three-year performance cycle also encourages retention because awards are prorated or forfeited if an executive leaves or retires prior to the end of the performance period, as shown in the 2015 Post-Termination Compensation and Benefits table later in this proxy statement. Typically, in February of each year, the Committee reviews and recommends LTIP target opportunity levels for our NEOs to your Board, which are based on competitive market data. The LTIP targets are set at or near the Blended Median target opportunity of our peer group. NEOs have the potential to achieve LTIP payouts above the target opportunity for strong corporate performance. Target opportunities are expressed as a percentage of base salary and are determined by competitive benchmarking data, which accounts for the differences among the NEOs and from prior years.

Effective with his promotion to President and CEO, Mr. Jones was provided a LTIP target increase from 71 percent to 180 percent of base salary, in respect of cash-based RSUs, and 143 percent to 365 percent of base salary, in respect of stock-based RSUs. Based on the Committee’s review of the competitive market data and its recommendation, effective with the 2015 grant, your Board increased the LTIP target incentive for Mr. Pearson from 280 percent to 320 percent of base salary; Ms. Vespoli from 198 percent to 255 percent of base salary; and, Messrs. Lash and Schneider from 178 percent to 185 percent of base salary. The increases either aligned or moved the NEO targets toward the Blended Median opportunity of our peer group. No LTIP adjustments were made to Mr. Alexander’s target incentive in 2015.

As previously disclosed, in lieu of Mr. Alexander’s customary LTIP grant for 2015, your Board granted Mr. Alexander a mix of cash-based performance-adjusted RSU (1/3) and stock-based performance-adjusted RSUs (2/3), representing a small fraction (1/18th) of his customary LTIP award, which reflected the time he remained with your Company during the awards’ performance period. These awards remain entirely at risk (and subject to upward/downward adjustment or forfeiture) based on the achievement of the performance measures tracked over the applicable three-year period.

When allocating total compensation for the NEOs, the largest proportion of total compensation was allocated to LTIP targets to ensure executive and shareholder interests are aligned by linking payouts to KPIs that directly impact long-term shareholder value. Also, as described below, the LTIP is designed to encourage sustained performance levels. Additionally, because performance shares and RSUs are denominated in shares of our common stock, their value reflects changes in our stock price, further aligning our NEOs’ interests with the long-term interests of shareholders. To emphasize stock ownership, 2/3 of the annual LTIP awards are granted in the form of performance-adjusted RSUs payable in stock.

63    |    FirstEnergy Corp. 2016 Proxy Statement

RSU Index Performance Measures

The RSU Index in our 2015 LTIP awards is comprised of the following three performance measures, weighted in equal thirds under the 2015 LTIP awards:

These performance measures support continued financial improvement throughout your Company and create goals for all executives to enhance the Company-wide focus on the balance sheet and increasing shareholder value. Annual review of all compensation plans and programs will continue to ensure that your Company’s compensation programs are in alignment with market practice and in the best interest of our shareholders.

64    |    FirstEnergy Corp. 2016 Proxy Statement

The following table highlights the performance measures within the RSU Index and the link between pay and performance for 2015 LTIP awards:

RSU Index Performance Measures
	Safety	Funds from Operations (FFO) to Adjusted Debt Index(1)	Capital Effectiveness Index(2)
What does it measure?	This metric reflects your Company’s overall safety performance. It measures the OSHA incident rate per 100 employees.	This metric centers on generating cash flow during the performance period and debt management, measuring the annual cash flow generated by the business compared to its outstanding debt.	This metric measures the financial effectiveness of our investment in operational assets. It is a ratio of Adjusted EBITDA over Net Plant in Service, less nuclear fuel, plus Construction Work in Progress (CWIP).
Why is it important?	This operational metric is the number one priority of your Company. Each day, the main objective at your Company is ensuring that employees go home safely. The performance levels for this objective are set above the industry average, as we are constantly striving to be a top safety performer in our industry. Our stretch goal is based on the top decile as compared to EEI companies.	This financial metric focuses your Company on improving our cash position and balance sheet. This measure increases our executives’ awareness of our financial position and improves the balance of spending with cash flow.	This financial metric motivates executives throughout your Company to focus on whether our assets are generating an appropriate return. Because our industry is not only capital intensive but highly regulated, capital effectiveness is critical, particularly as we continue our strategy of repositioning our asset mix and focusing on our regulated transmission and regulated distribution operations.
How does it impact shareholders?	We believe that the operational success of your Company directly affects financial success. This metric determines 1/3 of the LTIP payout for our executives. By using Safety as a performance metric in both the STIP and LTIP, we are fostering a culture of safety throughout your Company. Although not impacting the result of this KPI, safe operation also goes beyond our employees and affects our customers.	This metric is a measure of the creditworthiness of your Company, which is a focus of rating agencies Also, the cash flows of your Company and the current debt levels have been an area of focus by our large investors during recent outreach efforts. As we strive to create value for our shareholders, this metric determines 1/3 of the LTIP payout for executives, creating a direct link between executive pay and shareholder value.	Adjusted EBITDA, which is used to derive this metric, has been a focus of our large shareholders during recent engagements. By creating a direct line of sight for executives to balance the value of our investments with the earnings they produce, we are better able to create value for shareholders. The better our assets function, the more value they provide. As we strive to create value for our shareholders, this metric determines 1/3 of the LTIP payout for executives, creating direct correlation between executive pay and shareholder value.

(1)	The FFO to Adjusted Debt Index is a non-GAAP financial measure. A description of the method of calculating FFO to Adjusted Debt Index is provided on page 68.
(2)	The Capital Effectiveness Index is a non-GAAP financial measure. A description of the method of calculating the Capital Effectiveness Index is provided on pages 67 and 68.

65    |    FirstEnergy Corp. 2016 Proxy Statement

Performance Shares

Although performance shares were no longer a component of our LTIP grants in 2015 for the 2015-2017 cycle, they were a component of our LTIP in 2013 for the 2013-2015 cycle. Performance shares provided the NEOs and our other executives with the opportunity to receive awards based on our TSR over a three-year period relative to the TSRs of the companies in the EEI Index, which measures TSR for approximately 50 public electric utility companies. The EEI Index represents a larger group of energy companies than the utility peer group we use for benchmarking total compensation, allowing us to compare our performance to the performance of the broader industry. TSR is the total return of one share of common stock to an investor (share appreciation plus dividends) and assumes that an investment is made at the beginning of the three-year period and all dividends are reinvested throughout the entire three-year period. TSR was used to encourage the NEOs to develop and implement business strategies that will allow our TSR to outperform that of the broader energy industry over time and to reward executives when TSR goals are achieved.

2013-2015 Cycle

In 2011, we modified the performance share program to provide an additional opportunity to achieve a payout in the event our performance falls below the 25th percentile, which we maintained as part of the 2013-2015 cycle. If your Company’s three-year Operating EPS actual performance result meets or exceeds the average of the three-year target level set for Operating EPS, participants would receive the minimum payout of 25 percent of target shares granted. This additional opportunity provides executives the ability to achieve a minimal payout to reflect achievement of operational performance while unique regional market conditions may hinder stock price performance relative to the peer companies in the EEI Index. Based on feedback from our shareholder outreach efforts, this is the last cycle of performance shares that the average Operating EPS target levels over the three-year period can provide a 25 percent payout.

Performance shares for the 2013-2015 performance cycle were granted in 2013. For that performance cycle, our TSR relative to the TSR of the EEI Index companies ranked below the 25th percentile (i.e., the threshold goal). However, as illustrated below, the average Operating EPS result over the three-year period exceeded the average Operating EPS target levels over the three-year period; therefore, participants, including NEOs received 25 percent of target shares with respect to performance shares for the 2013-2015 cycle. The NEOs received approximately the following number of performance shares, paid in cash, in early 2016: Mr. Jones: 2,965 shares; Mr. Pearson: 2,054 shares; Mr. Alexander: 13,712 shares; Ms. Vespoli: 3,099 shares; Mr. Lash: 2,259 shares; and, Mr. Schneider: 2,136 shares.

Performance-Adjusted RSUs

Performance-adjusted RSUs, which were also a component of our LTIP in 2013, are designed to focus participants on key financial and operational measures that drive our success and further align executive compensation with company and shareholder interests.

Outstanding Award Cycles (2014-2016 and 2015-2017)

Beginning with the 2014 grants of performance-adjusted RSUs, the KPIs were modified to replace Operating EPS and Operational Linkage with Capital Effectiveness Index – a measure of the financial effectiveness of our investment in operational assets and FFO to Adjusted Debt Index – a measure of our ability to generate cash flow during the year and manage debt; see the section above titled “RSU Index Performance Measures” for more information regarding these KPIs. This change eliminated the overlap between two of the three KPIs in the STIP and LTIP. Safety was retained as a KPI for performance-adjusted RSUs, as your Board and management, with the support of shareholders, strongly believe it should be a factor in both incentive compensation programs. These key metrics are independent and equally weighted in thirds.

Also, as a result of outreach to our top shareholders in 2013 and 2014, beginning with the 2014 grant the 50 percent minimum RSU payout was eliminated and the RSUs were completely at-risk. Payouts range from zero to 200 percent of units granted, interpolated based on the actual achievement. Threshold performance is set at the 40th percentile and must be achieved for the three year performance period for any payment of RSUs. Target performance is set at the 50th percentile and must be achieved for 100 percent payout of units granted, and a payout at 150 percent of units granted is awarded for achievement of 60th percentile performance. Maximum payout of RSUs at 200 percent of units granted is awarded if 90th percentile performance is achieved during the performance period. All of these design changes have been maintained in our 2015 LTIP program.

66    |    FirstEnergy Corp. 2016 Proxy Statement

Fiscal 2015 RSU Index Score (Three Year Goals)
Percentile	Total Points	Payout
90th	12.15	200%
50th	6.75	100%
40th	5.40	50%
Below 40th	0.00	0%

A point system has been implemented to allow for equal weighting of the three LTIP KPI goals. For each award cycle, the KPIs are scored by points awarded for attaining a specified level of performance in each of the three components based on annual performance over a three-year period. Each KPI has independent goals established each year for threshold, target, and stretch. Each component is scored annually over a three-year period for a total of nine independent values. The independent goals for each KPI are set based on what your Company reports to the financial community and the continuous improvement year over year is emphasized. The FE Consolidated independent goals for each KPI in 2015 represented an improvement over the 2014 independent goals. For example, the Capital Effectiveness Index 2014 Target was 11.70% and the FFO/Adjusted Debt Index 2014 Target was 12.90%.

(1)

The Capital Effectiveness Index is a non-GAAP financial measure. The Capital Effectiveness Index is a ratio of Adjusted EBITDA over Net Plant in Service less nuclear fuel plus CWIP (Construction Work in Progress). Adjusted EBITDA is also a non-GAAP financial measure and consists of Operating earnings before interest, investment income, taxes, depreciation and amortization. For purposes of calculating the Capital Effectiveness Index: (i) any year-end adjustments to capital from pension/other post-employment benefits mark-to-market and any

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reclassifications of items from Property, Plant and Equipment to the balance sheet are excluded from Net Plant in Service; and (ii) excluded from Operating earnings is the summation of all major storm costs over $105 million. Operating earnings is also a non-GAAP financial measure and is calculated using GAAP earnings per share and adjusting for the per share impact of certain items, which for 2015 included mark-to-market adjustments, regulatory charges, trust securities impairment, the impact of non-core asset sales/impairments, merger accounting-commodity contracts, and plant deactivation costs. FEU, FET and CES refer to your Company’s Regulated Distribution, Regulated Transmission and Competitive Energy Services reportable segments, respectively.

(2)

The FFO/Adjusted Debt Index is a non-GAAP financial measure. Funds from Operations (FFO) is also a non-GAAP financial measure and consists of net income adjusted for depreciation and amortization, investment impairment, pension and OPEB mark-to-market adjustment, deferred taxes, asset removal costs charged to income, and certain other non-cash items. Adjusted Debt is also a non-GAAP financial measure and consists of short-term borrowings (net of pension contribution), long-term debt (excluding securitized debt), and operating lease obligations.

(3)

The term “CES” refers collectively to FirstEnergy Solutions Corp. (“FES”), Allegheny Energy Supply Company, LLC (“AE Supply”), FirstEnergy Nuclear Operating Company, Bay Shore Power Company, Warrenton River Terminal, Ltd., Allegheny Pittsburgh Coal Company, Green Valley Hydro, LLC, GPU Nuclear, Inc., with respect to FFO; and it refers collectively to FES and AE Supply, with respect to Adjusted Debt.

(4)

The term “FEU” refers collectively to The Cleveland Electric Illuminating Company, Jersey Central Power & Light Company, Metropolitan Edison Company, Monongahela Power Company, Ohio Edison Company, The Potomac Edison Company, Pennsylvania Power Company, Pennsylvania Electric Company, The Toledo Edison Company, and West Penn Power Company

(5)

The term “FET” refers collectively to FirstEnergy Transmission, LLC, and its subsidiaries, American Transmission Systems, Incorporated, Potomac-Appalachian Transmission Highline, LLC, and Trans-Allegheny Interstate Line Company.

(6)	Performance as measured by the OSHA Incident Rate.

In 2014, our combined performance for the three metrics was above threshold, earning a RSU Index Score of 1.74. In 2015, with continued emphasis on our key metrics and ensuring we achieve our commitments to our shareholders, we achieved an overall result at approximately target performance for the year, earning a RSU Index Score of 3.07. Additionally, in both 2014 and 2015, our Safety results reflect the dedication of your Company to ensuring that our operations are completed in manner which places safety for our employees and our customers first. For the FFO to Adjusted Debt Index, our improved performance in 2015 recognizes our continued focus on improvement of our balance sheet and the focus on reducing our cash expenditures. In 2014, the Capital Effective Index result recognized that our assets need to provide a greater return; as this was an area of enhanced focus across our company in 2015, our results improved and are reflected in our Operating EPS.

Given that the results are cumulative over each three-year cycle, to date, neither the 2014-2016 cycle nor the 2015-2017 cycle of the performance-adjusted RSUs have achieved the threshold performance needed for a payout based upon the results of our three measures. The total points to date in the 2014-2016 cycle are currently 4.81 points and the total points to date in the 2015-2017 cycle are 3.07 points. Based on our performance to date, it is impossible for either cycle to earn the maximum payout of 200 percent, even with exceptional performance in 2016. This emphasizes that while we have made improvements, we will continue to focus on these important measures to ensure we are meeting our expectations and the expectations of our shareholders.

2013 – 2015 Cycle

The KPIs for the 2013-2015 cycle, were Operating EPS, Safety, and Operational Linkage. These key metrics, which focused on sustainability of performance measures, were independent and equally weighted. For the 2013-2015 cycle, the potential number of shares issued at payout ranged from a minimum of 50 percent to a maximum of 150 percent of the units granted. The minimum payout amount served as a retention tool and provided another means of achieving compensation for our executives at or near the Blended Median. If FirstEnergy’s average annual performance met or exceeded the target on all three measures, 50 percent more shares would be awarded at the end of the three-year performance cycle. If FirstEnergy’s average annual performance were below target on all three measures, 50 percent fewer shares would be awarded at the end of the three-year performance cycle. If FirstEnergy’s average annual performance met or exceeded the target on one or more of the measures but fell short of the target on one or more of the others, then the number of shares originally granted would be awarded at the end of the three-year performance cycle.

The target and actual results for the 2013-2015 performance-adjusted RSU cycle were:

	2013		2014		2015		Average
	Target	Result	Target	Result	Target	Result	Target	Result	Result

Operating EPS(1)	$3.00	$3.03(3)	$2.65	$2.56	$2.55	$2.71	$2.73	$2.77	Above Target
Safety(2)	0.99	0.97	0.96	0.97	0.96	0.83	0.97	0.92	Above Target
Operational Linkage	6.00	8.05	6.00	6.69	7.00	7.43	6.33	7.39	Above Target

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(1) Operating EPS is a non-GAAP financial measure. A description of the method of calculating Operating EPS is provided on page 49.

(2) In contrast to the other KPIs, with respect to Safety, the lower the result, the better the performance.

(3) Reflects Operating EPS of $3.04 as announced on February 25, 2014 less the $0.01 reduction for KPI purposes.

For the three-year cycle starting in 2013, your Company achieved above target-level performance on all three of the measures as set forth in the table above. Since the average of the actual performance exceeded the average target performance on all three measures, the initial grants made in 2013 plus all dividend equivalent units accrued were paid at 150 percent of units granted. In March 2016, the performance-adjusted RSUs granted in 2013 were paid in shares of our common stock as follows: Mr. Jones – 36,311 shares; Mr. Pearson — 18,886 shares; Mr. Alexander – 157,682 shares; Ms. Vespoli — 38,555 shares; Mr. Lash – 27,698 shares; and Mr. Schneider – 26,188 shares. Any fractional shares were paid in cash. The Committee may not adjust awards upward. The Committee retains the discretion to adjust awards downward, either on a formula or discretionary basis or a combination of the two, as the Committee determines.

Timing of LTIP Grants

LTIP grants are typically approved at the regularly scheduled February Committee and Board meetings after target levels are evaluated and determined considering the competitive data and prior-year Company performance. Our historic performance shares had a January 1 effective date. We averaged high and low stock prices over the full month of December in computing grants and awards of performance shares in an attempt to minimize stock price volatility that might otherwise distort grant or payout amounts if we looked only at a single computation date, such as, for example, the grant date or the last or first trading day of a relevant year or month. As disclosed above, 2014 is the last year that your Company granted performance shares. The grant date for performance-adjusted RSUs for both the stock-based and cash-based awards is typically on or about March 1. We use the average of the high and low prices of our common stock as of the date of grant for awarding the performance-adjusted RSUs. Any equity grants awarded in proximity to an earnings announcement or other market event are coincidental.

The Grants of Plan-Based Awards table provides the amount of performance-adjusted RSUs granted to each NEO in 2015 based on the percentage of base salary provided earlier in the CD&A. Additional details regarding the 2015-2017 LTIP grants are provided in the narrative following the Grants of Plan-Based Awards table.

Retirement Benefits

We offer retirement benefits to all of our NEOs through our qualified and nonqualified supplemental plans under the FirstEnergy Corp. Pension Plan and the EDCP, respectively. The qualified plan benefit has historically been based on earnings, length of service, and age at retirement and is considered a defined benefit plan under the Internal Revenue Code (later referred to as IRC). The qualified plan is subject to applicable federal and plan limits. The nonqualified supplemental plan has similarities to the qualified plan, but is designed to provide a comparable benefit to executives without the restriction of federal and plan limits and as a method to provide a competitive retirement benefit. In 2015, we adopted amendments to the EDCP to include RSU deferrals and streamline the administration.

In 2013, a cash-balance pension formula under the FirstEnergy Corp. Pension Plan was approved for all newly hired employees as of January 1, 2014. Under this plan, an eligible employee receives credits to their retirement accounts based on employee compensation, age and years of service. The cash-balance plan design aligns your Company’s retirement benefits with current market practices and mitigates your Company’s risk associated with funding future annuity payments. In conjunction with the new cash-balance plan design and consistent with industry practice, your Company adopted a new nonqualified supplemental plan, which will provide a comparable benefit to eligible executives hired after January 1, 2014, but without the restriction of federal and plan limits that apply under the qualified pension plan.

Additionally, Mr. Alexander, Mr. Jones, and Ms. Vespoli participate in the SERP. Messrs. Pearson, Lash, and Schneider are not participants in the SERP. Historically, participation in the SERP was provided to certain key executives as part of the integrated compensation program intended to attract, motivate, and retain top executives who are in positions to make significant contributions to our operations and profitability for the benefit of our customers and shareholders. Given Mr. Alexander’s age and length of service with your Company, the SERP provided no additional retirement benefits. In January 2014, the SERP was formally closed to new entrants in order to align our executive retirement benefits with current market practices. Retirement benefits for the NEOs are further discussed in the narrative section following the Pension Benefits table later in this proxy statement.

EDCP

Executives, including the NEOs, may elect to defer a portion of their compensation into the EDCP. Executives may defer from 1 percent to 50 percent of base salary, and 1 percent to 100 percent of both STIP and LTIP into the EDCP. Deferrals may be made to the EDCP retirement account or stock account. The EDCP offers executives the opportunity to accumulate assets, both cash and Company common stock, on a tax-favored basis. The EDCP is part of an integrated executive compensation program to attract, retain, and motivate key executives who are in positions to make significant contributions to our operations and our profitability.

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Interest earnings on deferrals into the deferred compensation cash accounts of executives are provided as an incentive for executives to defer base salary and short-term incentive awards. The interest rate in 2015 was 7.54 percent for amounts deferred prior to 2013, and 5.54 percent for amounts deferred in 2013 and later. This difference in interest rate reflected the change in 2013 from Moody’s Corporate Long-Term Bond Yield Index rate plus three percentage points, to Moody’s Corporate Long-Term Bond Yield Index rate plus one percentage point. The interest rate is 5.27 percent for amounts deferred in 2016. Any above-market interest earnings are included in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the SCT. The EDCP is discussed in more detail in the narrative section following the Nonqualified Deferred Compensation table later in this proxy statement.

Personal Benefits and Perquisites

In 2015, our NEOs were able to use the corporate aircraft for limited personal use as described below. Effective with his promotion to CEO, at Mr. Jones’ request and with Board concurrence, Mr. Jones is authorized to use either a commercial carrier or our corporate aircraft for any business or personal travel at his discretion. With CEO approval, other executives including the NEOs, may from time to time, use our corporate aircraft for personal travel which may include spousal travel. We have a written policy that sets forth guidelines regarding the personal use of the corporate aircraft by executive officers and other employees.

Additionally, in 2013, the Committee eliminated Company paid-financial planning and tax preparation services for all NEOs, other than Mr. Alexander until his service concluded on April 30, 2015. The Company also eliminated additional accrual and payout of vacation in 2009, although some of our NEOs do have banked and frozen vacation that will be paid upon termination of employment, if applicable. The Committee monitors all perquisites in the annual tally sheets.

The Committee believes these perquisites are reasonable, competitive, and consistent with our overall compensation philosophy.

Clawback Policy

In 2014, in response to feedback received during our shareholder outreach program, a clawback policy was approved by the Committee that covers all current or former employees who are deemed to be “insiders” for purposes of Section 16 of the Exchange Act in the event your Company is required to file a financial restatement due to material noncompliance, regardless of misconduct. This policy allows for recoupment of all incentive- based compensation granted or earned after January 1, 2014, and grants authority to your Board and/or Committee to seek repayment from executives, reduce the amount otherwise payable under another company benefit plan as allowed by law, withhold future incentive compensation, or a combination of these actions.

Share Ownership Guidelines and Prohibitions on Hedging and Pledging Shares

We believe it is critical that the interests of executives and shareholders are clearly aligned. Therefore, the Committee has adopted share ownership guidelines that are intended to promote meaningful stock ownership by our executives, including our NEOs. These guidelines specify the value of Company shares that our executives must accumulate within five years of becoming an executive officer of your Company. Each NEO is required to retain all Company shares earned under equity grants or purchased or accumulated until the NEO meets his or her share ownership guidelines. Share ownership levels are calculated quarterly. The specific share ownership guidelines are based on a multiple of an executive officer’s base salary, with the higher multiples applicable to the executives having the highest levels of responsibility.

The Committee did not make any changes to the share ownership guidelines in 2015. However, Mr. Lash’s multiple changed from three times base salary to four times base salary in connection with his promotion to Executive Vice President. The share ownership multiples for the other NEOs in 2015 were as follows: Mr. Jones: six times base salary; Mr. Pearson: four times base salary; Mr. Alexander: six times base salary; Ms. Vespoli: four times base salary; and Mr. Schneider: three times base salary. Additionally, to be consistent with an entirely performance-based LTIP design, the Committee approved excluding unvested performance-adjusted RSUs in 2014 as eligible shares for executives to meet their share ownership requirements.

For 2015, the following directly and indirectly held shares were included in determining whether a NEO met his/her ownership guidelines:

●	Shares directly or jointly owned in certificate form or in a stock investment plan, including unvested restricted stock,

●	Shares owned through the FirstEnergy Corp. Savings Plan,

●	Shares held in brokerage accounts, and

●	Units held in the EDCP.

As of December 31, 2015, Messrs. Pearson, Lash and Schneider have met their share ownership requirements. Mr. Jones has not met his share ownership requirements based on his increased requirements as CEO. Mr. Jones has until January 1, 2020 to meet his share

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ownership requirement. Although Ms. Vespoli has not met her share ownership requirements as of December 31, 2015 due to the elimination of unvested performance-adjusted RSUs as eligible shares and the recent fluctuation in Company stock price, she has met her share ownership requirements with the March 1, 2016 vesting of the performance-based restricted stock unit award. Although the Committee established share ownership guidelines for executives, such equity ownership typically does not impact the establishment of compensation levels. The Committee does review previously granted awards, both vested and unvested, that are still outstanding on a regular basis. In addition, the Insider Trading Policy prohibits our directors and executive officers from pledging shares and hedging their economic exposure arising from their ownership of our common stock.

Severance Benefits upon an Involuntary Separation

Consistent with competitive practice, in the event of an involuntary separation, the CEO’s and Executive Chairman’s severance benefits, if any, would be determined by the Committee, in its discretion, and approved by your Board. However, under the terms of his concluded service, Mr. Alexander did not receive any payments under the FirstEnergy Corp. Executive Severance Benefits Plan (later referred to as the Severance Plan). The other NEOs are covered in the event of an involuntary separation under the Severance Plan when business conditions require the closing of a facility, corporate restructuring, a reduction in workforce, or job elimination. Benefits under the Severance Plan are also offered if an executive rejects a job assignment that would result in a material reduction in current base salary, would require the executive to make a material relocation from his or her current residence for reasons related to the new job, or would result in a material change in the executive’s daily commute from the executive’s current residence to a new reporting location. Any reassignment which results in the distance from the executive’s current residence to his or her new reporting location being at least 50 miles farther than the distance from the executive’s current residence to his or her previous reporting location is considered material. The Severance Plan provides three weeks’ base pay for each full year of service with a minimum benefit of 52 weeks of base salary and a maximum benefit of 104 weeks of base salary. Additionally, executives who elect continuation of health care for the severance period will be provided this benefit at active employee rates. Executives must pay taxes on any continuation of health care value in excess of what employees with the same level of service would receive under the FirstEnergy Employee Severance Benefits Plan.

CIC Severance Plan

The current NEOs, other than Mr. Jones as discussed below, are provided benefits under the Existing CIC Plan. The current term of the Existing CIC Plan will expire December 31, 2016. On September 15, 2015, the Committee recommended and the Board adopted the New CIC Plan. Generally, eligible executives will include the current NEOs, other than Mr. Jones, who waived his right to participation in the Existing CIC Plan and any similar successor plan, such as the New CIC Plan. It was Mr. Jones’ preference to be removed as a participant in the Existing CIC Plan and any future CIC plans. Your Company maintains a non-competition, non-solicitation and non-disclosure agreement for Mr. Jones in the event of a termination of his employment following a CIC that is parallel to the provisions in the Existing CIC Plan.

CIC severance benefits are provided to ensure that certain executives are free from personal distractions in the context of a potential change in corporate control when your Board needs the objective assessment and advice of these executives to determine whether a potential business combination is in our best interests and those of our shareholders. The Existing CIC Plan provides the payment of severance benefits if the individual’s employment with us or our subsidiaries was terminated under specified circumstances within two years after a CIC of your Company (commonly referred to as a double trigger). In addition, your Company does not provide any excise tax gross-ups on CIC benefits.

Under the 2007 Incentive Plan and 2015 Incentive Plan, it is our practice to require a qualifying termination following a CIC prior to the vesting of LTIP awards, assuming the awards are replaced by the successor company. Circumstances defining a CIC are explained in the Potential Post-Employment Payments section later in this proxy statement. A detailed representation of the termination benefits provided under a CIC scenario as of December 31, 2015, is provided in the Post-Termination Compensation and Benefits table later in this proxy statement.

Typically, your Board reviews the terms of the CIC severance benefits in the fourth quarter of each year and votes to extend or not extend the CIC severance benefits for an additional year. In December 2014, your Board conducted its annual review of the Existing CIC Plan and extended the Existing CIC Plan through December 31, 2016 with revisions effective January 1, 2016. These revisions further align our Existing CIC Plan with market practice and are as follows:

●	Revised the restrictions on the disclosure of confidential information and trade secrets by participants to provide that they will continue indefinitely;

●	Eliminated a diminution of a participant’s budget as a “Good Reason” event;

●

Eliminated a diminution of a supervisor’s authority as a “Good Reason” event, while revising the “Good Reason” event relating to a diminution of the participant’s authority to include a diminution in the participant’s reporting relationship;

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●

Revised certain administrative provisions to: (i) allow the Committee to amend the CIC Severance Plan mid-term without a fifty-one percent (51%) participant consent unless the change would materially and adversely affect the participants’ rights under the CIC Severance Plan; and (ii) allow the Board to conduct its annual review of the CIC Severance Plan at any time during the year rather than only in the fourth quarter at a regular meeting;

●	Limited continued health insurance coverage to two years; and

•	Eliminated life insurance benefit enhancements and subsidized retiree health coverage.

As noted above, in September 2015, the Committee recommended and the Board determined not to extend the Existing CIC Plan and to adopt the New CIC Plan to better align all participants with market practices. The initial term of the New CIC Plan will commence on January 1, 2017 and expire on December 31, 2018. The New CIC Plan will remain subject to annual review by the Committee and Board, at which time the Board will determine whether to renew the term for an additional year or to affirmatively vote not to extend the term. Some benefits are different from the Existing CIC Plan. The key changes in benefits include:

•

The elimination of a two-tiered system with different levels of benefits for different participants, including a 2.99 times multiplier for tier I participants, which exists under the Existing CIC Plan. Under the New CIC Plan, all participants will be eligible for the same level of benefits, including the 2.00 multiplier (see the Post-Termination Compensation and Benefits table later in this proxy statement);

•	The elimination of additional years of age and service credits under the EDCP and SERP;
•	The elimination of legal fees and expenses over five years upon a qualifying termination following a CIC; and,
•	The addition of outplacement services for a one year period, capped at $30,000.

Impact of Tax Requirements on Compensation

The Committee is responsible for addressing pay issues associated with Section 162(m) of the IRC which limits the tax deduction to $1 million for certain compensation paid to the NEOs (other than the CFO). The Committee and your Board attempt to qualify executive compensation as tax deductible to the fullest extent feasible and where we believe it is in our best interest and the best interest of our shareholders. However, we do not permit this tax provision to distort the effective development and execution of our compensation program. Thus, the Committee is permitted to and will continue to exercise discretion in those instances where satisfaction of tax law requirements for obtaining the deduction is not in the best interest of your Company. In addition, because of the uncertainties associated with the application and interpretation of Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible.

Risk Assessment of Compensation Programs

Management conducted an assessment of the risks associated with our compensation policies, practices, and programs for employees, paying particularly close attention to those programs that allow for variable payouts where an employee may potentially be able to influence payout factors in those programs. The Committee reviewed management’s assessment and concurred with its conclusions. Based on this assessment, the Committee concluded that the risks associated with our compensation policies and practices are unlikely to have a material adverse effect on your Company.

The Committee and management designed our compensation programs to incent employees while carefully considering our shareholders’ concerns and supporting our pay-for-performance compensation philosophy which aligns our executives’ interests with the long-term interests of our shareholders without encouraging excessive risk taking. In this regard, our compensation structure contains various features intended to mitigate excessive risk taking. These features include, among others:

●	The mix of compensation among base salary, and short- and long-term incentive programs is not overly weighted toward short-term incentives, and thus, does not encourage excessive risk taking;

●

Our annual incentive compensation is based on multiple, diversified performance metrics, including financial, safety/operational, and business unit measures that are consistent with our long-term goals;

●

Our long-term incentive compensation in 2015 consisted of performance-adjusted RSUs which include components that are paid based on results over a multi-year performance period and vest over a three-year period, thus emphasizing the achievement of performance over a longer time horizon;

●

The Committee oversees our compensation policies and practices and is responsible for reviewing, approving and/or recommending for approval by your Board, where necessary, executive compensation, including annual incentive compensation plans applicable to senior management employees and other compensation plans, as appropriate; and

●	Certain of our executives are required to own a specified level of shares in order to comply with share ownership guidelines, encouraging a long-term focus on enhancing shareholder value.

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Additionally, our Chief Risk Officer participated in the discussion with senior management regarding the establishment of goals and their weightings and measurements for our short- and long-term incentive compensation programs and the 2015 performance results. The Chief Risk Officer provided his view to the Committee that:

●	The measurement of 2015 performance results were conducted in accordance with prescribed methodologies and preclude any beneficiary from controlling the calculation;

●	Proposed goals would not create inappropriate incentives or inadvertently encourage willingness to embrace risk exposures other than those we encounter in the normal course of our business;

●	By avoiding individually based goals or goals applicable only to a small group of employees, the risk of encouraging inappropriate behavior is greatly mitigated; and

●	There are adequate controls in place so that the beneficiary of any incentive payout cannot unilaterally control the measurement methodology.

For additional information regarding your Company’s risk management process and your Board’s role in risk oversight, see the related discussion in the Corporate Governance and Board of Directors Information section of this proxy statement.

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Compensation Tables

Summary Compensation Table

The following table summarizes the total compensation paid to or earned by each of our NEOs for the fiscal years ended December 31, 2015, 2014, and 2013.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)

Charles E. Jones	2015	$1,118,558	$5,995,031	$1,807,812	$1,076,244	$ 26,474	$10,024,119
President & CEO	2014	$607,212	$1,284,028	$ 344,700	$2,549,362	$ 5,767	$4,791,069
	2013	$600,000	$1,284,036	$ 449,309	$3,995	$ 6,918	$2,344,258
James F. Pearson	2015	$636,154	$3,060,719	$ 793,174	$1,070,707	$ 9,158	$5,569,912
EVP & CFO	2014	$507,212	$1,400,022	$ 361,356	$1,995,585	$ 5,791	$4,269,966
	2013	$494,172	$890,033	$ 436,754	$272,846	$ 5,650	$2,099,455
Anthony J. Alexander	2015	$510,231	$427,339	$ 818,464	$89,181	$1,397,496	$3,242,711
Executive Chairman	2014	$1,340,000	$7,691,611	$1,392,222	$4,673,313	$ 74,977	$15,172,123
	2013	$1,340,000	$7,691,636	$1,857,641	$60,795	$ 46,170	$10,996,242
Leila L. Vespoli	2015	$752,789	$1,861,510	$ 860,125	$61,876	$ 13,658	$3,549,958
EVP, Markets & Chief Legal	2014	$690,769	$1,356,302	$ 407,044	$3,210,711	$ 15,969	$5,680,795
Officer	2013	$685,000	$1,356,312	$ 598,352	$33,123	$ 8,450	$2,681,237
James H. Lash	2015	$599,176	$1,073,006	$ 535,434	$439,717	$ 8,491	$2,655,824
EVP & President, FE Generation	2014	$554,327	$979,028	$ 266,978	$1,172,363	$ 5,767	$2,978,463
	2013	$550,000	$979,008	$ 379,723	$20,268	$ 6,627	$1,935,626
Donald R. Schneider	2015	$552,404	$989,768	$ 518,488	$242,397	$ 8,991	$2,312,048
President, FE Solutions

(1)

The amounts set forth in the Stock Awards column represent grants provided under the 2007 Incentive Plan at the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 “Stock Compensation” and are based on target payout. 2013 and 2014 grants reflect the elimination of certain accrued dividends from previously disclosed stock awards that were already included in the aggregate grant date fair value calculation. The assumptions used in determining values for the 2015 fiscal year are reflected in Note 4 to the Combined Notes to the Consolidated Financial Statements of the Company’s Annual Report on Form 10-K filed with the SEC on February 18, 2015. The grant date fair value at the maximum payout level for each of the NEOs is as follows: Jones: $11,990,062; Pearson: $4,064,038; Alexander: $854,678; Vespoli: $3,723,020; Lash: $2,146,012; and Schneider: $1,979,536. These awards are not payable to the executive until the vesting date or other qualifying event shown in the 2015 Post-Termination Compensation and Benefits table described later in this proxy statement. We have also included Mr. Pearson’s Award as described in the CD&A.

(2)	The amounts set forth in the Non-Equity Incentive Plan Compensation column were earned under the STIP in the year presented and paid in the first quarter of the following year.

(3)

The amounts set forth in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column reflect the aggregate increase in actuarial value to the NEO of all defined benefit and actuarial plans (including supplemental plans) accrued during the year and above-market earnings on nonqualified deferred compensation. The change in values for the pension plans are as follows: Jones: $1,070,512; Pearson: $1,035,576; Alexander: $0; Vespoli: $14,345; Lash: $409,983; and Schneider: $174,439. The change in pension value is heavily dependent on the discount rate and mortality assumptions and does not represent the actual value of the change in pension benefit accrued by the NEO during the year. The formula used to determine the above market earnings equals (2015 total interest multiplied by the difference between 120 percent of the Applicable Federal Rate for long-term rates (AFR) and the plan rate and divided by the plan rate). The above market earnings on nonqualified deferred compensation are as follows: Jones: $5,732; Pearson: $35,131; Alexander: $89,181; Vespoli: $47,531; Lash: $29,734; and Schneider: $67,958.

(4)

The amounts set forth in the All Other Compensation column include compensation not required to be included in any other column. This includes matching Company common stock contributions under the FirstEnergy Corp. Savings Plan for all of the NEOs up to the maximum of $7,950, and contributions of $500 to $1,000 to the NEOs’ Health Savings Accounts (HSA) or FirstEnergy Corp. Savings Plan.

In addition, certain NEOs are eligible to receive limited perquisites. In 2015, the following NEOs were provided: (1) financial planning and tax preparation services for Alexander of $11,895; (2) charitable matching contributions for Vespoli of $4,680 and Alexander of $10,000 respectively; (3) premiums for the group personal excess liability and life insurance for all NEOs; and (4) personal use of the corporate aircraft for Jones, Pearson and Alexander; specifically $17,324 for Mr. Jones, $4,173 for Mr. Pearson, and $26,005 for Mr. Alexander respectively. Your Board required Mr. Alexander to use the corporate aircraft for all travel in 2015 until his conclusion of service to the Company on April 30, 2015. The value of the personal use of the corporate aircraft is calculated based on the aggregate variable operating costs to your Company, including fuel costs, trip-related maintenance, universal weather-monitoring costs, on-board catering, landing/ramp fees, and other miscellaneous variable costs. Fixed costs which do not change based on usage, such as pilots’ salaries, the amortized costs of the aircraft, and the cost of maintenance not related to trips are excluded. NEOs’ spouses and immediate family members may accompany NEOs on Company aircraft using unoccupied space on flights that were already scheduled, and your Company incurs no aggregate incremental cost in connection with such use. Unless otherwise quantified in footnote 5, the amount attributable to each perquisite or benefit for each NEO does not exceed the greater of $25,000 or 10 percent of the total amount of perquisites received by such NEO.

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Mr. Alexander received $1,270,422 for 1,972 hours of banked and frozen vacation earned prior to 2008, when FirstEnergy’s vacation policies were revised and employees and executives could no longer accumulate banked vacation. Additionally, Mr. Alexander received a retirement gift valued at $68,000.

75    |    FirstEnergy Corp. 2016 Proxy Statement

Grants of Plan-Based Awards in Fiscal Year 2015

The following table summarizes the stock awards granted to our NEOs during 2015 as well as threshold, target, and maximum amounts payable under the STIP.

									All Other Stock Awards: Number of Shares of Stock or Units(3)
										Grant Date Fair Value of Stock and Option Awards ($)(4)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant/Payout Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Charles E. Jones	Short-Term Incentive Program		$632,500	$1,265,000	$1,897,500
	Performance-Adjusted RSUs – Stock-Based	2/17/2015(5)				0	113,837	227,674		$4,015,031
	Performance-Adjusted RSUs – Cash-Based	2/17/2015(5)				0	56,138	112,277		$1,980,000
James F. Pearson	Short-Term Incentive Program		$285,750	$571,500	$857,250
	Performance-Adjusted RSUs – Stock-Based	2/17/2015(5)				0	38,349	76,698		$1,352,569
	Performance-Adjusted RSUs – Cash-Based	2/17/2015(5)				0	19,264	38,528		$679,450
	Performance-Based Restricted Stock	8/10/2015							30,000	$1,028,700
Anthony J. Alexander	Short-Term Incentive Program		$286,357	$572,712	$859,069
	Performance-Adjusted RSUs – Stock-Based	2/17/2015(5)				0	8,127	16,254		$286,639
	Performance-Adjusted RSUs – Cash-Based	2/17/2015(5)				0	3,989	7,978		$140,700
Leila L. Vespoli	Short-Term Incentive Program		$310,250	$620,500	$930,750
	Performance-Adjusted RSUs – Stock-Based	2/17/2015(5)				0	35,186	70,372		$1,241,010
	Performance-Adjusted RSUs – Cash-Based	2/17/2015(5)				0	17,593	35,186		$620,500
James H. Lash	Short-Term Incentive Program		$203,000	$406,000	$609,000
	Performance-Based Cash Award	8/10/2015	$0	$580,000	$580,000
	Performance-Adjusted RSUs – Stock-Based	2/17/2015(5)				0	20,227	40,454		$713,406
	Performance-Adjusted RSUs – Cash-Based	2/17/2015(5)				0	10,196	20,391		$359,600
Donald R. Schneider	Short-Term Incentive Program		$187,250	$347,500	$561,750
	Performance-Adjusted RSUs – Stock-Based	2/17/2015(5)				0	18,658	37,316		$658,068
	Performance-Adjusted RSUs – Cash-Based	2/17/2015(5)				0	9,405	18,809		$331,700

(1)

The amounts set forth in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards columns reflect the potential payouts for each named officer under the STIP based upon the achievement of KPIs described in the CD&A. With respect to Mr. Lash only, the award granted on August 10, 2015 is described in the CD&A as Mr. Lash’s Award.

(2)

The amounts set forth in the Estimated Future Payouts Under Equity Incentive Plan Awards columns reflect the threshold, target, and maximum payouts for each NEO under the LTIP based upon the achievement of the performance measures described in the CD&A and reported in the Stock Awards column of the SCT. The Performance-Adjusted RSUs-Cash-Based have been rounded for illustration in this table.

(3)

The amount set forth in the All Other Stock Awards: Number of Shares of Stock or Units column represents the performance-based restricted stock granted to Mr. Pearson on August 10, 2015. Award payout is dependent upon achievement of a Cash Flow Improvement Project performance hurdle by December 31, 2017. If the performance hurdle is met, the award will fully vest on October 30, 2019.

(4)

The grant date fair market value was computed in accordance with FASB ASC Topic 718. The Performance-Adjusted RSUs components are valued at the average of the high/low stock price of $35.27 on February 27, 2015, since March 1, 2015 was a Sunday. Mr. Pearson’s performance-based restricted stock award is valued at the average of the high/low stock price of $34.29 on August 10, 2015.

(5)

The dates set forth in the Grant Date column for these awards represent the date your Board took action to grant the awards. The effective grant date for the Performance-Adjusted RSUs is March 1, 2015.

76    |    FirstEnergy Corp. 2016 Proxy Statement

The following chart summarizes the details of the LTIP grants for the 2015-2017 cycle:

	Performance-Adjusted RSUs – Stock-Based	Performance-Adjusted RSUs – Cash-Based
Weighting	67%	33%
Granted	Annually	Annually
Grant Date	In early March, effective on the date of grant	In early March, effective on the date of grant
Grant Price	Average high and low stock price on the grant date	Average high and low stock price on the grant date
Performance Period	3 years, cliff vest on March 1	3 years, cliff vest on March 1
Performance Measure	Capital Effectiveness Index, Funds from Operations to Adjusted Debt Index, Safety	Capital Effectiveness Index, Funds from Operations to Adjusted Debt Index, Safety
Threshold Payout	50%, Performance at 40th percentile	50%, Performance at 40th percentile
Target Payout	100%, Performance at the 50th percentile	100%, Performance at the 50th percentile
Maximum Payout	200%, Performance at the 90th percentile	200%, Performance at the 90th percentile
Settled	Stock	Cash
Dividend Equivalent Units	Reinvested based on the average high and low stock price on the payable date, subject to same restrictions as initial grant	Reinvested based on the average high and low stock price on the payable date, subject to same restrictions as initial grant
Payout	Average high and low stock price on the vesting date	Average high and low stock price on the vesting date

Performance Shares

Performance shares are described earlier in the CD&A. Although they were not a component of our LTIP in 2015, they were a component of our LTIP in 2013 for the 2013-2015 cycle. Performance share awards are generally paid in cash. If the performance factors are met, the grants will be paid between February 15 and March 15 in the year following the third and final year of the performance period. In addition, in certain circumstances, the NEO may elect to defer performance shares into the EDCP as outlined in more detail below.

On December 31, 2015, the performance period ended for the performance shares granted in 2013. As previously stated, while threshold TSR performance was not achieved, the three-year average Operating EPS exceeded target performance, resulting in a minimum payout of 25 percent for the 2013-2015 cycle. Performance shares are treated as a liability for accounting purposes and are valued in accordance with FASB ASC Topic 718.

Performance-Adjusted RSUs

Performance-adjusted RSUs are described earlier in the CD&A and are a component of our LTIP. Performance-adjusted RSUs are 2/3 payable in stock and 1/3 payable in cash. Both the stock-based and cash-based RSU awards have a minimum payout of zero percent and a maximum payout of 200 percent based on performance results at the end of the three-year performance cycle.

On March 1, 2016, the period of restriction ended for the performance-adjusted RSUs granted in 2013. As previously stated, above target performance was achieved on all three of the performance measures, resulting in a payout at 150% of target for this grant. The period of restriction for performance-adjusted RSUs granted in 2014 and 2015 will end on March 1, 2017, and March 1, 2018, respectively, although performance is measured through December 31 of the year prior to vesting. Performance-adjusted RSUs are treated as a fixed expense for accounting purposes and are valued in accordance with FASB ASC Topic 718. The fair market value share price is $35.27 for performance-adjusted RSU grants awarded on March 1, 2015.

77    |    FirstEnergy Corp. 2016 Proxy Statement

Employment Agreements

We enter into employment agreements with our executives in special circumstances, primarily for recruiting and retention purposes. As discussed in the 2013 Proxy Statement, in March 2012, we entered into the Alexander Agreement. None of the other NEOs have an employment agreement with your Company.

The term of the Alexander Agreement was through April 30, 2016, unless employment was terminated earlier by either party. The Alexander Agreement sets forth that Mr. Alexander would be provided an annual base salary and participate in the STIP and LTIP consistent with your Company’s compensation philosophy. The Alexander Agreement further provided a restricted stock award of 200,000 shares, 25 percent of which vested on December 31, 2013 and an additional 25 percent which vested on December 31, 2014. The restricted stock award would vest in full if the Alexander Agreement were terminated 1) voluntarily by Mr. Alexander if his total compensation opportunity was reduced below the level established for 2012 (unless the reduction applies generally to Company senior executives); 2) by the Board without Cause; or 3) in the event of his death or Disability. If the Alexander Agreement were terminated by the Board for Cause, or voluntarily by Mr. Alexander, at any time prior to any vesting date (except as described above), then the unvested portion of the restricted stock award would be forfeited.

On February 17, 2015, your Board determined that Mr. Alexander would conclude his service to your Company as Executive Chairman on April 30, 2015. Effective with this determination, the remaining shares of restricted stock granted pursuant to the Alexander Agreement vested upon the conclusion of his service. In addition, as provided in the Alexander Agreement, Mr. Alexander continued to receive his base salary during his time of service and received a prorated STIP to reflect the date of his departure, subject to the achievement of performance targets. In addition, he was granted a prorated LTIP in February 2015 consisting of performance-adjusted RSUs that required him to remain employed with your Company through April 30, 2015, and, consistent with our performance-adjusted RSU awards, would remain entirely at risk (and subject to upward/downward adjustment or forfeiture) based on the achievement of the performance goals tracked over a three-year period.

Under the Alexander Agreement, Mr. Alexander has agreed that any incentive-based compensation that he may receive, within the meaning of the federal securities laws, will be subject to clawback by your Company in the manner required by such laws and applicable regulations to be issued from time to time, and as implemented by your Board or the Committee. In addition, Mr. Alexander is subject to certain noncompetition and nonsolicitation obligations for 24 months following the employment period identified in the Alexander Agreement.

78    |    FirstEnergy Corp. 2016 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End 2015

The following table summarizes the outstanding equity award holdings of our NEOs as of December 31, 2015.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) (Unexercisable)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Yet Vested (#)(2)	Grant Type(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)(2)(5)	Grant Type(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested ($)(4)

Charles E. Jones	80,257		$ 37.75	2/25/2021				35,925	2013 Performance-Adjusted RSUs	$1,139,900
								59,956	2014 Performance-Adjusted RSUs	$1,902,404
								235,224	2015 Performance-Adjusted RSUs – Stock-Based	$7,463,658
								116,000	2015 Performance-Adjusted RSUs – Cash-Based	$3,680,680
								7,184	2014 PS	$227,948

James F. Pearson					30,337	RS	$962,593	24,914	2013 Performance-Adjusted RSUs	$790,521
								65,336	2014 Performance- Adjusted RSUs	$2,073,111
								79,242	2015 Performance- Adjusted RSUs – Stock-Based	$2,514,349
								39,806	2015 Performance- Adjusted RSUs – Cash-Based	$1,263,044
								7,842	2014 PS	$248,827

Anthony J. Alexander	200,643		$ 37.75	2/25/2021				156,006	2013 Performance- Adjusted RSUs	$4,950,070
								140,194	2014 Performance- Adjusted RSUs	$4,448,356
								16,792	2015 Performance- Adjusted RSUs – Stock-Based	$532,810
								8,244	2015 Performance- Adjusted RSUs – Cash-Based	$261,582
								18,982	2014 PS	$602,299

Leila L. Vespoli		120,386	$ 37.75	2/25/2021				38,147	2013 Performance- Adjusted RSUs	$1,210,404
								63,662	2014 Performance- Adjusted RSUs	$2,019,995
								72,706	2015 Performance- Adjusted RSUs – Stock-Based	$2,306,961
								36,352	2015 Performance- Adjusted RSUs – Cash-Based	$1,153,449
								7,509	2014 PS	$238,261

James H. Lash	80,257		$ 37.75	2/25/2021				27,404	2013 Performance- Adjusted RSUs	$869,529
								45,736	2014 Performance- Adjusted RSUs	$1,451,203
								41,796	2015 Performance- Adjusted RSUs – Stock-Based	$1,326,187
								21,068	2015 Performance- Adjusted RSUs – Cash-Based	$668,488
								5,472	2014 PS	$173,627

Donald R. Schneider		80,257	$ 37.75	2/25/2021	12,938	RS	$410,523	25,910	2013 Performance- Adjusted RSUs	$822,124
								43,242	2014 Performance- Adjusted RSUs	$1,372,069
								38,554	2015 Performance- Adjusted RSUs – Stock-Based	$1,223,318
								19,432	2015 Performance- Adjusted RSUs – Cash-Based	$616,577
								5,174	2014 PS	$164,171

79    |    FirstEnergy Corp. 2016 Proxy Statement

(1)

The stock option awards set forth in the Number of Securities Underlying Unexercised Options Unexercisable column were awarded in 2011 as a result of our merger with Allegheny Energy. Vesting dates are as follows: Ms. Vespoli (December 31, 2016); and Mr. Schneider (December 31, 2016).

(2)

The number of shares set forth in both the Number of Shares or Units of Stock that have not yet Vested and the Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not yet Vested columns include all dividends earned and reinvested through December 31, 2015.

(3)

The restricted stock (RS) awards set forth in the Grant Type column are described in the CD&A and Grants of Plan-Based Awards narrative section of this proxy statement. Vesting dates are as follows for the RS awards: Mr. Pearson (October 30, 2019) and Mr. Schneider (December 19, 2016).

(4)

The values set forth in both the Market Value of Shares or Units of Stock that have not vested and the Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not yet Vested columns are determined by multiplying the number of shares or units by our common stock closing price of $31.73 on December 31, 2015.

(5)

The number of shares or units set forth in the Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not yet Vested column is based on maximum performance at 150% for 2013 performance-adjusted RSUs, maximum performance at 200% for 2014 and 2015 performance-adjusted RSUs, and threshold performance at 50% for 2014 performance shares (PS).

(6)

The awards set forth in the Grant Type column are described in the CD&A and Grants of Plan-Based Awards narrative section of this proxy statement. The vesting dates are as follows: 2013 performance-adjusted RSU (March 1, 2016); 2014 performance-adjusted RSU (March 1, 2017); 2015 performance-adjusted RSU – stock-based (March 1, 2018); 2015 performance-adjusted RSU – cash-based (March 1, 2018); and 2014 performance shares (PS) (December 31, 2016).

80    |    FirstEnergy Corp. 2016 Proxy Statement

Option Exercises and Stock Vested in 2015

The following table summarizes the options exercised and vesting of stock awards held by our NEOs during 2015.

Name	Number of Shares Acquired on Vesting (#)(1)	Award Type	Value Realized on Vesting ($)(2)

Charles E. Jones	22,334	2012 Performance-Adjusted RSUs	$773,656
	2,965	2013 Performance Shares	$94,629
	39,068	Restricted Stock	$1,377,567
James F. Pearson	5,914	2012 Performance-Adjusted RSUs	$204,880
	2,053	2013 Performance Shares	$65,529
Anthony J. Alexander	134,287	2012 Performance-Adjusted RSUs	$4,651,704
	13,712	2013 Performance Shares	$437,559
	116,006	Restricted Stock	$4,200,033
Leila L. Vespoli	23,715	2012 Performance-Adjusted RSUs	$821,490
	3,099	2013 Performance Shares	$98,905
	39,068	Restricted Stock	$1,377,567
James H. Lash	17,036	2012 Performance-Adjusted RSUs	$590,160
	2,258	2013 Performance Shares	$72,082
Donald R. Schneider	16,107	2012 Performance-Adjusted RSUs	$557,963
	2,135	2013 Performance Shares	$68,151

(1) The number of shares set forth in the Number of Shares Acquired on Vesting column reflect the number of 2012 performance-adjusted RSUs which vested on March 1, 2015; the number of 2013 performance shares which vested on December 31, 2015; the restricted stock which vested for Mr. Jones and Ms. Vespoli on March 1, 2015; and the restricted stock which vested for Mr. Alexander on May 1, 2015, in conjunction with the Alexander Agreement. The number of shares includes dividend equivalent units earned and reinvested through the vesting date. The number of shares were rounded down and any fractional shares were paid in cash.

(2) The amounts set forth in the Value Realized on Vesting column are based on the closing stock price on the vesting date ($34.64 for 2012 performance-adjusted RSUs; $31.91 for 2013 performance shares, $35.26 for restricted stock for Mr. Jones and Ms. Vespoli, and $36.21 for restricted stock for Mr. Alexander) multiplied by the number of shares vested. The performance-adjusted RSUs were paid at 100 percent of target.

81    |    FirstEnergy Corp. 2016 Proxy Statement

Post-Employment Compensation

Pension Benefits as of December 31, 2015

The following table provides information regarding the pension benefits of our NEOs as of December 31, 2015.

Name(1)	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)

Charles E. Jones	Qualified Plan	37	$2,075,184	$0
	Nonqualified (Supplemental) Plan		$7,833,467	$0
	Supplemental Executive Retirement Plan		$824,314	$0

	Total		$10,732,965	$0
James F. Pearson	Qualified Plan	39	$2,114,710	$0
	Nonqualified (Supplemental) Plan		$4,820,591	$0
	Supplemental Executive Retirement Plan		$0	$0

	Total		$6,935,301	$0
Anthony J. Alexander	Qualified Plan	43	$2,097,563	$87,234
	Nonqualified (Supplemental) Plan		$31,496,276	$1,326,206
	Supplemental Executive Retirement Plan		$0	$0

	Total		$33,593,839	$1,413,440
Leila L. Vespoli	Qualified Plan	31	$1,648,495	$0
	Nonqualified (Supplemental) Plan		$7,637,621	$0
	Supplemental Executive Retirement Plan		$880,893	$0

	Total		$10,167,009	$0
James H. Lash	Qualified Plan	26	$1,527,333	$0
	Nonqualified (Supplemental) Plan		$4,385,169	$0
	Supplemental Executive Retirement Plan		$0	$0

	Total		$5,912,502	$0
Donald R. Schneider	Qualified Plan	33	$1,536,445	$0
	Nonqualified (Supplemental) Plan		$4,385,040	$0
	Supplemental Executive Retirement Plan		$0	$0

	Total		$5,921,485	$0

(1) The amounts set forth in the Present Value of Accumulated Benefit column are determined as of December 31, 2015, using the following assumptions: December 31, 2015 discount rate of 4.5%, the RP-2014 mortality table projected generationally using the intermediate scale from the Social Security Administration’s 2014 Trustee’s Report for males and RP-2014 mortality table with blue collar adjustment projected generationally using the intermediate scale from the Social Security Administration’s 2014 Trustee’s Report for females and retirement at the earliest unreduced age. The amounts for Mr. Alexander are determined as of his actual retirement date, May 1, 2015.

Pension Benefits

Qualified and Nonqualified Plans

We offer a qualified and nonqualified (supplemental) plan to provide retirement benefits to all of our NEOs. We pay the entire cost of these plans. Retirement benefits from the qualified plan provided under the FirstEnergy Corp. Master Pension Plan (later referred to as the Pension Plan) are calculated using pensionable earnings up to the applicable federal and plan limits. As described earlier in the CD&A, the Pension Plan was amended to provide a cash-balance formula for all employees hired or rehired on or after January 1, 2014. In conjunction with the new cash-balance formula, your Company adopted a new nonqualified supplemental plan, which will provide a benefit, based upon the cash-balance formula, to eligible executives hired or rehired on or after January 1, 2014, but without the restriction of federal and plan limits that apply under the qualified pension plan.

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The supplemental plan provided under the EDCP provides a benefit based upon the formula used in the qualified plan but is calculated using all pensionable earnings without the restrictions of federal and plan limits. The retirement benefit from the qualified and nonqualified plans provided to our NEOs is the greater benefit determined using the following two formulas:

1.

Career Earnings Benefit Formula: A fixed (2.125 percent) factor is applied to the executive’s total career earnings to determine the accrued (age 65) career earnings benefit. Pensionable earnings under the career earnings formula generally include base earnings, annual incentive awards, and other similar compensation.

2.

Adjusted Highest Average Monthly Base Earnings Benefit Formula: The benefit is equal to the sum of A and B where A is the highest average monthly base earnings (later referred to as HAMBE) times the sum of:

•	1.58 percent times the first 20 years of benefit service,
•	1.18 percent times the next 10 years of benefit service,
•	0.78 percent times the next 5 years of benefit service, and
•	1.10 percent times each year of benefit service in excess of 35 years.

and B is an amount equal to 0.32 percent times number of years of service (up to 35 years) times the difference between the HAMBE and the lesser of 150 percent of covered compensation or the Social Security Wage Base, except that B cannot be less than zero.

The HAMBE for the qualified plan are the highest 48 consecutive months of base earnings the executive had in the 120 months immediately preceding retirement or other termination of employment. Pensionable earnings under the qualified plan HAMBE formula generally include base earnings and deferred compensation after 2004. The pensionable earnings under the nonqualified plan HAMBE formula are the same as the qualified plan described above except that deferred compensation excluded under the qualified plan, annual incentive awards that are paid or deferred, other awards, and accrued unused vacation paid at termination are included. Covered compensation represents the average (without indexing) Social Security Taxable Wage Base in effect for each calendar year during the 35-year period that ends when the executive reaches the Social Security normal retirement age.

Under the Pension Plan, normal retirement is at age 65 and the completion of five years of eligibility service. The earliest retirement is at age 55 if the employee has at least 10 years of eligibility service. Mr. Jones, Mr. Pearson, and Mr. Lash are currently eligible for an unreduced pension benefit, as was Mr. Alexander at the time of his retirement (May 1, 2015). Ms. Vespoli is currently eligible for a reduced pension benefit based on the Early Retirement Reduction Table below, and Mr. Schneider will become eligible when he turns 55 in 2016. The earliest retirement age without reduction for the qualified plan is age 60.

Early Retirement Reduction Table

If payment begins at age...	The benefit is multiplied by
60 and up	100%
59	88%
58	84%
57	80%
56	75%
55	70%

The accrued benefits vest upon the completion of five years of service. The benefits generally are payable in the case of a married employee in the form of a qualified spouse 50 percent joint and survivor annuity or in the case of an unmarried employee in the form of a single life annuity. The unmarried employees can designate a non-spouse beneficiary to receive up to a 100 percent joint and survivor annuity depending upon the non-spousal beneficiary’s age. For the married employee, there also is an option to receive the benefit as a joint and survivor annuity with or without a pop-up provision or a period certain annuity. The annuity provides a reduced monthly benefit, payable to the employee until death. If a joint and survivor annuity is chosen, the employee’s named beneficiary will receive 25 percent, 50 percent, 75 percent, or 100 percent of the employee’s benefit based on the employee’s and the beneficiary’s ages and the percentage to be continued after the employee’s death. Under the pop-up provisions, the monthly payment to the employee “pops-up” to the single life annuity amount if the beneficiary predeceases the employee. The period certain annuity provides a reduced benefit for the life of the employee and continues the benefit to the named beneficiary for a guaranteed period if the employee’s death occurs before the end of the 5, 10 or 15 year period, as elected. No further payments are made if the employee’s death occurs after the end of the period.

83    |    FirstEnergy Corp. 2016 Proxy Statement

Supplemental Executive Retirement Plan (SERP)

In addition to the qualified and nonqualified plans, certain NEOs may receive an additional nonqualified benefit from the SERP. Currently, only five active employees are eligible for a SERP calculation upon retirement, and no new participants have been provided eligibility since 2001. In 2014, the Committee formally closed the SERP to new entrants.

Mr. Jones and Ms. Vespoli are participants in the SERP. Although Mr. Alexander was a participant in the SERP prior to his departure from the Company, given his age and length of service with your Company, the SERP provides him no additional retirement benefits. Mr. Pearson, Mr. Lash, and Mr. Schneider are not participants in the SERP. The NEOs who are participants in the SERP, or the NEO’s surviving spouse, are eligible to receive a supplemental benefit after termination of employment due to retirement, death, disability, or involuntary separation. Whether or not a supplemental benefit under the SERP will be paid is determined in accordance with, and shall be non-forfeitable, upon the date the NEO terminates employment under the conditions described in the following sections:

Retirement Benefit

An eligible NEO who retires on or after age 55 and who has completed 10 years of service will be entitled to receive, commencing at retirement, a monthly supplemental retirement benefit under the SERP equal to (a) 65 percent of the average of the highest 12 consecutive full months of base salary earnings paid to the NEO in the 120 consecutive full months prior to termination of employment, including any salary deferred into the EDCP or the FirstEnergy Corp. Savings Plan, but excluding any incentive payments, or (b) 55 percent of the average of the highest 36 consecutive full months of base salary earnings and annual incentive awards paid to the NEO in the 120 consecutive full months prior to termination of employment, including any salary deferred into the EDCP and FirstEnergy Corp. Savings Plan, whichever is greater, multiplied by the number of months of service the executive has completed after having completed 10 years of service, up to a maximum of 60 months, divided by 60, less:

1.

The monthly primary Social Security benefit to which the executive may be entitled upon retirement (or the projected age 62 benefit if retirement occurs prior to age 62), irrespective of whether the executive actually receives such benefit at the time of retirement, and

2.

The monthly retirement income benefit to which the executive may be entitled upon retirement under the Pension Plan and EDCP, calculated based on the NEO’s marital status at the time of such retirement as follows:

•	In the case of a married NEO in the form of a 50 percent joint and survivor annuity.

•	In the case of an unmarried NEO, in the form of a single life annuity.

For a NEO who retires prior to attaining age 65, the net dollar amount above shall be reduced further by one-fourth of 1 percent for each month the commencement of benefits under the SERP precedes the month the executive attains age 65.

Death Benefit

If a married NEO dies, 50 percent of the NEO’s supplemental retirement benefit actuarially adjusted for the NEO’s and spouse’s ages will be paid to the NEO’s surviving spouse. In general, payment will begin the first of the month following the later of the date the NEO would have attained age 55 or death and continue for the remainder of the surviving spouse’s life. If the NEO had at least 10 years of eligibility service before January 1, 2009, the payment will begin on the first day of the month following the NEO’s death. For a NEO who dies prior to attaining age 65, the benefit shall be reduced further by one-fourth of 1 percent for each month the commencement precedes the NEO’s attainment of age 65, with a maximum reduction of 30 percent.

Disability Benefit

A NEO terminating employment due to a disability may be entitled to receive a monthly supplemental retirement benefit under the SERP. If applicable, SERP payments will commence on the first of the month following the NEO’s attaining age 60 if the disability termination occurs before age 55. If the disability terminations occurs on or after the NEO attains age 55, applicable SERP payments will begin the first of the month following termination. The retirement benefit will equal the greater of 65% of the NEO’s base salary earnings as set forth in (a) of the Retirement Benefit section above, or 55% of the NEO’s base salary earnings plus their annual incentive awards as set forth in (b) of the Retirement Benefit section above. That amount will be reduced by disability benefits the NEO receives from Social Security, the FirstEnergy Corp. Master Pension Plan and the FirstEnergy Corp. Long Term Disability Plan. The disability benefit continues until the NEO attains age 65 or dies, whichever occurs first. Upon attaining age 65, benefits are calculated as described in the Retirement Benefit section above. In the event of death, benefits are calculated as described in the Death Benefit section above.

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Nonqualified Deferred Compensation as of December 31, 2015

The following table summarizes nonqualified deferred compensation earned, contributed by, or on behalf of our NEOs during 2015.

Name	Executive Contributions in last FYE ($)(1)	Registrant Contributions in last FYE ($)(2)	Aggregate Earnings in last FYE ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at last FYE ($)(5)
Charles E. Jones	$0	$0	$(23,179)	$0	$808,376
James F. Pearson	$242,037	$0	$145,762	$0	$2,530,388
Anthony J. Alexander	$0	$0	$397,515	$(2,366,169)	$6,798,781
Leila L. Vespoli	$0	$0	$148,521	$0	$4,779,419
James H. Lash	$0	$0	$67,657	$0	$3,016,740
Donald R. Schneider	$0	$0	$104,974	$0	$6,893,127

(1)

The amount set forth in the Executive Contributions in last FYE column for Mr. Pearson includes the deferral of (i) 2015 base salary in the amount of $127,242; (ii) 2014 STIP deferred in 2015 in the amount $90,339; and (iii) 2012 RSUs deferred in 2012 in the amount of $24,456. The base salary amount is also included in the Salary column of the current year SCT.

(2)	There were no registrant contributions made in 2015.
(3)

The amounts set forth in the Aggregate Earnings in last FYE column include above-market earnings which have been reported in the SCT as follows: Mr. Jones: $5,732; Mr. Pearson: $35,131; Mr. Alexander: $89,181; Ms. Vespoli: $47,531; Mr. Lash: $29,734; and Mr. Schneider: $67,958. The compounded annual rate of return on pre-2013 retirement accounts was 7.54%, and 5.54% on the retirement accounts in 2013 and thereafter. The compounded annual rate of return on stock accounts was -15.1%, which includes dividends.

(4)	The amounts set forth in the Aggregate Withdrawals/Distributions column include amounts distributed to Mr. Alexander in accordance with his specified distribution elections.
(5)	The amounts set forth in the Aggregate Balance at last FYE column include amounts reported in the SCT in prior years.

EDCP

The EDCP is a nonqualified defined contribution plan which provides for the voluntary deferral of compensation. Our NEOs may defer up to 50 percent of base salary, up to 100 percent of STIP awards, and up to 100 percent of LTIP awards.

Two investment options are available under the EDCP. NEOs may direct deferrals of base salary and STIP awards to an annual cash retirement account, which accrues interest. The interest rate changes annually and is based upon the Moody’s Corporate Long-Term Bond Yield Index rate (later referred to as Moody’s). In 2015, the interest rate was based on the Moody’s rate plus one percentage point (5.54 percent) for accounts in 2013 or later and Moody’s plus three percentage points (7.54 percent) for accounts prior to 2013. NEOs may direct deferrals of STIP awards and performance share and performance-adjusted RSU LTIP awards to an annual stock account. The stock accounts are tracked in stock units and accrue additional stock units based upon the payment of dividends. The stock accounts are valued at the fair market value of our common stock. Payments made with respect to any dividend equivalent units that accrue after January 21, 2014 will be paid in cash.

In 2015, the Compensation Committee approved two amendments to the EDCP. The first amendment, approved on January 19, 2015, provides that payments made with respect to performance shares that are deferred into a participant’s stock account on or after February 23, 2015 will be paid in cash instead of shares of common stock. In addition, the amendment provides that, with respect to future deferrals, if a participant has elected to receive a distribution of his or her stock account following a three-year deferral period and the participant terminates employment prior to the end of the three-year period, then the stock account distribution will be paid in cash in accordance with the payment terms of the participant’s retirement account.

The second amendment, approved on July 20, 2015, provides for, among other things, two primary revisions that are effective for deferral elections made on or after November 1, 2015:

●	Participants may elect to defer RSUs only to the stock account, rather than to a separate RSU account, and

●

Participants may no longer elect to receive a distribution after three years (or any later date specified by the participant, in the case of RSUs), as all amounts deferred to the stock account, including deferred RSUs, will be held in that account until separation from service, death, or disability, at which point it will be transferred to a participant’s retirement account and paid only in cash based on his/her distribution elections for the retirement account.

NEOs may elect to receive distributions from the cash retirement accounts in any combination of lump sum payment and/or monthly installment payments for up to 25 years. Differing distribution elections may be made for retirement, disability, and pre-retirement death. In the event of involuntary separation prior to retirement eligibility, the accounts accrued prior to January 1, 2005, may be paid

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in a single lump sum payment or in three annual installments. Accounts accrued after January 1, 2005, are paid in a single lump sum payment. Payments may not commence until separation from service. Amounts that were vested as of December 31, 2004, are available for an in- service withdrawal of the full account, subject to a 10 percent penalty. There is no in-service withdrawal option for retirement accounts accrued after January 1, 2005.

For deferrals to the stock account prior to November 1, 2015, generally, stock account distributions were made in a lump sum payment in the form of our common stock at the end of the three-year period following the initial deferral, unless further deferred. If further deferred until termination or retirement (or for future deferrals, if termination occurred prior to the end of the initial three-year period, regardless of age at termination), the account was converted to cash, based upon the fair market value of the account at termination, and the balance was rolled over to the corresponding annual retirement account for distribution in lump sum or monthly installments as elected under the retirement account.

Potential Post-Employment Payments

2015 Post-Termination Compensation and Benefits

The following table summarizes the compensation and benefits that would be payable to our NEOs in the event of a termination or following a CIC absent a termination as of December 31, 2015.

	Retirement (1)	Involuntary Separation (Other Than For Cause)	Termination Without Cause Following a CIC	Following a CIC Absent a Termination	Voluntary Termination (Pre-retirement Eligible) (1)	Death (1)	Disability (1)

Base Salary	Accrued through date of retirement	Accrued through date of termination	Accrued through date of change in control termination	Accrued through date of change in control	Accrued through date of termination	Accrued through date of qualifying event	Accrued through date of qualifying event
Severance Pay	n/a	3 weeks of pay for every full year of service (capped at a maximum of 104 weeks), including the current year, calculated using base salary at the time of severance(2)	2.99 times the sum of base salary plus target annual STIP of which a portion is payable in consideration for the non- competition clause(3)	n/a	n/a	n/a	n/a
Banked Vacation	Paid in a lump sum and valued based on 12/31/2008 base salary	Paid in a lump sum and valued based on 12/31/2008 base salary	Paid in a lump sum and valued based on 12/31/2008 base salary	Eligible for a lump sum payment at termination based on 12/31/2008 base salary	Paid in a lump sum and valued based on 12/31/2008 base salary	Paid in a lump sum and valued based on 12/31/2008 base salary	Paid in a lump sum and valued based on 12/31/2008 base salary

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	Retirement (1)	Involuntary Separation (Other Than For Cause)	Termination Without Cause Following a CIC	Following a CIC Absent a Termination	Voluntary Termination (Pre-retirement Eligible) (1)	Death (1)	Disability (1)

Health and Wellness Benefits	May continue either through unsubsidized COBRA or in the FE Access Plan	Provided at active employee rates for severance period(4)	Based on the terms of the CIC Severance Plan(5)	Provided at active employee rates for the length of employment	Forfeited	Survivor health and wellness provided as eligible	Health and wellness provided as eligible
STIP Award	Issued a prorated award based on full months of service and based on actual performance	Issued a prorated award based on full months of service and based on actual performance	Issued a prorated award at target based on full months of service	Eligible for a full or prorated award based on full months of service	Issued a prorated award based on full months of service	Issued a prorated award based on full months of service	Issued a prorated award based on full months of service and based on actual performance
Performance -Adjusted RSUs (Stock-Based and Cash-Based)	Issued a prorated award based on full months of service and based on actual performance	Issued a prorated award based on full months of service and based on actual performance (6)	Issued 100% of shares and all dividends earned	Eligible for an award based on future employment through the vesting date	Forfeited	Issued a prorated award at target value based on full months of service	Issued a prorated award based on full months of service and based on actual performance
Performance Shares	Issued a prorated award based on full months of service and based on actual performance	Issued a prorated award based on full months of service and based on actual performance (6)	Issued 100% of shares and all dividends earned	Eligible for an award based on future employment through the vesting date	Forfeited	Issued a prorated award based on full months of service	Issued a prorated award based on full months of service and based on actual performance
Restricted Stock	Forfeited or vest, as described below(7)	Forfeited or prorated, as described below(8)	Issued 100% of shares and all dividends earned	Eligible for an award based on future employment through the vesting date	Forfeited	Issued 100% of shares and all dividends earned	Issued 100% of shares and all dividends earned
Unvested Stock Options	Forfeited	Vest on a prorated basis and must be exercised within 5 years of the date of termination or date of expiration, whichever occurs earlier	Fully vest and must be exercised within 5 years of the date of termination or the date of expiration, whichever occurs earlier	Eligible for an award based on future employment through the vesting date	Forfeited	Vest on a prorated basis and must be exercised within one year of termination	Vest on a prorated basis and must be exercised within one year of termination

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	Retirement (1)	Involuntary Separation (Other Than For Cause)	Termination Without Cause Following a CIC	Following a CIC Absent a Termination	Voluntary Termination (Pre-retirement Eligible) (1)	Death (1)	Disability (1)

Vested EDCP	Payable as elected	Payable as elected	Payable as elected	Payable upon termination	Payable in a lump sum upon termination	Payable to survivor as elected	Payable as elected
Additional Age and Service for Pension, EDCP & Benefits	n/a	n/a	Three years	n/a	n/a	n/a	n/a
Reimburse Code Section 280G	No	No	No	No	No	No	No

1) Benefits provided in these scenarios are provided to all employees on the same terms, if applicable.

2) Under the terms of his departure, Mr. Alexander did not receive severance payments under the Existing CIC Plan.

3) Excluding Mr. Jones, who elected not to participate, the NEOs were all participants in the Existing CIC Plan in 2015.

4) Active employee health and wellness benefits are provided under the Severance Plan for the severance period, which is equal to three weeks for every year of service, including the current year (52 week minimum and 104 week maximum).

5) All NEOs, except Mr. Schneider, are eligible for retirement and would receive retiree health and wellness benefits irrespective of a CIC.

6) Under the terms of his departure, Mr. Alexander received a pro rata portion of his outstanding performance-adjusted RSU awards and performance share awards, subject to the achievement of the performance targets and in return for a complete release as provided in the award agreements.

7) The restricted stock award granted to Mr. Schneider in 2006 was structured to fully vest upon his retirement, although he is not yet retirement eligible.

8) Assuming the performance hurdle is met, the restricted stock award granted to Mr. Pearson in 2015 would be prorated based on full months of service. However, as of December 31, 2015, the performance hurdle has not been met. The restricted stock award granted to Mr. Schneider in 2006 would be prorated based on the number of full months of service divided by the total number of months in the grant.

The potential post-employment payments discussed below disclose the estimated payments and benefits payable to the NEOs upon certain triggering events representing the enhanced or accelerated value of payments and benefits and do not include previously-earned and vested amounts payable to the NEOs regardless of the applicable triggering event that have been accrued but not yet paid. The post-termination benefit calculations are based on the following assumptions:

●	The amounts disclosed are estimates of the amounts which would be paid out to the NEOs based on the triggering event. The actual amounts can be determined only at the time of payment.

●

The amounts disclosed do not include benefits provided under the qualified plan, nonqualified supplemental plan and SERP as described in the Pension Benefits section and shown in the Pension Benefits table (at the earliest commencement date without reduction) earlier in this proxy statement, unless expressly noted.

●

The amounts disclosed do not include compensation previously earned and deferred into the EDCP. The year-end account balances of the NEOs in the EDCP are set forth in the Nonqualified Deferred Compensation table earlier in this proxy statement. These amounts are payable to the NEO based on the distribution elections made by the NEO at the time the deferral was elected.

●	December 31, 2015, is the last day of employment.

●

All employees, including the NEOs, are eligible for a full year payout based on actual performance under the STIP if they are employed on December 31, 2015. The 2015 STIP amounts are provided in the Non-Equity Incentive Plan Compensation column of the SCT.

●	The LTIP and Other Equity Awards table below includes stock options, performance shares, performance-adjusted RSUs, and restricted stock.

●	The closing common stock price on December 31, 2015, the last trading day of the year ($31.73), is applied to value stock options, performance shares, performance-adjusted RSUs, and restricted stock.

●	Actual performance is utilized for the 2013-2015 performance shares and performance-adjusted RSUs. Target payout is assumed for the 2014-2016 performance shares and performance- adjusted RSUs.

●	Health care amounts are not provided in most cases since they are available to all employees under the same circumstances.

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Retirement/Voluntary Termination

In the event of an NEO’s retirement or voluntary termination, other than Mr. Schneider who is not yet retirement eligible, as of December 31, 2015, the NEOs outstanding equity awards would be prorated and vest based on actual performance as described in the 2015 Post-Termination Compensation and Benefits table above and quantified in the LTIP and Other Equity Awards table below.

The present value of the Qualified Plan, Nonqualified Supplemental Plan, and SERP benefits as shown in the Pension Benefits table reflects commencement of retirement benefits at the NEOs’ earliest age necessary to receive pension benefits without reduction. Messrs. Jones, Pearson, Alexander, and Lash have reached the age and service requirements needed to receive pension benefits without reduction. Ms. Vespoli and Mr. Schneider do not meet the age requirement needed to receive pension benefits without reduction; however they are entitled to accrued and vested Qualified Plan, Nonqualified Supplemental Plan, and SERP benefits (for Ms. Vespoli) as shown in the Pension Benefits table. If Ms. Vespoli commences her reduced pension benefit immediately upon termination, the present value of the pension benefits reflected in the Pension Benefits table would increase by $1,691,800. Mr. Schneider was not yet retirement eligible as of December 31, 2015.

Involuntary Separation

In the event of an involuntary separation, the CEO’s severance benefits, if any, would be determined by the Committee and approved by your Board. Under the terms of his concluded service, Mr. Alexander did not receive any payments under the Severance Plan in connection with his conclusion of service in 2015. The other NEOs are covered under the Severance Plan. Under the Severance Plan, executives are offered severance benefits if involuntarily separated when business conditions require the closing of a facility, corporate restructuring, a reduction in workforce, or job elimination. Severance is also offered if an executive rejects a job assignment that would result in a material reduction in current base pay; contains a requirement that the executive must make a material relocation from his or her current residence for reasons related to the new job; or results in a material change in the executive’s daily commute from the executive’s current residence to a new reporting location. Any reassignment which results in the distance from the executive’s current residence to his or her new reporting location being at least 50 miles farther than the distance from the executive’s current residence to his or her previous reporting location is considered material. The Severance Plan provides three weeks of base pay for each full year of service with a minimum of 52 weeks and a maximum severance benefit of 104 weeks of base pay. In the event of a December 31, 2015 involuntary separation, severance pay would be provided as follows: Mr. Jones – $2,200,000; Mr. Pearson — $1,270,000; Ms. Vespoli — $1,305,577; Mr. Lash — $870,000; and Mr. Schneider – $1,018,558. If Ms. Vespoli commences her reduced pension benefit immediately upon termination, the present value of the pension benefits reflected in the Pension Benefits table would increase by $1,691,800. Each of the NEOs would also be provided prorated vesting for certain outstanding equity as described in the 2015 Post- Termination Compensation and Benefits table and quantified in the LTIP and Other Equity Awards table.

Termination Following a CIC

As described above, the NEOs, excluding Mr. Jones, were participants in the Existing CIC Plan in 2015. Under the Existing CIC Plan, certain enhanced benefits would be provided in the event of a termination without cause or for good reason within two years following a CIC. Under the 2007 Incentive Plan and the 2015 Incentive Plan, it is our customary practice to require a qualifying termination of employment for acceleration of the vesting of equity awards in the event of a change of control rather than providing for accelerated vesting solely upon a change of control. In the event a NEO accepts benefits under the Existing CIC Plan, the NEO would be prohibited for two years from working for or with competing entities after receiving severance benefits pursuant to the Existing CIC Plan, and would be prohibited from disclosing trade secrets or other confidential information indefinitely.

Generally, pursuant to the Existing CIC Plan and the 2007 Incentive Plan and the 2015 Incentive Plan, a CIC is deemed to occur:

(1)

If any person acquires 25 percent or more of our voting securities (excluding acquisitions (i) directly from us, (ii) by us, (iii) by certain employee benefit plans, and (iv) pursuant to a transaction meeting the requirements of item (3) below, or

(2)	If a majority of our directors as of the date of the agreement are replaced (other than in specified circumstances), or

(3)	The consummation of a major corporate event (defined to include reorganizations and certain asset sales) unless, following such transaction:

(a)	The same person or persons who owned our voting securities prior to the transaction own more than 60 percent of our voting securities prior to the transaction,

(b)	No person or entity (with certain exceptions) owns 25 percent or more of our voting securities, and

(c)	At least a majority of the directors resulting from the transaction were directors at the time of the execution of the agreement providing for such transaction, or

(4)	If our shareholders approve a complete liquidation or dissolution.

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For a complete CIC definition see the Existing CIC Plan and the 2007 Incentive Plan and the 2015 Incentive Plan. The CIC severance benefits are triggered only if the individual is terminated without cause or resigns for good reason within two years following a CIC. Good reason is defined as a material change, following a CIC, inconsistent with the individual’s previous job duties or compensation. The 2007 Incentive Plan and the 2015 Incentive Plan only provides a termination without cause provision and does not have a good reason definition for the accelerated vesting of the equity awards. We do not gross up equity or cash awards to cover the tax obligations for executives.

In the event of a December 31, 2015 qualifying termination following a CIC, compensation in an amount equal to 2.99 multiplied by the sum of the amount of annual base salary plus the target annual STIP amount in the year during which the date of termination occurs, whether or not fully paid, will be provided as follows: Mr. Jones – $0 due to his waiver of benefits; Mr. Pearson — $3,607,435; Ms. Vespoli — $4,037,995; Mr. Lash — $2,948,140; and Mr. Schneider – $2,719,405. Additionally, the increase in the present value of the benefits under the Nonqualified Supplemental Plan and SERP based on the terms of the CIC Severance Plan, as applicable would provide three additional years of age and service quantified as follows: Mr. Jones – $0 due to his waiver of benefits; Mr. Pearson —$316,214; Ms. Vespoli — $705,267; Mr. Lash — $422,319, and Mr. Schneider – $1,507,126. Each of the NEOs would also be provided additional accelerated vesting following a termination for certain outstanding equity as described in the 2015 Post-Termination Compensation and Benefits table above and quantified in the LTIP and Other Equity Awards table below. Excise tax and gross-up provisions are not provided under the Existing CIC Plan.

Death & Disability

In the event of an NEO’s death or Disability (as defined in the applicable plan documents) as of December 31, 2015, each of the NEOs would also be provided additional accelerated vesting for certain outstanding equity as described in the 2015 Post-Termination Compensation and Benefits table above and quantified in the LTIP and Other Equity Awards table below.

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Long-Term Incentive Program (LTIP) and Other Awards

In the event of an NEO’s retirement or voluntary termination as of December 31, 2015, the NEOs would be provided vested outstanding equity or performance cash awards as quantified in the Retirement/Voluntary Termination column of the LTIP and Other Awards table below. In the event of involuntary separation, termination without cause following a CIC, death, or Disability, the NEOs would be provided additional accelerated vesting for certain outstanding equity or performance cash awards based specifically on the triggering event as quantified in the respective columns of the LTIP and Other Awards table below. Since 2010, awards of performance-adjusted RSUs and performance shares require a termination without cause following a CIC for accelerated vesting. For purposes of the calculations in the table below, we have assumed the equity awards would be replaced by the successor prior to a termination without cause.

LTIP and Other Awards

		Additional Payments Due to Termination
	Retirement/ Voluntary Termination(1)	Involuntary Separation(2)	Termination Without Cause following a CIC(3)	Death & Disability(4)

Charles E. Jones	$3,604,264	$0	$4,511,323	$0
James F. Pearson	$2,301,969	$0	$2,871,151	$962,593
Anthony J. Alexander	$9,213,585	n/a	n/a	$0
Leila L. Vespoli	$2,657,543	$0	$1,759,463	$0
James H. Lash	$1,845,277	$0	$1,671,309	$580,000
Donald R. Schneider(5)	n/a	$2,111,154	$3,251,383	$2,148,784

(1)

The amounts set forth in the Retirement/Voluntary Termination column represent the estimated amounts that would be payable to the NEO as a result of retirement/voluntary termination on December 31, 2015. LTIP awards are prorated based on full months of service. At the time of payment, the LTIP awards will be adjusted for actual performance. Unvested stock options and restricted stock are forfeited, including Mr. Pearson’s performance-based restricted stock award. Mr. Lash’s performance-based cash award is also forfeited. Mr. Schneider was not eligible to retire as of December 31, 2015 since he was only 54 years old.

(2)

The amounts set forth in the Involuntary Separation column represent the estimated additional amounts that would be payable to the NEO as a result of a December 31, 2015, involuntary severance. Unvested stock options and LTIP awards are prorated based on full months of service. Mr. Pearson’s performance-based restricted stock award and Mr. Lash’s performance-based cash award are prorated once the performance conditions have been met. However, as of December 31, 2015, the performance conditions have not been met. Mr. Schneider’s restricted stock award is pro-rated if he is terminated without cause. At the time of payment, the LTIP awards will be adjusted for actual performance.

(3)

The amounts set forth in the Termination Without Cause following a CIC represent the estimated additional amounts that would be payable to the NEO as a result of the double trigger vesting of awards. Unvested restricted stock, unvested stock options, and LTIP awards would fully vest at target in the event of a termination without cause following a CIC. Ms. Vespoli and Mr. Schneider currently have unvested stock options that are underwater based on the share price at fiscal year-end.

(4)

The amounts set forth in the Death & Disability column represent the amounts that would be payable to the NEO as a result of a death or termination due to Disability. LTIP awards are prorated based on full months of service. In the event of a termination due to Disability, the LTIP awards are payable at the end of the performance period and based on actual performance. Unvested stock options are prorated based on full months of service. All restricted stock awards fully vest, including Mr. Pearson’s performance-based restricted stock award. Mr. Lash’s performance-based cash award becomes fully vested. Mr. Schneider’s restricted stock award is pro-rated due to death or disability.

(5)	Since Mr. Schneider was not eligible to retire as of December 31, 2015, the full value of his payments are reflected in each column and are not additive.

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Security Ownership of Management

The following table shows shares of common stock beneficially owned (as beneficial ownership is defined in Rule 13d-3 under the Exchange Act) as of March [8], 2016, by each director, the NEOs, and all directors and executive officers as a group.

Name	Class of Stock	Shares Beneficially Owned(1)(2)	Percent of Class(3)
Paul T. Addison	Common	[ ]	*
Anthony J. Alexander	Common	[ ]	*
Michael J. Anderson	Common	[ ]	*
William T. Cottle	Common	[ ]	*
Robert B. Heisler, Jr.	Common	[ ]	*
Julia L. Johnson	Common	[ ]	*
Charles E. Jones	Common	[ ]	*
Ted J. Kleisner	Common	[ ]	*
James H. Lash	Common	[ ]	*
Donald T. Misheff	Common	[ ]	*
Thomas N. Mitchell	Common	[ ]	*
Ernest J. Novak, Jr.	Common	[ ]	*
Christopher D. Pappas	Common	[ ]	*
James F. Pearson	Common	[ ]	*
Luis A. Reyes	Common	[ ]	*
Donald R. Schneider	Common	[ ]	*
George M. Smart	Common	[ ]	*
Dr. Jerry Sue Thornton	Common	[ ]	*
Leila L. Vespoli	Common	[ ]	*
All Directors and Executive Officers as a Group (26 people)	Common	[ ]	*(3)

(1)

The amounts set forth in this column include any shares with respect to which the executive officer, NEO or director may directly or indirectly have sole or shared voting or investment power. The amounts also include stock options and/or shares that have been deferred as equivalent units under the AYE Director’s Plan and the AYE DCD which the NEO or director has the right to acquire beneficial ownership within 60 days of March [8], 2016, and are as follows: Alexander – [   ] shares, Johnson – [   ] shares, Jones – [   ] shares, Kleisner – [   ] shares, Lash – [   ] shares and all directors and executive officers as a group – [   ] shares. Unless otherwise noted, each individual or member of the group has sole voting and investment power with respect to the shares beneficially owned. The amount for Mr. Alexander includes – [   ] shares for one of his adult children and [   ] shares in one son’s FirstEnergy Corp. Savings Plan. Mr. Alexander disclaims beneficial ownership of such shares. The amount for Mr. Jones includes – [   ] shares in his wife’s FirstEnergy Corp. Savings Plan, for which he has shared voting and investment power. The amount for Mr. Kleisner includes – 11,339 shares in a trust account jointly held with his wife, for which he has shared voting and investment power.

(2)

Deferred shares and other amounts payable in stock under the Director’s Plan, are held as stock units and are not beneficially owned (as beneficial ownership is defined in Rule 13d-3 under the Exchange Act), and are therefore not included in the table above. However, such stock units are counted for purposes of non-employee director share ownership guidelines and towards the requirement to own not less than 100 shares within 90 days of election. The stock unit holdings of the directors under the Director’s Plan are as follows: Addison – [   ], Anderson – [   ], Cottle – [   ], Heisler – [   ], Johnson – [   ], Kleisner – [   ], Misheff – [   ], Mitchell [   ], Novak - [   ], Pappas – [   ], Reyes – [   ], Smart – [   ] and Thornton [   ].

(3)	[The percentage of shares beneficially owned by each director or executive officer, or by all directors and executive officers as a group, does not exceed one percent of the class.]

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Security Ownership of Certain Beneficial Owners

The following table shows all persons of whom your Company is aware who may be deemed to be the beneficial owner (as beneficial ownership is defined in Rule 13d-3 under the Exchange Act) of more than five percent of shares of common stock of your Company as of December 31, 2015.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Common Shares Outstanding	Voting Power Number of Shares		Investment Power Number of Shares

			Sole	Shared	Sole	Shared

T. Rowe Price Associates, Inc. (1) 100 E. Pratt Street Baltimore, MD 21202	57,411,572	13.5%	18,498,968	0	57,336,722	0

State Street Corporation (2) State Street Financial Center, One Lincoln Street Boston, MA 02111	31,035,986	7.3%	0	31,035,986	0	31,035,986

The Vanguard Group (3) 100 Vanguard Blvd. Malvern, PA 19355	29,495,851	6.97%	813,242	42,000	28,675,684	820,167

BlackRock Inc. (4) 55 East 52nd Street, New York, NY 10055	28,799,717	6.8%	25,265,585	21,427	28,778,290	21,427

(1)	Based solely on the most recently available Schedule 13G/A filed with the SEC on February 9, 2016.
(2)	Based solely on the most recently available Schedule 13G filed with the SEC on February 12, 2016.
(3)	Based solely on the most recently available Schedule 13G/A filed with the SEC on February 10, 2016.
(4)	Based solely on the most recently available Schedule 13G/A filed with the SEC on February 10, 2016.

93    |    FirstEnergy Corp. 2016 Proxy Statement

Compensation Committee Interlocks and Insider Participation

No members of the Compensation Committee meet the criteria to be considered for an interlock or insider participation.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires your Company’s executive officers and directors to file initial reports of ownership and reports of changes in ownership of your Company’s common stock with the SEC and the NYSE. To your Company’s knowledge, for the fiscal year ended December 31, 2015, all Section 16(a) filing requirements applicable to its executive officers and directors were satisfied except that Dennis M. Chack did not timely file one report for a purchase that occurred in November 2015. The purchase was subsequently reported on a Form 5.

Certain Relationships and Related Person Transactions

Based on our size and varied business operations, we may engage in transactions (including any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness)) with companies and other organizations in which a member of your Board, executive officer, or such person’s immediate family member also may be a board member, executive officer, or significant investor. In some of these cases, such person may have a direct or indirect material interest in the transaction with your Company. We recognize that related person transactions have the potential to create perceived or actual conflicts of interest and could create the appearance that decisions are based on considerations other than the best interests of your Company and its shareholders. Accordingly, as a general matter, it is our preference to avoid related person transactions. However, there are situations where related person transactions may be in, or may not be inconsistent with, the best interests of your Company and its shareholders. Your Board has determined that it is appropriate and necessary to have a process in place to identify and provide proper review of any related person transactions.

Based on the foregoing, your Board established a written Related Person Transactions Policy (later referred to as the Policy) that has been implemented by the Corporate Governance Committee, in order to effectuate the review, approval, and ratification process surrounding related person transactions. This Policy supplements your Company’s other conflict-of-interest policies set forth in the FirstEnergy Conflicts-of-Interest Policy, Code of Business Conduct, and the Board of Directors Code of Ethics and Business Conduct. Related person transactions may be entered into or continue only if a majority of the disinterested members of the Corporate Governance Committee or your Board approves or ratifies the transaction in accordance with the Policy. In making its decisions, the Corporate Governance Committee or your Board will review current and proposed transactions by taking into consideration the Policy, which includes the definitions and terms set forth in Item 404 of Regulation S-K under the Securities Act.

As part of the Policy, our management established written review procedures for any transaction, proposed transaction, or any material amendment to a transaction, in which we are currently, or in which we may be, a participant in which the amount exceeds $120,000, and in which the related person, as defined in Item 404 of Regulation S-K, had or will have a direct or indirect material interest. We also established procedures to allow us to identify such related persons. Any known related entities of the related persons are distributed to necessary business units so that senior management is made aware of a potential related person transaction or proposed transaction involving your Company and a related entity. As applicable, management brings transactions to the attention of the Corporate Governance Committee for its review, approval, or ratification.

When reviewing a transaction, the Corporate Governance Committee reviews the material facts of the related person’s relationship to your Company, and his or her interest in the transaction, as well as the aggregate value of such transaction to the Company. Since January 1, 2015, we participated in the transactions described below, in which the amount involved exceeded $120,000 and in which any Board member, Board member nominee, executive officer, beneficial owner of more than five percent of our common stock, or a member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest. Pursuant to the terms of the Policy, the Corporate Governance Committee ratified and approved the transactions described below.

Mr. Kenneth A. Strah serves the Company as a Director of Revenue Operations and Customer Service Analytics. Mr. Kenneth Strah has been employed by the Company since 1980. Mr. Kenneth Strah is the brother of Mr. Steven E. Strah who has been an executive officer of the Company since February 2015. From January 1, 2015 through April 1, 2016, Mr. Kenneth Strah received compensation in the aggregate amount of approximately [$295,792], which consisted of base salary, the STIP paid in 2016 for 2015 performance, and the grant date value of performance-adjusted RSUs granted in 2015 under the Company’s LTIP. Mr. Kenneth Strah’s compensation is consistent with the terms of the Company’s compensation programs. No direct reporting relationship exists between Mr. Kenneth Strah and Mr. Steven Strah.

Mr. Gary A. Chack serves the Company as a Staff Environmental Coordinator. Mr. Gary Chack has been employed by the Company since 2005. Mr. Gary Chack is the brother of Mr. Dennis M. Chack who has been an executive officer of the Company since June

94    |    FirstEnergy Corp. 2016 Proxy Statement

2015. From January 1, 2015 through April 1, 2016, Mr. Gary A. Chack was paid compensation in the aggregate amount of approximately $[134,724], which consisted of base salary and the STIP paid in 2016 for 2015 performance. Mr. Gary Chack’s compensation is consistent with the terms of the Company’s compensation programs. No direct reporting relationship exists between Mr. Gary Chack and Mr. Dennis Chack.

Since the beginning of 2015, your Company has paid approximately $[54.3] million to Professional Electric Products Company (Pepco), a value-added packager and distributor serving a range of industries including the utility, electrical construction and industrial markets. Pepco has been a vendor to Company affiliates since 1999, and in 2015, your Company was Pepco’s largest utility customer. Mr. Chris Bonsky, the son-in-law of our Chief Financial Officer, James F. Pearson, is employed as a sales representative for Pepco. Mr. Bonsky’s responsibilities include account management for a Company program with purchases from Pepco totaling approximately $1.4 million in 2015. Mr. Bonsky’s compensation is not tied directly to sales to your Company or its affiliates; however, he is subject to a bonus that is determined with respect to Pepco’s profitability overall.

Equity Compensation Plan Information

The following table contains information as of December 31, 2015, regarding compensation plans for which shares of FirstEnergy common stock may be issued.

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders	5,298,005(1)	$37.75(2)	9,912,357(3)
Equity compensation plans not approved by security holders	0	N/A	0
Total	5,298,005	$37.75	9,912,357

(1)

Represents shares of common stock that could be issued upon exercise of outstanding options granted under the 2007 and 2015 Incentive Plans. This number also includes 2,259,656 shares subject to outstanding awards of stock based RSUs granted under the 2007 and 2015 Incentive Plans if paid at target for the three outstanding cycles, as well as 1,925,106 additional shares assuming maximum performance metrics are achieved for the 2013-2015, 2014-2016 and 2015-2017 cycles of stock based RSUs, 11,505 outstanding EDCP related shares to be paid in stock and 439,616 shares related to the Director’s Plan that will be paid in stock. Performance shares currently outstanding and cash based RSUs granted under the 2007 and 2015 Incentive Plans, respectively, are payable only in cash and therefore have not been included in the table. Not reflected in the table are 749,849 stock options related to the Allegheny Energy, Inc. 2008 Long-Term Incentive Plan and the Allegheny Energy, Inc. 1998 Long-Term Incentive Plan and 27,537 shares related to the AYE Director’s Plan and AYE DCD that will be paid in stock per the election of the recipient.

(2)

Only FirstEnergy options were included in the calculation for determining the weighted-average exercise price. The weighted-average exercise price for options outstanding under the Allegheny Energy, Inc. 2008 Long-Term Incentive Plan and the Allegheny Energy, Inc. 1998 Long-Term Incentive Plan is $51.20 as of December 31, 2015.

(3)

Represents shares available for issuance, assuming maximum performance metrics are achieved (or approximately 11,837,463 available assuming performance at target) for the 2013-2015, the 2014-2016 and the 2015-2017 cycles of stock-based RSUs, with respect to future awards under the 2015 Incentive Plan and future accruals of dividends on awards outstanding under the 2007 and 2015 Incentive Plans. Additional shares may become available again under the 2007 and 2015 Incentive Plans due to cancellations, forfeitures, cash settlements or other similar circumstances with respect to outstanding awards. In addition, nominal amounts of shares may be issued in the future under the AYE Director’s Plan and AYE DCD to cover future dividends that may accrue on amounts previously deferred and payable in stock, but new awards are no longer being made under the Allegheny plans or the 2007 Incentive Plan.

95    |    FirstEnergy Corp. 2016 Proxy Statement

Appendix A

2015 Utility Peer Group

AMEREN CORP	DUKE ENERGY CORP	PEPCO HOLDINGS INC
AMERICAN ELECTRIC POWER CO INC	EDISON INTERNATIONAL	PG&E CORP
CENTERPOINT ENERGY INC	ENTERGY CORP	PPL CORP
CMS ENERGY CORP	EXELON CORP	PUBLIC SERVICE ENTERPRISE GROUP
CONSOLIDATED EDISON INC	INTEGRYS ENERGY GROUP, INC.*	SEMPRA ENERGY
DOMINION RESOURCES INC	NEXTERA ENERGY INC	SOUTHERN CO
DTE ENERGY CO	NISOURCE INC	XCEL ENERGY INC

2015 General Industry Peer Group

3M CO	GOODYEAR TIRE & RUBBER CO	OWENS CORNING
AIR PRODUCTS & CHEMICALS INC	HALLIBURTON CO	PACCAR INC
ALCOA INC	HONEYWELL INTERNATIONAL INC	PARKER HANNIFIN CORP
ALTRIA GROUP, INC.	ILLINOIS TOOL WORKS INC	PPG INDUSTRIES INC
AUTOMATIC DATA PROCESSING INC	INTERNATIONAL PAPER CO	PROGRESSIVE CORP
AUTONATION, INC.	JABIL CIRCUIT INC	QUALCOMM INC
AVON PRODUCTS INC	JACOBS ENGINEERING GROUP INC	RAYTHEON CO
BAXTER INTERNATIONAL INC	KELLOGG CO	REYNOLDS AMERICAN INC
BRISTOL MYERS SQUIBB CO	KIMBERLY CLARK CORP	SAIC, INC.*
COLGATE PALMOLIVE CO	L 3 COMMUNICATIONS HOLDINGS INC	THE SHERWIN WILLIAMS CO
CONAGRA FOODS INC	ELI LILLY & CO	STRYKER CORP
CUMMINS INC	MARRIOTT INTERNATIONAL INC	TEXAS INSTRUMENTS INC
DEAN FOODS CO	MEDTRONIC INC	TEXTRON INC
EATON CORP	MOSAIC CO	TRW AUTOMOTIVE HOLDINGS CORP*
ECOLAB INC	NAVISTAR INTERNATIONAL CORP	TYSON FOODS INC
EMC CORP	NORFOLK SOUTHERN CORP	UNION PACIFIC CORP
EMERSON ELECTRIC CO	NORTHROP GRUMMAN CORP	WASTE MANAGEMENT INC
GENERAL MILLS INC	OCCIDENTAL PETROLEUM CORP	WHIRLPOOL CORP
GENUINE PARTS CO	ONEOK INC	XEROX CORP

*Merger/acquisition occurred in 2015 resulting in the removal from the peer group beginning in fiscal year 2016.

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Appendix B

Proposed Amendments to Amended Articles of Incorporation and Amended Code of Regulations relating to the replacement of existing supermajority voting requirements with a majority voting power threshold under certain circumstances

Proposed Amendments to the Articles

AMENDED ARTICLES OF INCORPORATION OF FIRSTENERGY CORP.

***

ARTICLE IX

Subject to any Preferred Stock Designation, to the extent applicable law permits these Amended Articles of Incorporation expressly to provide or permit a lesser vote than a two-thirds vote otherwise provided by law for any action or authorization for which a vote of shareholders is required, including, without limitation, adoption of an amendment to these Amended Articles of Incorporation, adoption of a plan of merger, authorization of a sale or other disposition of all or substantially all of the assets of the Corporation not made in the usual and regular course of its business or adoption of a resolution of dissolution of the Corporation, such action or authorization shall be by ~~such two-thirds vote~~a majority of the voting power of the Corporation and a majority of the voting power of any class entitled to vote as a class on such proposal; provided, however, that the Board of Directors may, in its discretion, increase the voting requirement to two-thirds of the voting power of the Corporation and two-thirds of the voting power of any class entitled to vote as a class on such proposal; ~~unless the Board of Directors of the Corporation shall provide otherwise by resolution, then such action or authorization shall be by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal and a majority of the voting power of any class entitled to vote as a class on such proposal~~; provided, however, this Article IX (and any resolution adopted pursuant hereto) shall not alter in any case any greater vote otherwise expressly provided by any provision of these Articles of Incorporation or the Code of Regulations. For purposes of these Articles of Incorporation, “voting power of the Corporation” means the aggregate voting power of (1) all the outstanding shares of Common Stock of the Corporation and (2) all the outstanding shares of any class or series of capital stock of the Corporation that has (i) rights to distributions senior to those of the Common Stock including, without limitation, any relative, participating, optional, or other special rights and privileges of, and any qualifications, limitations or restrictions on, such shares and (ii) voting rights entitling such shares to vote generally in the election of directors.

~~ARTICLE X~~

~~Notwithstanding anything to the contrary contained in these Articles of Incorporation, the affirmative vote of the holders of at least 80% of the voting power of the Corporation, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, Article V, Article VI, Article VII, Article VIII or this Article X; provided, however, that Article X shall not alter the voting entitlement of shares that, by virtue of any Preferred Stock Designation, are expressly entitled to vote on any amendment to these Articles of Incorporation.~~

***

Proposed Amendments to the Regulations

AMENDED CODE OF REGULATIONS OF FIRSTENERGY CORP.

***

DIRECTORS

***

11. Number, Election and Terms of Directors. Except as may be otherwise provided in any Preferred Stock Designation, the number of the directors of the Corporation will not be less than nine nor more than 16 as may be determined from time to time only (i) by a vote of a majority of the Whole Board, or (ii) by the affirmative vote of the holders of at least ~~80%~~ a majority of the voting power of the Corporation, voting together as a single class; provided, however, that the Board of Directors may, in its discretion, increase the voting requirement to two-thirds of the voting power of the Corporation. Except as may be otherwise provided in any Preferred Stock Designation, at each annual meeting of the shareholders of the Corporation, the directors shall be elected by plurality vote of all votes cast at such meeting and shall hold office for a term expiring at the following annual meeting of shareholders and until their successors shall have been elected; provided, that any director elected for a longer term before the annual meeting of shareholders to be held in 2005 shall hold office for the entire term for which he or she was originally elected. Except as may be

B-1

otherwise provided in any Preferred Stock Designation, directors may be elected by the shareholders only at an annual meeting of shareholders. No decrease in the number of directors constituting the Board of Directors may shorten the term of any incumbent director. Election of directors of the Corporation need not be by written ballot unless requested by the presiding officer or by the holders of a majority of the voting power of the Corporation present in person or represented by proxy at a meeting of the shareholders at which directors are to be elected.

***

13. Removal. Except as may be otherwise provided in any Preferred Stock Designation, any director or the entire Board of Directors may be removed only upon the affirmative vote of the holders of at least ~~80%~~a majority of the voting power of the Corporation, voting together as a single class; provided, however, that the Board of Directors may, in its discretion, increase the voting requirement to two-thirds of the voting power of the Corporation.

***

GENERAL

***

36. Amendments. Except as otherwise provided by law or by the Articles of Incorporation or this Code of Regulations, these Regulations or any of them may be amended in any respect or repealed at any time at any meeting of shareholders or otherwise by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation, provided that any amendment or supplement proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting. Notwithstanding the foregoing sentence or anything to the contrary contained in the Articles of Incorporation or this Code of Regulations, Regulations 1, 3(a), 9, 11, 12, 13, 14, 31 and 36 may not be amended or repealed by the shareholders, and no provision inconsistent therewith may be adopted by the shareholders, without the affirmative vote of the holders of at least ~~80%~~a majority of the voting power of the Corporation, voting together as a single class; provided, however, that the Board of Directors may, in its discretion, increase the voting requirement to two-thirds of the voting power of the Corporation. Notwithstanding the foregoing provisions of this Regulation 36, no amendment to Regulations 31, 32, or 33 will be effective to eliminate or diminish the rights of persons specified in those Regulations existing at the time immediately preceding such amendment.

B-2

Appendix C

Proposed Amendment to Amended Code of Regulations to implement proxy access

14.    Nominations of Directors; Election.  (a)  Except as may be otherwise provided in any Preferred Stock Designation, only persons who are nominated in accordance with this Regulation 14 will be eligible for election at a meeting of shareholders to be members of the Board of Directors of the Corporation.

(b)      Nominations of persons for election as directors of the Corporation may be made only for elections to be held at an annual meeting of shareholders and only (i) by or at the direction of the Board of Directors or a committee thereof ~~or~~, (ii) by any shareholder who is a shareholder of record at the time of giving of notice provided for in this Regulation 14, who is entitled to vote for the election of directors at such meeting, and who complies with the procedures set forth in, this Regulation 14 or (iii) by one or more Eligible Shareholders (as defined below) pursuant to and in accordance with Regulation 14(d). All nominations by shareholders must be made pursuant to timely notice in proper written form to the Secretary.

(c)      ~~To be timely, a shareholder’s notice~~For nominations of persons for election as directors of the Corporation (other than a nomination for director pursuant to Regulation 14(d)) to be timely, notice delivered by a shareholder who intends to appear in person or by proxy and nominate a person for election as a director of the Corporation at an annual meeting of shareholders (such notice, the “Nomination Notice”) containing the Required Information (as defined below) must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 30 nor more than 60 calendar days prior to the annual meeting of shareholders; provided, however, that in the event that public announcement of the date of the annual meeting is not made at least 70 calendar days prior to the date of the annual meeting, notice by the shareholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting~~. To be in proper written form, such shareholder’s notice~~ by the Corporation. In no event shall any adjournment or postponement of a shareholders’ meeting, or the public announcement thereof, commence a new time period for the giving of a Nomination Notice as described above, except as required by law.

(d)    The Corporation shall include in its proxy statement and proxy for any annual meeting of shareholders (collectively, the “Proxy Materials”), together with any information required to be included in a proxy statement filed pursuant to the rules and regulations of the Securities and Exchange Commission and, if the Eligible Shareholder so elects, a Statement (as defined below), the name of any person nominated for election to the Board of Directors (the “Shareholder Nominee”) by a shareholder, or a group of no more than 20 shareholders, who satisfies the requirements of this Regulation 14(d) (an “Eligible Shareholder”) and who expressly elects at the time of providing the written notice required by this Regulation 14(d) to have its nominee included in the Proxy Materials pursuant to this Regulation 14(d). For purposes of any representation, agreement or other undertaking required by this Regulation 14(d), the term “Eligible Shareholder” shall include each member of any group forming an Eligible Shareholder. Such written notice shall consist of a copy of Schedule 14N filed with the Securities and Exchange Commission in accordance with Rule 14a-18 of the Securities Exchange Act of 1934, as amended, or any successor schedule or form filed with the Securities and Exchange Commission in accordance with Rule 14a-18 of the Securities Exchange Act of 1934, as amended, or any successor provision, the Required Information and the other information required by this Regulation 14(d) (all such information collectively referred to as the “Proxy Notice”), and such Proxy Notice shall be delivered to the Corporation in accordance with the procedures and at the times set forth in this Regulation 14(d).

(i)      To be timely, the Proxy Notice must be delivered to or mailed and received at the principal executive offices of the Corporation no earlier than 150 calendar days and no later than 120 calendar days prior to the first anniversary of the date that the Corporation issued its Proxy Materials for the previous year’s annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after the first anniversary of the previous year’s annual meeting of shareholders, the Proxy Notice, to be timely, must be delivered to or mailed and received at the principal executive offices of the Corporation not later than (A) 150 calendar days prior to the date of such annual meeting or (B) if the first public announcement of the date of such annual meeting is less than 150 calendar days prior to the date of such annual meeting, 10 calendar days following the day on which public announcement is first made by the Corporation of the date of such meeting.

(ii)     The Corporation shall not be required to include, pursuant to this Regulation 14(d), any Shareholder Nominee in the Proxy Materials (A) for which the Secretary of the Corporation receives a Nomination Notice pursuant to which the nominating shareholder has nominated a person for election to the Board of Directors pursuant to the advance notice requirements for shareholder nominees for director set forth in Regulation 14(c), (B) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Regulations, the Articles of Incorporation of the Corporation, the rules and listing standards of the principal U.S. exchange upon which the Common Stock of the Corporation is listed, any applicable state or federal law, rule or regulation, or the Corporation’s publicly disclosed policies and procedures (C) who is or has been within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (D) who is a named subject of a pending criminal proceeding or has been convicted in such a criminal proceeding within the past 10 years (excluding traffic violations and other minor offenses) or (E) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, or any successor provision.

(iii)    The maximum number of Shareholder Nominees appearing in the Proxy Materials with respect to an annual meeting of shareholders shall not exceed 20% of the number of directors in office as of the last day on which the Proxy Notice may be delivered or received or, if such amount is not a whole number, the closest whole number below 20%, and in any event, not less than two Shareholder Nominees. In the event that one or more vacancies for any reason occurs on the Board of Directors after the last day on which the Proxy Notice may be delivered or received but before or as of the annual meeting of shareholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Shareholder Nominees included in the Proxy Materials shall be calculated based on the number of directors in office as so reduced. Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in Proxy Materials pursuant to this Regulation 14(d) but either are subsequently withdrawn after the last day on which the Proxy Notice may be delivered or received or whom the Board of Directors itself determines to nominate for election shall, for the purposes of this Regulation 14(d)(iii), count as Shareholder Nominees appearing in the Proxy Materials. Each Eligible Shareholder shall rank each Shareholder Nominee it submitted for inclusion in the Proxy Materials and in the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Regulation 14(d) exceeds this maximum number, the highest ranked Shareholder Nominee from the Eligible Shareholder owning the greatest number of shares of stock of the Corporation will be selected for inclusion in the Proxy Materials first, followed by the highest ranked Shareholder Nominee of the Eligible Shareholder holding the next greatest number of shares of stock of the Corporation, and continuing on in that manner until the maximum number of Shareholder Nominees is reached.

(iv)    For purposes of this Regulation 14(d), an Eligible Shareholder shall be deemed to own only those outstanding shares of Common Stock of the Corporation as to which the shareholder possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding Common Stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such shareholder’s or its affiliates’ full right to vote or direct the voting of any such shares, or (y) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareholder or affiliate. Further, for purposes of this Regulation 14(d), an Eligible Shareholder shall be deemed to own shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to recall the shares for voting purposes, represents that they will vote such shares at the applicable shareholder meeting and possesses the full economic interest in the shares. An Eligible Shareholder’s ownership of shares shall be deemed to continue during any period in which the shareholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the shareholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Common Stock of the Corporation are owned for purposes of this Regulation 14(d) shall be determined by the Board of Directors or a committee thereof, in its reasonable discretion. For the purposes of this Regulation 14(d)(iv), the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the rules and regulations of the Securities Exchange Act of 1934, as amended. No shares of stock of the Corporation may be attributed to more than one group constituting an Eligible Shareholder and no shareholder or beneficial owner, alone or together with any of its affiliates, may be a member of more than one group constituting an Eligible Shareholder. Furthermore, two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer or (C) a “group of investment companies,” as such term is defined in the Investment Company Act of 1940, as amended, shall be treated as one shareholder for purposes of determining Eligible Shareholder status.

(v)    An Eligible Shareholder must have owned 3% or more of the Corporation’s issued and outstanding Common Stock continuously for at least three years (the “Required Shares”) as of each of the date the Proxy Notice is delivered to or received by the Corporation, the date the Proxy Notice is required to be delivered to or received by the Corporation in accordance with this Regulation 14(d) and the record date for determining shareholders entitled to vote at the annual meeting, and must continue to hold the Required Shares through the date of the annual meeting. Within the time period specified in this Regulation 14(d) for delivery of the Proxy Notice, an Eligible Shareholder must provide the following information in writing to the Secretary of the Corporation: (A) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within three calendar days prior to the date the Proxy Notice is delivered to or received by the Corporation, the Eligible Shareholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Shareholder’s agreement to provide, within five business days after each of the date the Proxy Notice is required to be delivered to or received by the Corporation and the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through each of the date the Proxy Notice is required to be delivered to or received by the Corporation and the record date, along with a written statement that the Eligible Shareholder will continue to hold the Required Shares through the date of the annual meeting; (B) the Required Information, together with the written consent of each Shareholder Nominee to being named in the Proxy Statement as a nominee; (C) a representation that (1) the Eligible Shareholder acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (2) the Eligible Shareholder has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Regulation 14(d), (3) the Eligible Shareholder has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Securities Exchange Act of 1934, as amended, or any successor provision, in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee or a nominee of the Board of Directors, (4) that the Shareholder Nominee(s) is or are eligible for inclusion in the Proxy Materials under Regulation 14(d)(ii) and (5) the Eligible Shareholder will not distribute to any shareholder any proxy for the annual meeting other than the form distributed by the Corporation, (D) an undertaking that the Eligible Shareholder agrees to (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the Corporation or out of the information that the Eligible Shareholder provided to the Corporation, (2) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting, and (3) provide to the Corporation prior to the election of directors such additional information as requested with respect thereto, including any other certifications, representations or undertakings as the Corporation may reasonably request, (E) in the case of a nomination by a group of shareholders that together is an Eligible Shareholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination, (F) an undertaking that the Eligible Shareholder agrees to immediately notify the Corporation if the Eligible Shareholder ceases to own any of the Required Shares prior to the date of the applicable annual meeting and (G) in the case of a nomination by an Eligible Shareholder that includes a group of funds whose shares are aggregated for purposes of constituting an Eligible Shareholder, an undertaking that the Eligible Shareholder agrees to provide all documentation and other information reasonably requested by the Corporation to demonstrate that the funds satisfy Regulation 14(d)(iv). If the Eligible Shareholder does not comply with each of the applicable representation, agreements and undertakings set forth in this Regulation 14(d)(v), or the Eligible Shareholder provides information to the Corporation regarding a nomination that is untrue in any material respect or omitted to state a material fact necessary in order to make a statement made, in light of the circumstances under which it was made, not misleading, the Shareholder Nominee(s) nominated by such Eligible Shareholder shall be deemed to have been withdrawn and will not be included in the Proxy Materials.

(vi)     The Eligible Shareholder may provide to the Secretary of the Corporation, at the time the information required by this Regulation 14(d) is first provided, a written statement (the “Statement”) for inclusion in the Proxy Materials, not to exceed 500 words, in support of the Shareholder Nominee’s candidacy. Notwithstanding anything to the contrary contained in this Regulation 14(d), the Corporation may omit from the Proxy Materials any information or Statement that it, in good faith, believes is materially false or misleading, omits to state any material fact or would violate any applicable law or regulation. If multiple members of a shareholder group submit a statement for inclusion, the statement received by the Eligible Shareholder owning the greatest number of shares will be selected.

(vii)     On or prior to the date the Proxy Notice is required to be delivered or received by the Corporation as specified in this Regulation 14(d), a Shareholder Nominee must deliver to the Secretary of the Corporation the written questionnaire required of directors and officers. The Shareholder Nominee must also deliver to the Corporation such additional information as the Corporation may request to permit the Board of Directors to determine if the Shareholder Nominee is independent under the rules and listing standards of the principal U.S. exchange upon which the Corporation’s Common Stock is listed, any applicable rules of the Securities and Exchange Commission, any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of its directors. If the Board of Directors determines in good faith that the Shareholder Nominee is not independent under any of these standards, the Shareholder Nominee will be deemed to have been withdrawn and will not be included in the Proxy Materials. If a Shareholder Nominee or an Eligible Shareholder fails to continue to meet the requirements of this Regulation 14(d) or if the Eligible Shareholder fails to meet the all of the requirements of the notice provisions set forth in Regulation 14(d)(v) or if a Shareholder Nominee dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director prior to the annual meeting of shareholders: (A) the Corporation may, to the extent feasible, remove the name of the Shareholder Nominee and the Statement from its proxy statement, remove the name of the Shareholder Nominee from its form of proxy and/or otherwise communicate to its shareholders that the Shareholder Nominee will not be eligible for nomination at the annual meeting of Shareholders; and (B) the Eligible Shareholder may not name another Shareholder Nominee or, subsequent to the date on which the Proxy Notice is required to be delivered to or received by the Corporation, otherwise cure in any way any defect preventing the nomination of the Shareholder Nominee at the annual meeting of Shareholders. On or prior to the date the Proxy Notice is required to be delivered to or received by the Corporation as specified in this Regulation 14(d), a Shareholder Nominee must deliver to the Secretary of the Corporation a written representation and agreement that such person (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the

Corporation, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (iii) will comply with all the Corporation corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other the Corporation policies and guidelines applicable to directors. If the Shareholder Nominee fails to comply with any of the requirements included in this paragraph or this Regulation 14(d), the Shareholder Nominee will be deemed to have withdrawn and will not be included in the Proxy Materials.

(viii)      Any Shareholder Nominee who is included in the Proxy Materials for an annual meeting of shareholders but either (A) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (B) does not receive at least 25% of the voting power of the Corporation in favor of the election of such Shareholder Nominee, will be ineligible to be a Shareholder Nominee pursuant to this Regulation 14(d) for the next two annual meetings of the Corporation. Furthermore, notwithstanding the provisions of this Regulation 14(d), unless otherwise required by law or otherwise determined by the Board of Directors, if (A) the Eligible Shareholder or (B) a qualified representative of the Eligible Shareholder does not appear at the applicable annual meeting to present its Shareholder Nominee or Shareholder Nominees, such nomination or nominations shall be disregarded, and no vote on such Shareholder Nominee or Shareholder Nominees will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Regulation 14(d)(viii), to be considered a qualified representative of an Eligible Shareholder, a person must be authorized by a writing executed by such Eligible Shareholder or an electronic transmission delivered by such Eligible Shareholder to act for such Eligible Shareholder as proxy at the applicable annual meeting and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the applicable annual meeting.

(ix)       Notwithstanding anything in this Regulation 14(d) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased by the Board of Directors, and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 130 calendar days prior to the first anniversary of the preceding year’s annual meeting, a Proxy Notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase and only to the extent the increase in the size of the board increases the number of nominees permitted under Regulation 14(d)(v), if it shall be delivered to or received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth calendar day following the day on which such public announcement is first made by the Corporation.

(e)      In addition to other information required to be provided pursuant to this Regulation 14, to be in proper written form, each Nomination Notice and Proxy Notice must set forth or include (the following, collectively referred to as the “Required Information”): (i) the name and address, as they appear on the Corporation’s books, of the shareholder or group of shareholders giving ~~the~~such notice and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the shareholder or group of shareholders giving ~~the~~such notice is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in ~~the~~such notice; (iii) the class and number of shares of stock of the Corporation owned beneficially and of record by the shareholder or group of shareholders giving ~~the~~such notice and by the beneficial owner, if any, on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among any of (A) the shareholder or group of shareholders giving ~~the~~such notice, (B) the beneficial owner on whose behalf ~~the~~such notice is given, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder or group of shareholders giving ~~the~~such notice; (v) such other information regarding each nominee proposed by the shareholder or group of shareholders giving ~~the~~such notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; ~~and~~ (vi) the signed consent of each nominee to serve as a director of the Corporation if so elected~~.~~ and (vii) in the case of a Proxy Notice, if the Eligible Shareholder so elects, a Statement.

(f)       The presiding officer of any annual meeting ~~may, if the facts warrant,~~shall have the power to determine and declare to the meeting whether a nomination was made in accordance with the procedures prescribed by the Code of Regulations, and if the presiding officer should so determine that ~~a~~such nomination was not made in ~~accordance~~compliance with ~~this~~the Code of Regulations ~~14~~, ~~and if he or she should so determine, he or she will so~~ declare to the meeting~~, and the~~ that no action shall be taken on such nomination and such defective nomination ~~will~~shall be disregarded. Notwithstanding the foregoing provisions of this Regulation 14, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Regulation 14.

76 South Main Street

Akron, Ohio 44308

Rhonda S. Ferguson

Vice President and Corporate Secretary

April [1], 2016

Dear Shareholder:

May 17, 2016, at 8:00 a.m., Eastern Time, at the John S. Knight Center, 77 E. Mill Street, Akron, Ohio. If you plan to attend this meeting, you must register in advance. For information on how to register, see the “Attending the Annual Meeting” section of the Questions and Answers about the Annual Meeting of the proxy statement. You are cordially invited to attend the 2016 FirstEnergy Corp. Annual Meeting of Shareholders on Tuesday,

As you may recall, you previously consented to accessing FirstEnergy’s annual reports and proxy statements on the Internet instead of receiving paper copies. The annual report, proxy statement and all other proxy material related to the 2016 FirstEnergy Corp. Annual Meeting of Shareholders may be accessed and viewed at www.ViewMaterial.com/FE.

The Notice of Annual Meeting of Shareholders is printed on the back of this letter. The notice and proxy statement contain important information about proxy voting and the business to be conducted at the meeting. We encourage you to read it carefully before voting. Your Board of Directors recommends that you vote “FOR” Items 1 through 5 and “AGAINST” each of the shareholder proposals, which are Items 6 through 9.

Enclosed is your proxy card, which provides instructions to appoint your proxy and vote your shares. We encourage you to take advantage of the Internet or telephone voting options. Instructions regarding Internet and telephone voting are provided on the enclosed proxy card and are available at www.ViewMaterial.com/FE. Please note that since you already have consented to accessing FirstEnergy’s annual reports and proxy statements on the Internet, it is not necessary when voting your shares to again provide consent.

If you wish to receive a paper copy of the annual report and proxy statement with your proxy card in the future, or if you would like a paper copy of this year’s documents, please call Shareholder Services at (800) 736-3402, or call Corporate Election Services at (800) 516-1564, or access the website www.SendMaterial.com and follow the instructions provided, or send an email to papercopy@SendMaterial.com with your 11-digit control number in the email’s subject line.

This notice and proxy statement is being mailed to shareholders on or about April [1], 2016.

Your vote and support are important to us. Thank you in advance for voting promptly.

Sincerely,

Important Note Regarding Voter Participation

Pursuant to applicable rules, if your shares are held in a broker account, you must provide your broker with voting instructions for all matters to be voted on at the Annual Meeting of Shareholders except for the ratification of PricewaterhouseCoopers LLP as FirstEnergy Corp.’s independent registered public accounting firm. Your broker does not have the discretion to vote your shares on any other matters without the specific instruction from you to do so.

Please take time to vote your shares!

Notice of Annual Meeting of Shareholders

April [1], 2016

To the Holders of Shares of Common Stock:

The 2016 FirstEnergy Corp. Annual Meeting of Shareholders (later referred to as the Annual Meeting or the Meeting) will be held on Tuesday, May 17, 2016 at 8:00 a.m., Eastern Time, at the John S. Knight Center, 77 E. Mill Street, Akron, Ohio. The purpose of the Meeting will be to:

•	Elect the 14 nominees to the Board of Directors named in the proxy statement to hold office until the 2017 annual meeting of shareholders and until their successors shall have been elected;

•	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016;

•	Hold an advisory vote to approve named executive officer compensation;

•

Approve a management proposal to amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to replace existing supermajority voting requirements with a majority voting power threshold, under certain circumstances;

•	Approve a management proposal to amend the Company’s Amended Code of Regulations to implement proxy access;

•	Vote on four shareholder proposals, if properly presented at the Meeting; and

•	Take action on other business that may come properly before the Meeting and any adjournment or postponement thereof.

Please carefully review this notice and the proxy statement and vote your shares by following the instructions on your proxy card/voting instruction form or Notice of Internet Availability of Proxy Materials to ensure your representation at the Meeting. Only shareholders of record as of the close of business on March 18, 2016, or their proxy holders, may vote at the Meeting.

If you plan to attend the Annual Meeting, you must register in advance. See the questions and answers “Attending the Annual Meeting” section of the proxy statement for instructions on how to register.

On behalf of the Board of Directors,

Rhonda S. Ferguson

Vice President and Corporate Secretary

Akron, Ohio

ELECTRONIC ACCESS OF FUTURE PROXY MATERIALS

c/o Corporate Election Services P.O. Box 3230 Pittsburgh, PA 15230

To assist us in reducing the cost of mailing proxy materials, you can consent to access all future proxy statements, annual reports and other related materials via the Internet (no paper copies would be received unless applicable regulations require delivery of printed materials.) To consent, please follow the instructions provided when you vote by Internet or telephone.

Or, if voting by mail, check the box at the bottom of the reverse side of this proxy/voting instruction form and return it in the envelope provided.

Your vote must be received by 7:00 a.m., Eastern Time, on Tuesday, May 17, 2016, to be counted in the final tabulation except for participants in the FirstEnergy Corp. Savings Plan. If you are a participant in the FirstEnergy Corp. Savings Plan, your vote must be received by 6:00 a.m., Eastern Time, on Monday, May 16, 2016, to be counted in the final tabulation.

Your vote is important! Even if you plan to attend our annual meeting in person, please cast your vote as soon as possible by:

Internet Access the Internet site and cast your vote: www.cesvote.com	OR	QR Code Scan with a mobile device	OR	Telephone Call Toll-Free: 1-888-693-8683	OR	Mail Return your proxy/voting instruction form in the postage-paid envelope provided

Access to voting is available 24 hours a day, 7 days a week.

If you vote by telephone or Internet, please do not return your proxy/voting instruction form.

ê Please sign and date the proxy/voting instruction form below and fold and detach at the perforation before mailing.  ê

Proxy/Voting Instruction Form

This proxy/voting instruction form is solicited by the Board of Directors for the Annual Meeting of Shareholders on May 17, 2016

The undersigned appoints Rhonda S. Ferguson, Daniel M. Dunlap, and Jennifer L. Geyer as Proxies with the power to appoint their substitutes; authorizes them to represent and to vote, as directed on the reverse side, all the shares of common stock of FirstEnergy Corp. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 17, 2016 at the John S. Knight Center, 77 E. Mill Street, Akron, Ohio at 8:00 a.m., Eastern Time, or at any adjournment or postponement thereof; and authorizes them to vote, at their discretion, on other business that properly may come before the meeting.

If applicable, as a participant and “named fiduciary” in the FirstEnergy Corp. Savings Plan, this form also serves as voting instructions to State Street Bank and Trust Company, as Trustee for shares held in the Plan. The Trustee will vote all shares as instructed by Plan participants and the shares for which the Trustee does not receive timely voting instructions will be voted by the Trustee in the same proportion as the shares held under the Plan for which the Trustee receives voting instructions.

Date:

Signature

Signature
Sign above as name(s) appear on this proxy/voting instruction form. If signing for a corporation or partnership or as an agent, attorney or fiduciary, indicate the capacity in which you are signing.

Please date, sign and mail promptly if you are not voting by telephone or Internet.

ADMISSION CARD

If you plan to attend the Annual Meeting, you must register in advance by following the instructions included in the Questions and Answers section about the Annual Meeting of the proxy statement. Also, if you plan to attend the Annual Meeting, please follow the related instructions when voting by telephone or Internet, or if voting by mail, check the box at the bottom of this Proxy/Voting Instruction Form and return it in the envelope provided.

Please bring this card if you choose to attend the Annual Meeting.

FirstEnergy Corp.

Annual Meeting of Shareholders

Tuesday, May 17, 2016 at 8:00 a.m. Eastern Time

John S. Knight Center

77 E. Mill Street, Akron, OH

For personal use of the named shareholder(s) – not transferable.

If you registered to attend the Annual Meeting, please present this card at the reception desk upon arrival and please bring a valid form of government-issued photo identification for admission to the Annual Meeting.

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Shareholders, please ensure your shares are represented at the meeting by promptly voting by telephone or Internet or by returning your proxy/voting instruction form in the enclosed envelope.

ê Please sign and date the proxy/voting instruction form below and fold and detach at the perforation before mailing.  ê

When properly executed, your proxy/voting instruction form will be voted in the manner you direct. If you do not specify your choices, your shares will be voted FOR Items 1 through 5 and AGAINST Items 6 through 9.

Your Board of Directors recommends a vote FOR Items 1 through 5.

1.	Election of Directors:	☐ FOR all nominees listed below		☐ WITHHOLD AUTHORITY
		(except as indicated to the contrary below)		to vote for all nominees listed below
	Nominees:	(01) Paul T. Addison	(02) Michael J. Anderson	(03) William T. Cottle	(04) Robert B. Heisler , Jr.
		(05) Julia L. Johnson	(06) Charles E. Jones	(07) Ted J. Kleisner	(08) Donald T. Misheff
		(09) Thomas N. Mitchell	(10) Ernest J. Novak, Jr.	(11) Christopher D. Pappas	(12) Luis A. Reyes
		(13) George M. Smart	(14) Dr. Jerry Sue Thornton
To withhold authority to vote for individual Nominee(s), write the name(s) or number(s) on the line below:

2.	Ratify the Appointment of the Independent Registered Public Accounting Firm	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Advisory Vote to Approve Named Executive Officer Compensation	☐ FOR	☐ AGAINST	☐ ABSTAIN

4.

Approval to Amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to replace existing supermajority voting requirements with a majority voting power threshold under certain circumstances

		☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	Approval to Amend the Company’s Amended Code of Regulations to Implement Proxy Access	☐ FOR	☐ AGAINST	☐ ABSTAIN

Your Board of Directors recommends a vote AGAINST Items 6 through 9.

6.	Shareholder proposal: Report – Lobbying Related	☐ FOR	☐ AGAINST	☐ ABSTAIN

7.	Shareholder proposal: Report – Climate Change Related	☐ FOR	☐ AGAINST	☐ ABSTAIN

8.	Shareholder proposal: Director Election Majority Vote Standard	☐ FOR	☐ AGAINST	☐ ABSTAIN

9.	Shareholder proposal: Simple Majority Vote	☐ FOR	☐ AGAINST	☐ ABSTAIN

☐

Check this box if you consent to accessing, in the future, the annual report, proxy statement and any other related material via the Internet (no paper copies unless applicable regulations require delivery of printed proxy materials).

☐	If you plan to attend the Annual Meeting in-person on May 17, 2016 in Akron, Ohio, check this box to register in advance.

SIGN ON THE REVERSE SIDE.